Exhibit 2.1

INVESTMENT AGREEMENT
with respect to
Biotechnology for Industry, S.L.
and
VLP The Vaccines Company, S.L.U.
executed by
Creux Análisis Estratégicos, S.L.
Mr. Emilio Gutiérrez Gómez
Mr. Carlos Blázquez Escudero
Mr. Ricardo Arjona Antolín
Ms. Ana Gómez Rodríguez
Mr. Luis Hilario Guerra Trueba
Floema Biotec, S.L.
Mr. Jorge Hernández Esteban
Mr. Yahia El-Amrani
and
DYADIC INTERNATIONAL (USA), INC
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.
Madrid, on June 30 2017

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION.	4

2.	PURPOSE OF THE AGREEMENT; CLOSING.	11

3.	EXECUTION OF THE INVESTMENT ROUNDS.	13

4.	BDI PHARMACEUTICALS’ CAPITAL INCREASE AND USE OF PROCEEDS.	17

5.	DYADIC’S PREFERRED CONDITIONS.	18

6.	SHAREHOLDERS AGREEMENTS OF THE COMPANY AND OF VLP.	19

7.	SERVICE FRAMEWORK AGREEMENT; RESEARCH SERVICES AGREEMENT	20

8.	CLOSING CONDITIONS.	20

9.	CLOSING. ACTIONS ON THE CLOSING DATE. CLOSING DELIVERIES.	22

10.	COVENANTS.	25

11.	EXISTING SHAREHOLDERS’ WARRANTIES.	29

12.	EXISTING SHAREHOLDERS SPECIFIC INDEMNITIES OBLIGATIONS.	29

13.	LIMITATION OF LIABILITY.	30

14.	INVESTORS’ WARRANTIES.	30

15.	TERM.	31

16.	TERMINATION.	31

17.	CONFIDENTIALITY.	32

18.	EXPENSES AND TAXES.	34

19.	ASSIGNMENT.	34

20.	AMENDMENT.	34

21.	NOTICES.	35

22.	SUCCESSORS AND ASSIGNS.	37

23.	SEVERABILITY.	37

24.	SUPREMACY.	37

25.	ENTIRE AGREEMENT; COUNTERPARTS.	37

26	FURTHER ACTIONS.	38

27.	NON-WAIVER.	38

28.	PUBLICITY	38

29.	APPLICABLE LAW AND ARBITRATION.	39

2

INVESTMENT AGREEMENT
REGARDING
BIOTECHONOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.
AND
VLP THE VACCINES COMPANY, S.L.U.

In Madrid, on June 30, 2017
OF THE ONE PART

(1)
Creux Análisis Estratégicos, S.L., a Spanish limited liability company, with registered office in calle         , Salamanca, holder of Spanish tax identification number         , represented by Mr. Emilio Gutiérrez Gómez, of legal age, a Spanish national, holding taxpayer identification number         , in force, and domiciled for this purposes in calle         , Salamanca. He acts in his capacity of Sole Director of the mentioned company.

(2)	Mr. Emilio Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at calle , Salamanca, acting in his own name and behalf.

(3)
Mr. Carlos Blázquez Escudero, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at         , represented by Mr. Pablo Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purposes at calle         ,         , Salamanca. He acts in the name and on behalf of Mr. Carlos Blázquez Escudero on virtue of special powers of attorney granted on his favour..

(4)	Mr. Ricardo Arjona Antolín, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at , - Sevilla, acting in his own name and behalf.

(5)	Ms. Ana Gómez Rodríguez, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at calle , , Salamanca, acting in her own name and behalf.

(6)
Mr. Luis Hilario Guerra Trueba, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at         ,         , Valladolid, represented by Mr. Emilio Gutiérrez Gómez, of legal age, a Spanish national, holding taxpayer identification number         , in force, and domiciled for this purposes in calle         ,         , Salamanca. He acts in his capacity of Attorney of Mr. Guerra Trueba.

(7)
Floema Biotec, S.L., a Spanish limited liability company, with registered office in calle Gran Vía 6, 5º izquierda, holder of Spanish tax identification number         , represented by Mr. Antonio de Leyva Tejada, of legal age, a Spanish nationality, holding taxpayer identification number         , in force, and domiciled for this purposes at calle         ,         , 28036, Madrid. He acts in the name and on behalf of the entity Floema Biotec, S.L. on virtue of a special power of attorney (proxy) granted on his favour.

(8)	Mr. Jorge Hernández Esteban, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at calle , , Madrid, acting in his own name and behalf.

(9)
Mr. Yahia El-Amrani, of legal age, with Moroccan nationality, holding taxpayer identification number          and domiciled for this purpose at         ,         ,          Madrid, represented by Mr. Emilio Gutiérrez Gómez, of legal age, a Spanish national, holding taxpayer identification number         , in force, and domiciled for this purposes in calle         ,         , Salamanca. He acts in his capacity of Attorney of Mr. El-Amrani.

Hereinafter the persons and companies identified in items (1) through (9) will be jointly referred to as the “Existing Shareholders”.
OF ANOTHER PART

(10)
DYADIC INTERNATIONAL (USA), INC, a US company incorporated and existing under the laws of Florida, USA, and duly registered with the Trade Registry of the State of Florida, USA with company registration number 45-0486747, having its corporate domicile at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, USA (“Dyadic”), represented by Mr. Antonio Cañadas Bouwen, of legal age, with Spanish nationality, with ID number         , in force, and domiciled for this purposes in Madrid         . He acts in his capacity of Special Attorney of Dyadic.

(11)
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A., a Spanish company, with registered office in calle Cavallers, 50, 08034 Barcelona, holder of Spanish tax identification number          (“Inveready”), represented by Mr. Roger Piqué Pijuan, of legal age, a Spanish national, holding taxpayer identification number          in force, and domiciled for this purposes in         . He acts in his capacity of general attorney of Inveready.

Hereinafter the companies identified in items (10) and (11) will be jointly referred to as the “Investors”.
AND OF ANOTHER PART

(12)
Biotechnology Developments For Industry, S.L., a Spanish limited liability company, with registered office in Avenida Francisco Valles, 8, 47151, Boecillo (Valladolid), holder of Spanish tax identification number B47729934 (“BDI Holding” or the “Company”), represented by Mr. Pablo Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number         , in force, and domiciled for this purposes in         , Boecillo. He acts in his capacity of Chief Executive Officer of BDI Holding.

(13)
VLP The Vaccines Company, S.L.U., a Spanish limited liability company, with registered office in         , Salamanca, Spain, holder of Spanish tax identification number B37515111 (“VLP”), represented by Mr. Emilio Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at calle         , Salamanca. He acts in his capacity of legal representative of Biotechnology Developments for Industry in Pharmaceuticals, S.L.U. which is the sole director of VLP.

The Existing Shareholders and the Investors shall be jointly referred to as the “Shareholders” and each one of them, individually, as a “Shareholder”.
Finally, the Shareholders, BDI Holding and VLP shall be jointly referred to as the “Parties” and each one of them as a “Party”.

The Parties mutually acknowledge their legal capacity to execute this agreement (the “Agreement”) and, accordingly,
WHEREAS

I.
The Company is a Spanish limited liability company, with its registered office at         , incorporated by virtue of the public deed granted by the Public Notary from Madrid, Mr. Jorge Prades López, on 22 September 2014, under number 789 of his public records, registered in the Commercial Registry of Valladolid under volume 1477, sheet 91, page VA-27242, and with tax identification number         .

II.	The Company is the sole shareholder of the entities listed in Schedule I (the “Subsidiaries”) and carries out its Business, directly and indirectly, through its Subsidiaries.

III.
VLP is a Spanish limited liability company, with its registered office at         , Salamanca, Spain, incorporated by virtue of the public deed granted by the Public Notary from Madrid, Mr. Antonio Morenés Giles who was substituting Mr. Andrés de la Fuente O’Connor, on March 16 2012, under number 435 of his public records, registered in the Commercial Registry of Salamanca under volume 426, sheet 219, page SA-14239, and with tax identification number         .

IV.
At the Agreement Date, (i) the Existing Shareholders hold the entire share capital of the Company as set forth in Schedule II and (ii) the Company holds the entire share capital of VLP as set out in Schedule I.

V.
Prior to the execution of this Agreement, the Investors and their advisors have carried out a Due Diligence (as defined below) of BDI Group, and a digital device containing the information provided for these purposes to the Investors through an online virtual data room established by BDI Group and hosted by iDeals is delivered to the Investors on the Agreement Date and which shall be deposited jointly by the Parties with the Public Notary on the Closing Date by means of a notarial affidavit of deposit (“acta notarial de depósito”), which includes a letter issued by iDeals, whereby such entity confirms that all of the contents of the digital device reflect the content of the virtual data room as of June 6 2017.

VI.
That in the context of (i) the Due Diligence review of the BDI Group on legal and labor made until April 7th 2017, and on financial, IP and tax aspects made until June 6 2017 conducted by the Investors and their advisors, to the Investors’ entire satisfaction with full access to the information regarding such companies in the mentioned areas in order to determine the advantages and disadvantages of carrying out the Investment (as this term is defined below) (the “Due Diligence”) and (ii) subject to the Covenants and Closing Conditions set forth herein, the Investors are interested in, on Closing Date:

i.	investing in the Company and in VLP through an increase of capital of each of BDI Holding and VLP (the “Investment Rounds”);

ii.
entering into a shareholders agreement with the Existing Shareholders for the Company in the form attached to this Agreement as Exhibit A1 (the “BDI Holding Shareholders Agreement”) that will regulate the relationships among the Investors and the Existing Shareholders, in their capacity as shareholders of the Company, the relationships of such shareholders with the Company, the system of governance and management of the Company and the transfers of shares in the Company and several other commitments of the Shareholders related to the Company;

iii.
entering into a shareholders agreement with the Company for VLP in the form attached to this Agreement as Exhibit A2 (the “VLP Shareholders Agreement”) that will regulate the relationships among the Investors and the Company, in their capacity as shareholders of VLP, the relationships of such shareholders with VLP, the system of governance and management of VLP and the transfers of shares in VLP and several other commitments of the shareholders related to VLP; and

iv.	entering into certain ancillary commitments and/or agreements as specified in this Agreement, among others, the Service Framework Agreement and the Research Services Agreement.

VII.
The Existing Shareholders, the Company and VLP are interested in formalizing on the Agreement Date the terms and conditions that shall govern (i) their mutual obligations with regard to the final structure of the Investment Rounds and the commitments of the Parties in this respect and (ii) their relations as shareholders of the Company or VLP (as applicable) upon the Closing Date, and the Investors are interested in making such Investment Rounds, subject to the compliance with the covenants set forth in Clause 10 of this Agreement, the Closing Conditions set forth in Clause 8 of this Agreement and on the basis of the representations given and the warranties made and pursuant to the terms and conditions contained herein.

Now therefore, in consideration of the foregoing, the Parties agree to enter into this Agreement, which shall be governed by the following:
CLAUSES

1.	DEFINITIONS AND INTERPRETATION.

1.1	Definitions. In the Agreement the following terms shall have the meanings specified below:
“Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Party to this Agreement, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of an entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.
“Agreement” means this agreement, together with its Exhibits and its Schedules.
“Agreement Date” means the date on which the Agreement is executed, as appears first above written.
“Anti-Bribery Laws” means:

(a)	the Spanish Criminal Code; and

(b)
any other Applicable Law, rule or regulation of similar purpose and scope in any jurisdiction applicable to the BDI Group, including without limitation the Foreign Corrupt Practices Act of the United States and the United Kingdom Bribery Act of 2010, as both may be amended from time to time.

“Applicable Law” means, with respect to any Person, any law, regulation, rule, judgment, order, decree, award, Governmental Approval, grant, license, agreement, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, then in force and applicable to such Person or its subsidiaries or their respective assets.

“BDI Holding” shall have the meaning set forth in Recital 12.
“BDI Holding Shareholders Agreements” means the shareholders agreement substantially in the form attached as Exhibit A1.
“BDI Group” means the Company and the Subsidiaries.
“BDI Pharmaceuticals” means Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.
“BDI Pharmaceuticals’ Capital Increase” shall have the meaning set forth in Clause 4.2.
“BDI Pharmceutical’s Capital Increase Deed” shall have the meaning set forth in Clause 4.2.
“BDI Pharmaceuticals’ Project A Account” means the BDI Pharmaceuticals’ bank account nº IBAN:          (Banco de Santander) into which BDI Holding shall transfer EUR 934,000.- resulting from the Dyadic’s Cash-In Component.
“BDI Pharmaceuticals’ Account” means the BDI Pharmaceuticals’ bank account nº IBAN          (Bankinter) into which BDI Holding shall transfer the remaining EUR 216,000 resulting from the Inveready’s Company Cash-in Component.
“Business” means the corporate activity or business ordinarily carried out by BDI Group consisting of the investigation, development and innovation of technical and scientific activities, such as biotechnology and other with technology basis.
“Business Day” means any day except Saturdays, Sundays or public holidays or days in which banks are not open in Madrid, Spain or Jupiter, Florida.
“Bylaws of BDI Holding” means the bylaws of the Company.
“Bylaws of VLP” means the bylaws of VLP.
“Capital Increases” means, collectively, the BDI Pharmaceuticals’ Capital Increase in, VLP’s Capital Increase and the Company’s Capital Increase.
“Capital Increase Deeds” means, collectively, the Company’s Capital Increase Deed, BDI Pharmaceuticals’ Capital Increase Deed and VLP Capital Increase Deed.
“Closing” means closing formalization of this Agreement by virtue of the execution of the Capital Increases and all the transactions contemplated by this Agreement.
“Closing Conditions” shall have the meaning set forth in Clause 8.1.
“Closing Date” shall have the meaning set forth in Clause 9.1.
“Closing Deliveries” shall have the meaning set forth in Clause 9.4
“Company” shall have the meaning set forth in Recital 12.
“Company’s Accounts” means the Company’s following bank accounts where Dyadic and Inveready shall transfer their respective portions of the Cash-In Component:

•	Dyadic’s Company Cash-In Component shall be transferred to Company’s bank account nº IBAN: (Banco de Santander); and

•	Inveready’s Company Cash-In Component shall be transferred to Company’s bank account nº IBAN: (Bankinter).
“Companies Acts” means the Spanish Companies Act 1/2010 dated July 2nd (“Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital”) and includes any enactment passed after that Act which may, by reason of that or any other enactment, be cited together with that Act as “the Companies Acts”.
“Company’s Capital Increase” shall have the meaning set forth in Clause 3.1.
“Company’s Capital Increase Deed” shall have the meaning set forth in Clause 3.1.3.
“Company’s Capital Increase Shares” means the Shares newly issued by the virtue of the Company’s Capital Increase.
“Company Cash-In Component” means the aggregate of the Investors’ cash (EUR) contributions necessary for the Company’s Capital Increase.
“Company’s Shares” means the shares in which the share capital of the Company is divided after the Company’s Capital Increase.
“Company’s VLP Cash-In Component” has the meaning set forth in Clause 3.2.2. (ii).
“Confidential Information” shall have the meaning set forth in Clause 17 of this Agreement.
“Covenants” means the covenants agreed by the Parties as set forth in Clause 10 of this Agreement.
“Data Protection Legislation” means the LOPD and any regulations made thereunder and the Data Protection Directive 95/46/EC in the territory in which the BDI Group is incorporated or in which the Business operates as the case may be.
“Data Room” means the contents of the electronic data room via iDeals containing (i) documents and information relating to the legal and labour areas of the BDI Group uploaded until April 7th 2017, (ii) documents and information relating to the IP, finance and tax areas of the BDI Group uploaded until June 6 2017, and (iii) the information memoranda and presentations provided by the Company before the date of this Agreement contained on pendrive delivered to the Investors on the Agreement Date and that will further be deposited before the Public Notary on Closing Date.
“Disclosed Information” or “Disclosed” means true and correct information disclosed to the Investors in the Data Room with sufficient detail to enable the Investors to identify the nature and scope of the matters, facts or circumstances disclosed and the nature of their consequences. Any documents and information relating to the legal and labour areas of the BDI Group uploaded after April 7th 2017 and any documents and information relating to the IP, finance and tax areas of the BDI Group uploaded after June 6 2017 shall not be considered as Disclosed in the Data Room.
“Disclosing Party” shall have the meaning set forth in Clause 17.1.
“Domain Names” shall have the meaning given in Section 13.3 of Schedule IV.
“Due Diligence” shall have the meaning given in Whereas VI.
“Dyadic” shall have the meaning set forth in Recital 10.

“Dyadic’s Company Cash-In Component” shall have the meaning set forth in Clause 3.1.2. (ii).
“Dyadic’s Nominee” shall have the meaning set forth in Clause 5.1.
“Dyadic’s VLP Cash-In Component” shall have the meaning set forth in Clause 3.2.2. (ii).
“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge (whether fixed or floating), pledge, lien, assignment, hypothecation, security interest, right of retention of title or any other form of security interest or obligation (including any conditional obligations to create any of the same).
“Existing Shareholders” shall have the meaning set forth in Recital 9.
“Financial Statements” shall have the meaning given in section 6.1 of Schedule IV.
“Financial Projections” means those projections included in the file 1.9.1. of the Data Room.
“Indebtedness” means all borrowings and indebtedness (including by way of acceptance credits, discounting or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing, or sale and finance leaseback arrangements, overdrafts, or other similar arrangements the purpose of which is to borrow money), together with any interest accrued on such amounts, owed to any banking, financial, acceptance, credit, lending or other similar institution or organisation or any institutional investor or any other person.
“Indemnification Claim” means any claim of (i) any breach or inaccuracy of any of the Warranties set forth in Section 11 of the Agreement and Schedule V attached thereto as well as (ii) the Specific Indemnities set forth in Clause 12, and (iii) any breach or inaccuracy of the Covenants or obligations of the Existing Shareholders, the Company or VLP under this Agreement.
“Inveready” shall have the meaning set forth in Recital 11.
“Inveready’s Company Cash-In Component” has the meaning set forth in Clause 3.2.1. (ii).
“Inveready’s VLP Cash-In Component” has the meaning set forth in Clause 3.2.2. (ii).
“Investment Rounds” has the meaning set forth in Clause 3.
“Investors” shall have the meaning set forth in Recital 11.
“IP Rights” shall have the meaning given in section 13.1 of Schedule IV
“Last Accounts” means the balance sheet of the BDI Group as at the Last Accounts Date and the profit and loss account of the BDI Group made up to the Last Accounts Date and (in each case) the directors’ reports and notes thereon (true copies of which are included in the Data Room).
“Last Accounts Date” means 31 December 2016.
“Law” means any state, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.
“Liability Distribution Percentages” means the percentages set forth in Schedule III.
“Long Stop Date” has the meaning set forth in Clause 8.4.

“LOPD” means the Protection of Personal Data Act 15/1999 of December 13th (“Ley Orgánica 15/1999 de Protección de Datos”).
“Loss” means any actual (as opposite to contingent) losses, claims, demands, actions, damages, penalties, fines, obligations and liabilities (including reasonably incurred costs and expenses) together with any VAT thereon, other than loss of profits and indirect damages, as a direct consequence of any breach of the Warranties or any breach of any other obligations established in the Agreement.
“Management Accounts” means the balance sheet and profit and loss account of the BDI Group for the period from the Last Accounts Date until the Management Accounts Date (true copies of which are included in the Data Room).
“Management Accounts Date” means 30 April 2017.
“Material Adverse Effect” means, with respect to BDI Group, the effect of any circumstance, change, development or event that:

(a)	decreases the net equity, turn over or EBIT, of the BDI Group by more than five per cent (5%) as set forth in the Management Accounts; or

(b)	prevents or materially impedes, interferes with, hinders or substantially delays the consummation of the Transaction contemplated by this Agreement.
“Material Contract” means any contract, arrangement or obligation to which the BDI Group are a party and which is:

(a)	with a significant customer;

(b)	with a significant supplier;

(c)	material to the continued operations and business of the BDI Group; or

(d)	outside the ordinary course of its business.
“Notary” means the Spanish Notary designated by the Company to authorize the Capital Increase Deeds.
“Option Notice” shall have the meaning given in Clause 5.2.
“Out Licenses” shall have the meaning given in Clause 13.6 of Schedule IV.
“Party” or “Parties” shall have the meaning set forth in Recital 13.
“Person/s” means any individual, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or governmental body, including their heirs, successors and assignees.
“PGC” means the General Accounting Plan (“RD1514/2007, de 16 de noviembre, por el que se aprueba el Plan General de Contabilidad.”) of generally accepted accounting practices, principles and standards in compliance with all Applicable Laws in Spain.
“Preferred Option” shall have the meaning set forth in Clause 5.1.

“Project A” means the C1 project (including the research license to be granted by Dyadic for the use of C1 within Project A) set forth in the Research Services Agreement.
“Receiving Party” shall have the meaning set forth in Clause 17.1.
“Research Services Agreement” means the separate agreement to be entered into by Dyadic, on the one hand, and BDI Pharmaceuticals, on the other hand, on the Closing Date and in the agreed form attached to this Agreement as Exhibit C.
“Services Framework Agreement” means the separate agreement to be entered into by Dyadic, on the one hand, and BDI Pharmaceuticals, on the other hand, on the Closing Date and in the agreed form attached to this Agreement as Exhibit B.
“Shareholders” shall have the meaning set forth in Recital 13.
“Shareholders Agreements” means the BDI Holding Shareholders Agreement and the VLP Shareholders Agreement.
“Specific Indemnities” means the specific indemnities set out in Clause 12 of this Agreement.
“Spanish Law” means any law, regulation, rule, order and/or decree, then in force and applicable in Spain.
“Subsidiaries” means the companies described in Schedule I to this Agreement.
“Tax” or “Taxes” means all forms of tax, charge, duty, impost, tariff, withholding, deduction, rate, levy and governmental charge (whether national or local) in the nature of tax whenever created, enacted or imposed, and whether of Spain or elsewhere, and any amount payable to any Tax Authority or any other person as a result of any enactment relating to tax, together with all related fines, penalties, interest, costs, charges and surcharges.
“Tax Authority” means any statutory or governmental authority or body (whether in Spain or elsewhere) involved in the collection or administration of Tax.
“Transaction” and “Transaction Documents” shall have the meaning set forth in Clause 2.1.
“Use of Proceeds” shall have the meaning set forth in Clause 4.1.
“VLP” shall have the meaning set forth in Recital 13.
“VLP’s Accounts” means the VLP’s following bank accounts where Dyadic, Inveready and the Company shall transfer their respective investment within the share capital of VLP according to Clause 3.2.2:

•	Dyadic’s VLP Cash-In Component shall be transferred to VLP’s bank account nº IBAN: (Banco de Santander);

•	Inveready’s VLP Cash-In Component shall be transferred to VLP’s bank account nº IBAN: (Bankinter); and

•	Company’s VLP Cash-In Component shall be transferred to VLP’s bank account nº IBAN: (Bankinter).

“VLP’s Capital Increase” shall have the meaning set forth in Clause 3.2.
“VLP’s Capital Increase Deed” means the Spanish notarial deed which shall be used to formalize the VLP’s Capital Increase.
“VLP’s Capital Increase Shares” means the shares newly issued by the virtue of the VLP’s Capital Increase.
“VLP Shareholders Agreement” means the shareholders agreement substantially in the form attached to this Agreement as Exhibit A2.
“Warranties” or “Warranty” means the warranties set forth in Schedule IV.

1.2	Interpretation:
In the Agreement, unless indicated otherwise:

(i)	Any reference to the Agreement must be deemed to be made to the Agreement, its Exhibits and its Schedules.

(ii)	Any reference to “Clause”, “Exhibit” or “Schedule” must be deemed to be made to a Clause of, Exhibit to or Schedule to the Agreement.

(iii)
Exhibits and Schedules: The Exhibits and Schedules to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the corresponding Parties at Closing Date shall constitute a document independent of this Agreement.

(iv)	Wherever the terms “includes”, “included”, “include” and “including” are used, they shall be deemed to be followed by the expression “without limitation”.

(v)	Any reference to one gender includes the other, and words in the singular shall include the plural, and vice versa.

(vi)
If an obligation is qualified or formulated by reference to the use of “best endeavors”, “best efforts” or another similar expression, it refers to the endeavors that a Person with the firm intention to achieve an outcome would use in similar circumstances to ensure the achievement of such outcome as soon as possible, taking into account, among other factors:

(a)	the price, financial interest and other terms of the obligation;

(b)	the degree of risk normally entailed by the achievement of the expected outcome;

(c)	the ability of an unrelated Person to exert an influence on the performance of the obligation; and

(d)
that in no event shall any Party having committed to use best efforts be obliged to perform any payment or furnish any sort of financial guarantee to a third party in the context of the achievement of the outcome to which such Party had committed to use its best efforts.

(vii)
Any reference to “days” shall be deemed to be made to “calendar days”. Any periods expressed in days shall start to be counted from the day immediately following that on which the counting starts. If the last day of a period is not a Business Day, the period in question shall be deemed to have been automatically extended until the first following Business Day. Periods expressed in months shall be counted from date to date unless in the last month of the period such date does not exist, in which case the period shall end on the first Business Day of the immediately following month.

(viii)	Any reference to “from”, “as from”, “as of” or “through” a given date shall be understood to include such date.

(ix)	The headings used in the Agreement are included for reference only and shall not form part of the Agreement for any other purpose or affect the interpretation of any of its clauses.

(x)	Terms appearing in Spanish shall have the meanings ascribed to them in Spanish legislation.

(xi)	References to “€”, “EUR” or “Euro” are references to the lawful currency from time to time of the Eurozone.

(xii)
If any Warranty is qualified by the expression “to the Existing Shareholder’s, the Company’s, or VLP’s knowledge or “to the Company’s knowledge” or words to such effect, such expression shall mean that the Company has made due and careful inquiry into the subject matter of that Warranty (including inquiries, where applicable, of the directors, officers, managers, senior employees, agents and advisers of the members of the BDI Group) and gives, to the best of their current knowledge, the corresponding Warranty, in their belief that said Warranty is true and accurate, acting in compliance with the principles of contractual good faith and the proper care of a dedicated professional, taking into account the history of the Company in the normal and ordinary course of its business, it being understood that it shall be used for the sole purposes of avoiding potential claims regarding fraud or willful misconduct against the Company in case of misrepresentation.

2.	PURPOSE OF THE AGREEMENT; CLOSING.

2.1	The purpose of this Agreement is to set out the framework of binding rules that the Parties shall abide by in relation to:

(i)	the execution of the Investment Rounds, including the Capital Increases, as described in Clause 3 below;

(ii)	the execution of BDI Pharmaceuticals’ Capital Increase as described in Clause 4 below;

(iii)
execution of the BDI Holding Shareholders Agreement that will regulate the relations of the Existing Shareholders and the Investors after the Closing Date as direct Shareholders of the Company in connection with, amongst other:

(a)	the governance and administration of the Company, and

(b)
the transfer of shares of the Company, for the purposes of providing a stable shareholding structure and facilitating the management of the Company with the objective of maximizing value for the Shareholders; and

(c)	certain other commitments of the Shareholders related to the Company.

(iv)	execution of the VLP Shareholders Agreement that will regulate the relations of the Company and the Investors after the Closing Date as direct shareholders of VLP in connection with, amongst other:

(a)	the governance and administration of VLP, and

(b)
the transfer of shares of VLP, for the purposes of providing with a stable shareholding structure and facilitating the management of VLP with the objective of maximizing value for the Shareholders; and

(c)	certain other commitments of the Shareholders related to the Company;

(v)	execution of the Services Framework Agreement between Dyadic International, Inc and BDI Pharmaceuticals in the form of Exhibit B; and

(vi)	execution of the Research Services Agreement between Dyadic International, Inc and BDI Pharmaceuticals in form of Exhibit C.
This Agreement, the Capital Increases Deeds, the Shareholders Agreements, the Services Framework Agreement, the Research Services Agreement and the completion of all the other actions set forth in this Agreement shall be jointly referred to as the “Transaction Documents”, being the whole transaction established in this Agreement referred to as the “Transaction”.
The Parties further agree that after the Closing Date they shall exercise their rights as Shareholders of the Company, of BDI Pharmaceuticals and of VLP in a way that ensures performance of and compliance with the Agreement. Without prejudice to the generality of the foregoing, after the Closing Date the Parties undertake promptly to pass, or to cause their appointees in the relevant corporate bodies of the Company and any of the Subsidiaries of the BDI Group to promptly pass, any resolution or take any action necessary or convenient to implement fully and abide by the provisions of this Agreement.

3.	EXECUTION OF THE INVESTMENT ROUNDS.

3.1	Investment Round in the Company.

3.1.1
The Existing Shareholders irrevocably undertake to hold a General Shareholders Meeting (“Junta General de socios con carácter universal”) on the Agreement Date with the aim to conduct and approve the Company’s Capital Increase. The Existing Shareholders shall adopt the following decisions:

(i)    To approve the capital increase within the share capital of the Company for a total amount of EUR 1,434,000.-. Said Capital Increase shall be made through the issuance of 16,440,249 newly issued shares (“participaciones sociales”) in the Company, of ONE CENT OF EURO (€0,01) of face value each, numbered from 49,985,001 to 66,425,249 (both inclusive) and with the same economic and voting rights assigned to all the current shares of the Company (“Company’s Capital Increase Shares”). The subscription of the Capital Increase Shares of the Company by the Investors is set forth in Clause 3.2.1(ii) hereunder.
(ii)    Said Company’s Capital Increase shall be unanimously approved by all the Existing Shareholders. Consequently, the issuance to the Investors of the newly issued shares payable in cash will be conditional on the Investors making their cash payment of their respective Cash-in Component by means of wire transfers from the Investors to be received in the Company’s bank account on Closing Date.

(iii)    The Existing Shareholders hereby irrevocably agree to take the actions set forth in this Clause 3.1 to enable the Company to issue the Company’s Capital Increase Shares to the Investors. Consequently, the Existing Shareholders and, if necessary, the Company, will expressly and irrevocably waive any and all rights of first refusal, pre-emptive rights, notices, consents or other rights such Existing Shareholders and/or the Company may have under any agreement or arrangement in connection with the Company’s Capital Increase.
(iv)    The decisions adopted by the Existing Shareholders in the General Shareholders Meeting shall be reflected in the corresponding minutes substantially in the form attached hereto as Exhibit D1 which will include (i) the Company’s Capital Increase approval according to the terms described in this Clause 3.1, (ii) the waiver of all rights of first refusal, pre-emptive rights, notices, consents or other rights that the Existing Shareholders and, if applicable, the Company may have in relation to the Company’s Capital Increase, (iii) the amendment of the Bylaws of BDI Holding pursuant to the Company’s Capital Increase and (iv) any other resolution to be adopted by the Existing Shareholders according to Spanish Law in order to implement the Company’s Capital Increase. The Existing Shareholders undertake to sign and approve the content of said minutes.

3.1.2	The Investors shall on the Closing Date:
(i) execute the wire transfers in due time so that the cash payments will be received in the Company’s Accounts on the Closing Date and will provide reasonable evidence to the Existing Shareholders and to the the Secretary of the Board of the Company, Ms. Ana Gómez Rodriguez, that the Investment Round of the Company has been effectively made; and
(ii) subscribe for all the Company’s Capital Increase Shares in the Company’s Capital Increase as follows:

■
Dyadic shall subscribe for 10,707,750 shares of the Capital Increase Shares by virtue of a cash contribution amounting to 934,000 Euros (“Dyadic’s Company Cash-In Component”). The price per share shall be composed by a nominal value of 0,01 Euros per share (for a total amount of 107,077.50 Euros)plus a share premium of 0,077 Euros per share (for a total amount of 826,922.50 Euros); and

■
Inveready shall subscribe for 5,732,499 shares of the Capital Increase Shares by virtue of the cash contribution amounting to 500,000.- Euros (“Inveready’s Company Cash-In Component”). The price per share shall be composed by a nominal value of 0,01 Euros per share (for a total amount of 57,324.99 Euros) plus a share premium of 0,077 Euros per share (for a total amount of 442,675.01 Euros).

3.1.3
The subscription of the Company’s Capital Increase Shares shall be effected by means of the notarization of a capital increase deed (the “Company’s Capital Increase Deed”) in compliance with all the required formalities under Spanish Law, including the registration of the Company’s Capital Increase Deed in the Commercial Registry by the Company immediately following the Closing. For such purposes, the Secretary of the Board of the Company, Ms. Ana Gómez Rodriguez, shall issue and sign the corresponding Certificate of the decisions made in the General Shareholders Meeting, which shall be approved and signed by her and by the Chairman of the Board, Mr. Pablo Gutiérrez Gómez. This Certificate shall further be passed into public deed in the presence of the Spanish Public Notary by such Director of the Company and, subsequently, the Company shall file such public deed with the Commercial Registry of Valladolid.

3.1.4	The Company, through its Secretary, Ms. Ana Gómez Rodriguez shall on the Closing Date:

(i) Register the Investors as the titleholders of the Company’s Capital Increase Shares in the Company’s Shares Registry Book (“Libro Registro de Socios”); and
(ii) Deliver to each Investor a certificate certifying that the Investors’ ownership of the Company’s Capital Increase Shares subscribed by each Investor as a result of the Company’s Capital Increase have been registered in the Company’s Shares Registry Book (“Libro Registro de Socios”).

3.1.5	After the completion of the Company’s Capital Increase, the share capital of the Company shall be distributed as follows:

Shareholders	%	Shares	Nº (inclusive)
Creux Análisis Estratégicos, S.L.	17.65%	11,721,379	[1 - 7,331,502]; [32,500,001 – 34,946, 362]; [41,985,001 – 43,033,003]; [46,485,001 – 47,380,512]
Mr. Emilio Gutiérrez Gómez	7.56%	5,024,443	[15,979,178 – 19,023,353]; [34,946,363 – 36,054,945]; [44,237,333 – 44,682,429]; [48,558,414 – 48,985,000]
Mr. Carlos Blázquez Escudero	6,34%	4,212,731	[10,302,463 – 13,273,422]; [32,000,001 – 32,500,000]; [43,467,805 – 43,839,825]; [47,799,092 – 48,168,841]
Mr. Ricardo Arjona Antolín	7.39%	4,910,077	[7,331,503 – 10,302,462]; [36,054,946 – 37,140,682]; [43,033,004 – 43,467,804]; [47,380,513 – 47,799,091]
Ms. Ana Gómez Rodríguez	6.77%	4,495,819	[13,273,423 – 15,979,177]; [37,140,683 – 38,143,667]; [43,839,826 – 44,237,332]; [48,168,842 – 48,558,413]
		2,781,290	[19,023,354 – 19,342,466]; [38,143,668 – 38,401,948]; [44,682,430 – 45,886,325]; [48,985,001 – 49,985,000]
Floema Biotec, S.L.	16.04%	10,654,955	[19,342,467 – 27,342,466]; [38,401,949 – 41,056,903]

Shareholders	%	Shares	Nº (inclusive)
Mr. Jorge Hernández Esteban	5.66%	3,757,607	[27,342,467 – 29,808,219]; [41,056,904 -41,985,000]; [45,886,326 – 46,250,082]
		2,426,699	[29,808,220 – 32,000,000]; [46,250,083 – 46,485,000]
DYADIC INTERNATIONAL (USA), INC	16.12%	10,707,750	[49,985,001 – 60,692,750]
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.	8.63%	5,732,499	[60,692,751 – 66,425,249]
TOTAL	100%	66,425,249	[1 - 66,425,249]

3.2	Investment Round in VLP.

3.2.1
The Company, as sole shareholder of VLP, irrevocably undertakes to adopt the following corporate resolutions on the Agreement Date with the aim to conduct and approve VLP’s Capital Increase. The Company shall therefore adopt the following decisions:

(i)    To approve the capital increase within the share capital of VLP for a total amount of EUR 700,000.-. Said capital increase shall be made through the issuance of 786,154 newly issued shares (“participaciones sociales”) in VLP, of TEN CENTS OF EURO (€0.10) of face value each, numbered 1,460,001 to 2,246,154 (both inclusive) and with the same economic and voting rights assigned to all the current shares of VLP (“VLP Capital Increase Shares”).
(ii)    Said VLP’s Capital Increase shall be approved by the Company. Consequently, the issuance to the Investors and the Company of the newly issued shares payable in cash will be conditional on the Investors and the Company making their payments of their respective cash by means of wire transfers from the Investors and the Company to be received in VLP’s Accounts on Closing Date.
(iii)    The Company hereby irrevocably agree to take the actions set forth in this Clause 3.2 to enable VLP to issue the VLP’s Capital Increase Shares to the Investors and the Company. Consequently, the Company and, if necessary, VLP will expressly and irrevocably waive any and all rights of first refusal, pre-emptive rights, notices, consents or other rights the Company and/or the VLP may have under any agreement or arrangement in connection with VLP’s Capital Increase.
(iv)    The decisions adopted by the Company shall be reflected in the corresponding minutes substantially in the form attached hereto as Exhibit D2 which will include (i) VLP’s Capital Increase approval according to the terms described in this Clause 3.2, (ii) the waiver of all rights of first refusal, pre-emptive rights, notices, consents or other rights that the Company and, if applicable, VLP may have in relation to the VLP’s Capital Increase, (iii) the amendment of the by-laws of VLP pursuant to the VLP’s Capital Increase and (iv) any other resolution to be adopted by the Company according to Spanish Law in order to implement VLP’s Capital Increase. The Company undertakes to sign and approve the content of said minutes.

3.2.2	The Company and the Investors shall on the Closing Date:
(i) execute the wire transfers in due time so that the cash payments will be received in VLP’s Accounts on Closing Date and will provide reasonable evidence to the sole director of VLP, BDI Pharmaceuticals, duly represented by Mr. Emilio Gutiérrez Gómez, that the Investment Round of VLP has been effectively made. For the sake of clarity, the obligation of the Company to execute its wire transfer shall be subject to receipt from Inveready of the Inveready’s Company Cash-In Component; and
(ii) subscribe for all the VLP’s Capital Increase Shares in VLP’s Capital Increase as follows:

■
The Company shall subscribe for 318,954 shares of the VLP’s Capital Increase Shares by virtue of a cash contribution amounting to 284,000.- Euros (“Company’s VLP Cash-in Component”). The price per share shall be composed by a nominal value of 0.10 Euros per share (for a total amount of 31,895.40 Euros) plus a share premium of 0.79 Euros per share (for a total amount of 252,104.60 Euros); and

■
Dyadic shall subscribe for 74,123 shares of the VLP’s Capital Increase Shares by virtue of a cash contribution amounting to 66,000.- Euros (“Dyadic’s VLP Cash-in Component). The price per share shall be composed by a nominal value of 0.10 Euros per share (for a total amount of 7,412.30 Euros) plus a share premium of 0.79 Euros per share (for a total amount of 58,587.70 Euros); and

■
Inveready shall subscribe for 393,077 shares of the VLP’s Capital Increase Shares by virtue of the cash contribution amounting to 350,000.- Euros (“Inveready’s VLP Cash-in Component). The price per share shall be composed by a nominal value of 0.10 Euros per share (for a total amount of 39,307.70 Euros) plus a share premium of 0.79 Euros per share (for a total amount of 310,692.30 Euros).

3.2.3
The subscription of the VLP’s Capital Increase Shares shall be effected by means of the notarization of a capital increase deed (the “VLP’s Capital Increase Deed”) in compliance with all the required formalities under Spanish law, including the registration of the VLP’s Capital Increase Deed in the Commercial Registry by VLP immediately following the Closing. For such purposes, the sole director of VLP, BDI Pharmaceuticals, duly represented by Mr. Emilio Gutiérrez Gómez, shall issue and sign the corresponding Certificate of the decisions made by the Company, which shall be approved and signed by him. This Certificate shall further be passed into public deed in the presence of the Spanish Public Notary by such Director of the Company (duly represented) and, subsequently, VLP shall file such public deed with the Commercial Registry of Salamanca.

3.2.4	VLP, through its sole director, BDI Pharmaceuticals, duly represented by Mr. Emilio Gutiérrez Gómez, shall on the Closing Date:
(i) Register the Investors and the Company as the titleholders of the VLP’s Capital Increase Shares in the VLP’s Shares Registry Book (“Libro Registro de Socios”); and
(ii) Deliver to each Investor and to the Company a certificate certifying that the Investors’ and Company’s ownership over the VLP’s Capital Increase Shares subscribed by each Investor and the Company as a result of VLP’s Capital Increase have been registered in VLP’s Shares Registry Book (“Libro Registro de Socios”).

3.2.5	After the completion of VLP’s Capital Increase, the share capital of VLP shall be distributed as follows:

Shareholders	%	Shares	Nº (inclusive)
Biotechnology Developments for Industry, S.L.	79.20%	1,778,954	[1 – 1,778,954]
DYADIC INTERNATIONAL (USA), INC	3.30%	74,123	[1,778,955 – 1,853,077]
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.	17.50%	393,077	[1,853078 – 2,246,154]
TOTAL	100%	2,246,154	[1 – 2,246,154]

4.	BDI PHARMACEUTICALS’ CAPITAL INCREASE AND USE OF PROCEEDS.

4.1
EUR 1,150,000 resulting from the Company Cash-In Component received by BDI Holding by virtue of the Company’s Capital Increase shall be used (the “Use of Proceeds”) (i) for the development of Project A to be carried out by BDI Pharmaceuticals in accordance with the terms and provisions of the Research Services Agreement (EUR 934,000) and (ii) to finance the working capital of BDI Pharmaceuticals (EUR 216,000).

4.2
In order to allocate EUR 1,150,000 resulting from the Company Cash-In Component in accordance with the Use of Proceeds as set forth in Clause 4.1 above, on the Closing Date, BDI Holding, as sole shareholder of BDI Pharmaceuticals, subject to receipt of the Dyadic’s Company Cash-In Component and Inveready’s Company Cash-In Component, shall effect a cash capital increase (“aumento de capital dinerario”) in BDI Pharmaceuticals by virtue of which BDI Pharmaceuticals increases its share capital in an aggregate amount equal to EUR 1,150,000 (the “BDI Pharmaceuticals’ Capital Increase”). For such purposes, BDI Holding shall execute two wire transfers so that the cash payment corresponding to BDI Pharmaceuticals’ Capital Increase will be made on Closing Date and will provide reasonable evidence to the Shareholders that the transfers have been effectively made. The subscription of all the newly issued shares of BDI Pharmaceuticals’ Capital Increase shall be made by BDI Holding and effected by means of the notarization of a capital increase deed (the “BDI Pharmaceuticals’ Capital Increase Deed”) in compliance with all necessary acts to fulfill the required formalities under Spanish law, including the registration of the BDI Pharmaceuticals’ Capital Increase Deed in the Commercial Registry.

4.3
At such time as the BDI Pharmaceuticals’ Capital Increase (i.e. EUR 1,150,000) is transferred and available to BDI Pharmaceuticals, the amount equal to EUR 934,000 transferred into a separate bank account of BDI Pharmaceuticals (“BDI Pharmaceuticals’ Project A Account”), shall be used exclusively by BDI Pharmaceuticals for Project A under and in accordance with the terms and conditions set forth in the Research Services Agreement, keeping the other EUR 216,000 in BDI Pharmaceuticals’ Account to finance the working capital of BDI Pharmaceuticals.

5.	INVESTORS’ PREFERRED CONDITIONS.

5.1
After the Closing Date and within a period not exceeding five (5) years from such date, Dyadic (or any director, shareholder or other nominee of Dyadic designated by Dyadic in its sole discretion –jointly in this section 5 defined as “Dyadic’s Nominee”) and Inveready will have the option to invest in BDI Holding up to an additional 1,000,000 Euros and 500,000 Euros – respectively - (as “cash in” to be materialized through an increase of capital in BDI Holding) as follows:

The pre-money valuation of BDI Holding will be at least thirty-three percent (33%) greater than the immediately preceding capital increase post-money valuation of BDI Holding (the “Preferred Option”); unless it is resolved pursuant to a General Shareholders Meeting that a capital increase in BDI Holding will be effected within the four (4) months following receipt of Dyadic’s (or Dyadic’s Nominee) Option Notice or Inveready’s Option Notice (as defined below), in which case Dyadic (or Dyadic’s Nominee) and Inveready will only have the right to invest in such capital increase at a discount of twenty percent (20%) of the capital raise valuation pertaining to such capital increase.
In connection with execution of the Preferred Option by Dyadic (or Dyadic’s Nominee) and Inveready, the Existing Shareholders and, if necessary, the Company, expressly and irrevocably undertake to waive any and all rights of first refusal, pre-emptive rights, notices, consents or other rights such shareholders and/or the Company may have under any agreement or arrangement in connection with the execution of the Preferred Option.

5.2
In order to exercise the Preferred Option, at any time between the Closing Date and the date that is the fifth (5th) anniversary of such date, Dyadic (or Dyadic’s Nominee) and/or Inveready shall send a written notice to BDI Holding stating (i) its intention to exercise its Preferred Option and (ii) the amount that Dyadic (or Dyadic’s Nominee) and/or Inveready are willing to invest in the Company (the “Option Notice”). In the thirty (30) day period commencing on the date that is one hundred twenty (120) days following the Company’s receipt of the Option Notice, all its Shareholders shall unanimously approve a capital increase in the Company pursuant to which the Company shall issue to Dyadic (or Dyadic’s Nominee) and/or Inveready the corresponding number of shares (with the same voting and economic rights as the other outstanding shares of the Company) at a value equal to thirty-three percent (33%) greater than the immediately preceding capital increase post-money valuation of the Company; provided, however, that if a capital increase has been duly approved pursuant to a General Shareholders Meeting of the Company within the four (4) months following receipt of Dyadic’s (or Dyadic’s Nominee) Option Notice or Inveready’s Option Notice, the provisions of Clause 5.1 shall apply and the Preferred Option shall cease to be enforceable). All shareholders of the Company (including Dyadic and Inveready) and the Company shall have expressly waive any and all rights of first refusal, pre-emptive rights, notices, consents or other rights such shareholders and/or the Company may have under any agreement or arrangement, with respect to the shares so subscribed for by Dyadic (or Dyadic’s Nominee) and/or Inveready.

Not later than the date that is fifteen (15) Business Days following the unanimous resolution to increase the capital of the Company adopted at the General Shareholders Meeting derived from the exercise of the Preferred Option, Dyadic or its nominee and/or Inveready shall subscribe and pay for the newly issued shares through a wire transfer of cash or other immediately available funds to the Company’s Accounts of the total amount of the cash contribution applicable to such capital increase. In the event that Dyadic or Dyadic’s Nominee and/or Inveready does not pay-in its capital for the newly issued shares within such fifteen (15) Business Day period, the increase of capital shall be considered as cancelled and Dyadic or Dyadic’s Nominee and/or Inveready will have no further rights to exercise the Preferred Option.

6.	SHAREHOLDERS AGREEMENTS OF THE COMPANY AND OF VLP.

6.1	The Shareholders and the Company undertake to execute and enter into a BDI Holding Shareholders Agreement in the form attached to this Agreement as Exhibit A1.

6.2	The Investors, the Company and VLP undertake to execute and enter into a VLP Shareholders Agreement in the form attached to this Agreement as Exhibit A2.

6.3	On Closing Date:
(i) the BDI Holding Shareholders Agreement shall be entered into among all of the Shareholders and the Company by private means and further passed into public deed (“Escritura Pública”) before the Notary; and
(ii) VLP Shareholders Agreement shall be entered into among the Company, the Investors and VLP by private means and further passed into public deed (“Escritura Pública”) before the Notary.

6.4
The Shareholders further undertake to amend the existing Bylaws of BDI Holding and to adopt the necessary corporate decisions within the Company in order to comply with the terms and conditions agreed in the executed BDI Holding Shareholders Agreement and on terms reasonably acceptable to the Investors, to the extent permitted by the relevant Commercial Registry. For such purposes, the Shareholders will hold on the Closing Date a General Shareholders Meeting (“Junta General de socios con carácter universal”) with the aim to adopt the amended Bylaws of BDI Holding and, if necessary, to pass said amended Bylaws of BDI Holding into public deed and file them at the corresponding Commercial Registry.

6.5
The Company and the Investors further undertake to amend the existing Bylaws of VLP and to adopt the necessary corporate decisions within VLP in order to comply with the terms and conditions agreed in the executed VLP Shareholders Agreement and on terms reasonably acceptable to the Investors, to the extent permitted by the relevant Commercial Registry. For such purposes, the Company and the Investors will hold on the Closing Date a General Shareholders Meeting (“Junta General de socios con carácter universal”) with the aim to adopt the amended Bylaws of VLP and, if necessary, to pass said amended Bylaws of VLP into public deed and file them at the corresponding Commercial Registry.

6.6	From and after the Closing Date:
(i) the relationships between the Shareholders, as shareholders of the Company, shall be exclusively governed by the terms and conditions of the BDI Holding Shareholders Agreement and the Bylaws of BDI Holding (as amended pursuant to the General Shareholders Meeting set forth in Clause 6.4).
(ii) the relationships between the Investors and the Company, as shareholders of VLP, shall be exclusively governed by the terms and conditions of the VLP Shareholders Agreement (as amended pursuant to the General Shareholders Meeting set forth in Clause 6.5).

6.7
The Parties acknowledge and agree that the provisions of Shareholders Agreements shall prevail over the Bylaws of BDI Holding and the Bylaws of VLP (as in force from time to time). Therefore, in the event that any of the provisions in Shareholders Agreements is not fully incorporated in the Bylaws of BDI Holding and the Bylaws of VLP and an inconsistency arises, the Shareholders Agreements shall prevail among the Parties and, upon request of any shareholder, the Parties shall exercise all powers and rights available to them, in order to give effect to the provisions of Shareholders Agreements and to procure the amendment of the Bylaws of BDI Holding and the Bylaws of VLP to conform to the Shareholders Agreements to the fullest possible extent.

7.	SERVICE FRAMEWORK AGREEMENT; RESEARCH SERVICES AGREEMENT

7.1
Dyadic shall cause Dyadic International Inc. and the Company shall cause BDI Pharmaceuticals to execute and enter into (i) a Service Framework Agreement substantially in the form attached to this Agreement as Exhibit B and (ii) a Research Services Agreement substantially in the form attached to this Agreement as Exhibit C.

7.2	On Closing Date, the Service Framework Agreement and the Research Services Agreement shall be entered into between Dyadic International Inc. and BDI Pharmaceuticals by private means.

8.	CLOSING CONDITIONS.

8.1	General Conditions: The obligations of the Parties to effect the Closing shall be subject to the following conditions, unless waived in writing by all of the Parties (the “Closing Conditions”):

(i)	Existing Shareholders shall:

a.
Hold a General Shareholders Meeting (“Junta General de socios con carácter universal”) of the Company on the Agreement Date for the purpose of conducting and approving the Company’s Capital Increase as mentioned in Clause 3.1.1 above;

(ii)	The Company shall:

a.	File of the 2015 and 2016 annual accounts of the Company at the corresponding Trade Registry.

b.	Cause BDI Pharmaceuticals to file the 2015 and 2016 annual accounts of BDI Pharmaceuticals at the corresponding Trade Registry.

c.
File at the corresponding Trade Registry the Public Deed dated January 31, 2017 granted before the public notary of Valladolid, Mr. Javier Gómez Martínez (nº 399 of his protocol), by means of which the share capital of the Company was increased by €80,000.

d.
Implement the agreed 2016 incentive plan whereby Mr. Pablo Gutiérrez as Chief Executive Officer and Mrs. Ana Gómez as Chief Technical Officer of the Company would share their 2016 bonus of up to 6% of the share capital within the Company with the following “key shareholders”: Mr. Ricardo Arjona; Mr. Emilio Gutiérrez and Mr. Luis Hilario. Said implementation shall be made through the granting of options over shares between the Existing Shareholders and includes passing the Company’s decision into Public Deed and file it at the Registry Book of Shares of the Company.

e.
Adopt the necessary corporate decisions as sole shareholder of VLP and BDI Pharmaceuticals for the purpose of approving the 2016 annual accounts of both companies and file them at the corresponding Trade Registry(ies).

f.	Adopt the necessary corporate decisions as sole shareholder of VLP on the Agreement Date for the purpose of conducting and approving VLP’s Capital Increase as mentioned in Clause 3.2.1 above;

g.	Execute the wire transfers to VLP’s Account as stated in Clause 3.2.2;

h.
Adopt the necessary corporate decisions as sole shareholder of BDI Pharmaceuticals on the Agreement Date for the purpose of conducting and approving BDI Pharmaceuticals’ Capital Increase as mentioned in Clause 4.2. above;

i.	Execute the wire transfer to BDI Pharmaceuticals’ Account as stated in Clause 4.2.;

j.	Cause BDI Pharmaceuticals to deposit an amount equal to EUR 934,000 into BDI Pharmaceuticals’ Project A Account” as stated in Clause 4.3.

(iii)	VLP shall:

a.	File of the 2016 annual accounts of VLP at the corresponding Trade Registry.

b.
Notify BANKIA, S.A. about the investment of the Investors in the Company and in VLP and receive the corresponding consent of BANKIA, S.A. for such investment, saving the change of ownership clause resulting from the loan agreement nº 15.876.357/60 dated May 20th 2015.

(iv)
Dyadic shall on Closing Date and subject to the fulfillment of Closing Conditions 8.1(i)(a), 8.1(ii) (not including letter “g.” of such provision which shall be fulfilled together with the other wire transfers on Closing Date mentioned in this Agreement (Clauses 8.1(ii)g and 8.1(v)):

a.	Cause Dyadic International Inc to execute and enter into the Service Framework Agreement and the Research Services Agreement.

b.	Cause Dyadic’s Company Cash-In Component to be effectively transferred and received in the Company’s Account;

c.	Cause Dyadic’s VLP Cash-In Component to be effectively transferred and received in VLP’s Account.

(v)
Inveready shall on the Closing Date and subject to the fulfillment of Closing Conditions 8.1(i)(a) and 8.1(ii) (not including letter “g.” of such provision which shall be fulfilled together with the other wire transfers on Closing Date mentioned in this Agreement (Clauses 8.1(ii)g and 8.1(iv)):

a.	Cause Inveready’s Company Cash-In Component to be effectively transferred and received in the Company’s Account.

b.	Cause Inveready’s VLP Cash-In Component to be effectively transferred and received in VLP’s Account.

8.2
Specific Conditions to the execution of the Transaction Documents on Closing Date by the Investors: The obligation of the Investors to enter into the Transaction Documents (other than this Investment Agreement) shall be subject to the following conditions, except to the extent waived in writing by the Investors, that:

(i)	Since the date of execution of this Agreement and through the Closing:

a.	no Material Adverse Event shall have occurred or be continuing,

b.	nor there has been any breach of the Covenants set forth in Clause 10,

c.	the Warranties set forth in Clauses 11 and 14 and Schedule IV shall be true and correct in all material respects at the date when made and at the Closing Date.

8.3	Specific Conditions for the execution of the Transaction Documents on Closing Date by the Parties: The Parties shall have received the documents referred to in Section 9.4 of this Agreement.

8.4
Date of fulfilment of the Closing Conditions. All the Closing Conditions (except for the Closing Conditions 8.1(ii).g, 8.1.(iv) and 8.1.(v) which shall be fulfilled on Closing Date) must be fulfilled within ten (10) Business Days from the Agreement Date or on such other date as may be agreed upon in writing by all the Parties (the “Long Stop Date”). The Long Stop Date may under no circumstances exceed in any case June 30th 2017.

8.5
Completion. This Agreement will become effective on the Agreement Date. Once the Closing Conditions have been fulfilled or waived, the Capital Increases shall be completed on the Closing Date before the Notary according to the provisions of Clause 3 together with all the other agreements.

8.6
Proceedings at Closing Date: All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

9.	CLOSING. ACTIONS ON THE CLOSING DATE. CLOSING DELIVERIES.

9.1
The Closing Date will be the date set by the Company within ten (10) Business Days from the date of fulfilment or waiver of the Closing Conditions, except for the Closing Conditions 8.1(ii).g, 8.1.(iv) and 8.1.(v) which shall be fulfilled on Closing Date (“Closing Date”).

The Party that first becomes aware of the fulfilment of any Closing Condition will notify BDI Holding of that fulfilment. Once the last pending Closing Condition (except for the Closing Conditions 8.1(ii).g, 8.1.(iv) and 8.1.(v) which shall be fulfilled on Closing Date) has been fulfilled or waived, BDI Holding will give the Parties notice of the Closing Date at least five (5) Business Days in advance.

9.2	The Closing will be carried out before the Notary at the time designated by BDI Holding.

9.3	On the Closing Date, in one and the same act (“en unidad de acto”), the Parties shall execute the following actions related to the Transaction Documents:

9.3.1	Execute the Certificate of the Minutes described in Clause 3.1.1 (iv) above and pass the same into public deed before the Public Notary;

9.3.2	Execute the Certificate of the Minutes described in Clause 3.2.1 (iv) above and pass the same into public deed before the Public Notary;

9.3.3	Execute BDI Pharmaceuticals’ Capital Increase Deed;

9.3.4
Execute the Minutes and Certificate of the Minutes approving the change of the governing body of the Company (accepting the resignation of the current Company’s directors and appointing the new directors) and any amendments of the Bylaws of BDI Holding as per this Agreement; pass such Certificate of the Minutes into public deed before the Public Notary;

9.3.5
Execute the Minutes and Certificate of the Minutes approving the change of the governing body of VLP (accepting the resignation of the current Company’s director and appointing the new directors) and any amendments of the Bylaws of VLP as per this Agreement; pass such Certificate of the Minutes into public deed before the Public Notary;

9.3.6	Execute the Minutes and Certificate of the Minutes approving the change of the governing body of BDI Pharmaceuticals (accepting the resignation of the current director and appointing new directors)

and any amendments of the Bylaws of BDI Pharmaceuticals; pass such Certificate of the Minutes into public deed before the Public Notary;

9.3.7	Execute the Shareholders Agreements substantially in the form attached to this Agreement as Exhibit A1 and A2 and pass such agreements into public deeds.

9.3.8	Execute the Service Framework Agreement between Dyadic International Inc. and BDI Pharmaceuticals substantially in the form attached to this Agreement as Exhibit B.

9.3.9	Execute the Research Services Agreement between Dyadic International Inc. and BDI Pharmaceuticals substantially in the form attached to this Agreement as Exhibit C.

9.4
Simultaneously or prior to the Closing Date, the following actions shall be performed and the following items shall be delivered duly executed by the Parties (where appropriate) (“Closing Deliveries”):

(i)	By all the Parties: Delivery by the Parties of the corresponding Powers of Attorney to execute the Agreement;

(ii)	By the Company and VLP:

a.
Delivery of the Minutes approving (i) the Company’s Capital Increase according to the terms described in Clause 3.1.1 (iv) above, (ii) the waiver of all rights of first refusal, pre-emptive rights, notices, consents or other rights the Existing Shareholders and, if applicable, the Company may have in relation to the Company’s Capital Increase, (iii) the amendment of the Bylaws of BDI Holding pursuant to this Company’s Capital Increase, and (iv) any other resolution to be adopted by the Existing Shareholders according to Spanish Law in order to implement the Company’s Capital Increase;

b.
Delivery of the Minutes approving (i) VLP’s Capital Increase according to the terms described in Clause 3.2.1 (iv) above (ii) the waiver of all rights of first refusal, pre-emptive rights, notices, consents or other rights that the Company and, if applicable, VLP may have in relation to the VLP’s Capital Increase, (iii) the amendment of the by-laws of VLP pursuant to the VLP’s Capital Increase and (iv) any other resolution to be adopted by the Company according to Spanish Law in order to implement VLP’s Capital Increase;

c.
Delivery of the Minutes approving (i) BDI Pharmaceuticals’ Capital Increase according to the terms described in Clause 4.2 above, (ii) the amendment of the by-laws of BDI Pharmaceuticals pursuant to the BDI Pharmaceuticals’ Capital Increase and (iii) any other resolution to be adopted by BDI Pharmaceuticals according to Spanish Law in order to implement BDI Pharmaceuticals’ Capital Increase;

d.	Delivery by BDI Holding of the original bank certificates proving that Dyadic’s Company Cash-in Component and Inveready’s Company Cash-in Component have been transferred to the Company’s Accounts;

e.
Delivery by VLP of the original bank certificates proving that Dyadic’s VLP Cash-in Component, the Company’s VLP Cash-in Component and Inveready’s VLP Cash-in Component have been transferred to the VLP’s Accounts;

f.
A bank document to be issued by BDI Pharmaceuticals’ bank evidencing that the Company has duly transferred the cash payment corresponding to BDI Pharmaceuticals’ Capital Increase in BDI Pharmaceuticals’ bank accounts.

g.	Evidence that the Company has deposited (i) an amount equal to EUR 934,000 into BDI Pharmaceuticals’ Project A Account.

h.	Registration of the Company’s Capital Increase on the share registry book of the Company by way of an entry made by the secretary of its Board of Directors.

i.	Registration of BDI Pharmaceuticals’ Capital Increase Deed on the share registry book of BDI Pharmaceuticals by way of an entry made by the secretary of its Board of Directors;

j.	Registration of VLP’s Capital Increase Deed on the share registry book of VLP by way of an entry made by its sole director;

k.	Delivery by BDI Holding of the written resignation of the current Directors of the Company and of BDI Pharmaceuticals effective upon the Closing Date;

l.	Delivery by VLP of the written resignation of the current sole Director of VLP effective upon the Closing Date;

m.
Labour and Tax Certificate: The Company shall provide the Investors with certificates from the Spanish Social Security and Tax Authorities in relation to BDI Group evidencing i) the absence of outstanding obligations and payments to the Social Security Authority and ii) the absence of any tax debt, sanctions and liabilities towards the Spanish Tax Authorities.

n.
Delivery by BDI Pharmaceuticals of a written statement from         , S.A. stating that (i) it undertakes to continue with the lease agreement entered into BDI Pharmaceuticals –as lessee- with Verbia Nanotechnology S.L. –as lessor- in relation to the industrial premises located in Boecillo (Calle Louis Proust 13, plot ZT-3.1.3, 47151 Boecillo (Valladolid) after the enforcement of the mortgage of         , S.A. and (ii) it accepts the sublease agreement entered into by BDI Pharmaceuticals and VLP on March 15th 2016.

(iii)	By the Shareholders:

a.	Delivery by the corresponding Shareholder of the written acceptance letter of the Directors appointed by it for the Company, BDI Pharmaceuticals and VLP effective upon the Closing Date;

(iv)	By Dyadic:

a.	Delivery by Dyadic to the Notary of its Spanish Tax Identification Number;

b.	Delivery by Dyadic to the Notary of the Foreign Identification Numbers of the Directors appointed by it;

c.	Delivery by Dyadic to the Notary of the corresponding D-1A form to communicate the foreign investment to the Spanish General Directorate for Trade and Investment.

The abovementioned actions shall be undertaken simultaneously on the Closing Date, as part of a single transaction (“unidad de acto”). Consequently, none of the foregoing actions shall be held to have been completed until such time as each and every one of the other actions is completed.

10.	COVENANTS.

10.1.	Access and Information: Between the date hereof and the Closing Date, subject to Spanish Law and as reasonably necessary to preserve attorney client privilege:

i.
The Existing Shareholders and the Company shall, and shall cause the BDI Group to authorize and permit the Investors to have reasonable access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business or the other businesses of BDI Group to (a) properties, assets, facilities, premises, books and records, contracts and other documents and data relating to the Business as the Investors may from time to time reasonably request and (b) the other members of senior management and employees of the Business.

ii.
The Existing Shareholders and the Company shall, and shall cause BDI Group to furnish the Investors with such financial, trading, operating and other data and information relating to the Business as the Investors may reasonably request and provided that such request that does not impose on the Company or the Existing Shareholders any unreasonable burden.

iii.
The Existing Shareholders and the Company shall promptly notify the Investors of any material breach of Clause 10.2 below and of any material matters affecting or that would reasonably be expected to affect the Business, the Transactions contemplated by this Agreement or the Closing.

No information or notice provided to the Investors pursuant to this Clause 10.1 shall operate as a waiver of or otherwise affect any representation, warranty or agreement given or made by the Existing Shareholders or the Company in this Agreement.

10.2	Conduct of Business:

i.
During the period from the date hereof until the Closing Date, the Existing Shareholders and the Company shall, and shall cause the BDI Group to conduct the Business in the ordinary course consistent with past practice and (without limiting the generality of the foregoing) to use commercially reasonable efforts to:

a.	maintain and preserve intact the Business organizations and relationships with third parties and to keep available the services of the Business employees;

b.
maintain and preserve intact in a manner consistent with past practices (A) all material assets, structures, equipment and other tangible personal and real property of or required in the operation of the Business in their present repair, order and condition, except for ordinary wear and tear, (B) the business operations, franchise and goodwill of the Business, (C) the insurance coverage applicable to the Business (or equivalent replacement coverage), (D) all permits required for the conduct of the Business as conducted as of the date hereof or for the ownership and use of the assets of the Business, and (E) all accounting and other records in the ordinary and usual course;

c.	continue to collect accounts receivable in a manner consistent with past practices, without discounts; and

d.	perform all material obligations of the Business and continue capital expenditures in accordance with current capital expenditure programs in a manner consistent with past practices.

ii.
Without limiting the generality of the foregoing, from the date hereof until the Closing Date, with respect to the Business, the Existing Shareholders shall not and shall ensure that the BDI Group does not, without the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of the Investors unless it is within the ordinary course of business, or derived from or in connection with what is expressly provided for in this Agreement:

a.	sell, lease, assign, license, transfer or otherwise dispose of any assets, rights or properties (or portions thereof) of the BDI Group;

b.	mortgage, pledge or subject any material assets or properties of the BDI Group to any additional lien;

c.
make, grant or promise any material bonus or any material increase to the compensation of any Business employees, officer or director, or make, grant, promise, or defer payment of, or make any other material change in employment terms for any employee, officer or director of the BDI Group;

d.	engage any new member of the managing bodies in the BDI Group or to decide on any material change in the workforce of the BDI Group;

e.	create, incur, assume or guarantee any Indebtedness for borrowed money or any Indebtedness outside of the ordinary course of business;

f.
make or change any material tax election, file any material amended tax return, enter into any material tax closing agreement, settle any material tax claim or assessment relating to the Business, surrender any material right to claim a refund of material taxes, consent to any material extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Business;

g.
change the fiscal year end of any of the BDI Group or change any annual accounting period of any of the BDI Group, or, except as may be required by a change in Law, adopt or change any accounting method used as of the date of this Agreement or by any company of the BDI Group;

h.
(A) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of any Person or division thereof (other than inventory in the ordinary course of business) or otherwise acquire or license any assets or properties (other than inventory in the ordinary course of business) that are material, individually or in the aggregate to the BDI Group taken as a whole or to the Business, (B) effect any recapitalization, reclassification or like change in its capitalization or (C) make any loan, advance or capital contribution to, or acquire any equity interests or securities convertible or exchangeable into equity interests in, or otherwise make any investment in any Person;

i.	amend or authorize the amendment of the bylaws (or similar organizational documents) of the BDI Group;

j.
pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of any of the following (i) in the ordinary course of business or (ii) if the amount involved is less than EUR 10.000 in the aggregate; or defer payment of any accounts payable other than in the ordinary course of business, or give any discount, accommodation or other concession other than in the ordinary course of business;

k.
declare or pay, or set aside funds for the payment of, any dividends on or make any other distributions in stock or property in respect of any of the equity interests; split, combine or reclassify any of its capital stock (or other equity interests) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (or other equity interests); change any rights, preferences, privileges or restrictions on any of its outstanding equity interests; adopt or carry out any plan of liquidation or dissolution; or repurchase, redeem, or otherwise acquire, directly or indirectly, any shares of stock or other equity interests;

l.
(A) commence a lawsuit other than (1) for the routine collection of bills or any other trade receivables, (2) in such cases where the Existing Shareholders or the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Business (provided that the Existing Shareholders or the Company obtain the Investors approval and consent prior to the filing of such a suit), or (3) in connection with the enforcement or breach of the terms of this Agreement, or (B) settle or agree to settle any pending or threatened lawsuit or proceeding or material dispute; or

m.	enter into any oral or written agreement, contract, commitment, arrangement or understanding to do any of the foregoing.

n.
Conduct any activities on behalf of any member of the BDI Group, Dyadic or any third party that, directly or indirectly, incorporate or use (whether alone or in combination with any other intellectual property of the BDI Group or any third party) any component of the C1 Technology (as such term is defined in the Research Services Agreement) or any derivatives or modifications thereof, except as expressly permitted by and in accordance with the terms and provisions of the Research License Agreement.

10.3
Efforts; No Inconsistent Actions.: Subject to the terms and conditions hereof, the Existing Shareholders, the Company and the Investors shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective this Transaction and to cause the conditions to each other’s obligation to close the transaction as set forth in Clauses 3 to 7 to be satisfied. The Existing Shareholders, the Company and the Investors shall cooperate with each other to the extent reasonable in connection with the foregoing.

10.4	Notification of Certain Matters.
Each Party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event or the existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof, up to and including the Closing Date, that reasonably could be expected to prevent the Closing from occurring and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure reasonably could be expected to prevent the Closing from occurring.

10.5	Exclusivity.

(a)
Until the earlier of the Closing and such time as this Agreement is terminated in accordance with Clause 16, neither the Company nor the Existing Shareholders will directly or indirectly enter into or knowingly solicit, initiate, encourage, facilitate or continue any inquiries or negotiation, discussion, contract, agreement, instrument, arrangement or understanding with any party (whether or not binding), or any merger, recapitalization or similar transaction, with respect to the sale of the BDI Group’s shares, the assets of the BDI Group or any or all of the Business.

(b)
The Existing Shareholders shall immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to an inquiry, proposal or offer from any Person (other than the Investors) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Business or the Company’s shares owned by the Existing Shareholders.

(c)
The Existing Shareholders agree that the rights and remedies for non-compliance with this Clause 10.6 shall include the right to seek the specific enforcement of such provision, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Investors and that money damages would not provide an adequate remedy to the Investors.

11.	EXISTING SHAREHOLDERS’ WARRANTIES.

11.1
The Company and the Existing Shareholders jointly and severally, except as otherwise provided herein, represent and warrant to the Investors that each of the warranties of the Company and each Existing Shareholder set forth in Schedule IV attached to this Agreement (the “Warranties”) (i) are true, exact, complete and accurate and not misleading as at the Agreement Date and (ii) gives the right to the Investors to be indemnified in accordance with the terms and conditions of this Agreement for Losses in the event that any of the Warranties is proved to be false or misleading or is otherwise breached according to the Company and Existing Shareholders’ indemnification obligations stated in the Schedule V attached to this Agreement.

The Company and the Existing Shareholders will jointly and severally, except as otherwise provided herein, ratify at Closing Date sections 11.1(i) and (ii) above.
11.2 Each Warranty shall be construed as a separate and independent warranty and, except where expressly stated, shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other provision of this Agreement and the Investors shall have a separate claim and right of action in respect of each and every breach of Warranty.

11.3	The rights and remedies of the Investors in respect of any breach of the Warranties shall not be limited or, in any other way, restricted or affected by:

(i)	the execution of the Transaction Documents on Closing Date; or

(ii)	either Investor failing to exercise or delaying the exercise of any right or remedy.

11.4	The Company and the Existing Shareholders’ indemnification obligations are set forth in Schedule V.

12.	EXISTING SHAREHOLDERS SPECIFIC INDEMNITIES OBLIGATIONS.

12.1
In addition to the rights and remedies in paragraph 1 of Schedule V, the Existing Shareholders shall fully indemnify and hold harmless on demand on a continuing basis the Investors, the Company and/or any BDI Group, from and against any and all Losses suffered or incurred by the Investor, the Company and/or any BDI Group relating to, arising out of or resulting from specific indemnities listed in this Clause 12 (the “Specific Indemnities”).

(i)
any breach by BDI Pharmaceuticals and/or VLP caused before the Closing Date of the labour and social security regulations regarding the temporary recruitment for specific projects or services with temporary employees, which may imply severance payments, fines and the return of social security deductions, in connection with the current temporary contracts and the previous temporary contracts entered into; and

(ii)
any breach by BDI Pharmaceuticals and/or VLP caused before the Closing Date in connection with the minimum salaries stated by the applicable Collective Bargaining Agreements for each professional category, which may imply monetary claims, social security contributions and associated fines.

12.2	Limitations of liability established in Schedule VI shall not apply to the Specific Indemnities set forth in Clause 12.

13.	LIMITATION OF LIABILITY.

13.1
Subject to clause 13.2, the limitations contained in Schedule VI shall apply to (i) any breach or inaccuracy of any of the Warranties set forth in Section 11 of the Agreement and Schedule IV attached thereto as well as (ii) any breach or inaccuracy of the Covenants, agreements or obligations of the Existing Shareholders, the Company or VLP under this Agreement.

13.2
Notwithstanding any other provisions of this Agreement, none of the limitations contained in this Agreement, Schedule VI or any statutory limitation shall apply in relation to (i) the Specific Indemnities, (ii) any claim relating to the warranties of Section 1 (Authority and Capacity) and 2 (Title of Shares in the Company and VLP) listed in Schedule IV and (iii) the liability of the Existing Shareholders to any claim where the fact, matter or circumstance giving rise to such claim arises as a result of fraud (“dolo” o “culpa grave”), fraudulent misrepresentation, deliberate misstatement or wilful concealment on the part of any of the Existing Shareholders.

14.	INVESTORS’ WARRANTIES.

14.1
The Investors represent and warrant to the Company and to the Existing Shareholders that each of the warranties of such Investor set out in this Clause 14 (i) is true, correct, complete, accurate and not misleading as of the date hereof and on Closing Date; and (ii) gives the right to the Company and the Existing Shareholders to be indemnified in accordance with the terms and conditions of this Agreement for Losses in the event that any of the mentioned warranties is proved to be false or misleading or is otherwise breached.

14.2	Dyadic.

(i)
Dyadic is a corporation duly organized and validly existing under the laws of the State of Florida, USA. This Investor has the corporate power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated by such Transaction Documents and to carry out its obligations thereunder.

(ii)
Dyadic is not insolvent or the subject of any proceedings for its administration, safeguard or liquidation or any other insolvency, bankruptcy, receivership proceedings applicable under the laws of any jurisdiction and no facts exist that would result in any such event occurring. This Investor is not the subject of any voluntary or judicial reorganization proceedings, or in liquidation.

(iii)
The execution of this Agreement by Dyadic’s signatory and the consummation of the Transaction contemplated herein have been duly authorized by Dyadic’s board of directors and by all necessary consents, actions and proceedings of such Investor required by Applicable Laws.

(iv)
This Agreement has been duly executed by Dyadic and constitutes its legal and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally.

(v)	Dyadic has the financial resources required to close the transactions contemplated by this Agreement.

(vi)
No Conflict: The execution, delivery and performance of this Agreement and of the Transaction Documents to which Dyadic is a party and the consummation of the transactions contemplated by hereby and thereby, do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement to which Dyadic is a party is bound, or (ii) result in a violation of any Law to which Dyadic is subject.

14.3	Inveready.

(i)	Inveready is duly organized and validly existing under the laws of Spain. This Investor has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)
Inveready is not insolvent or the subject of any proceedings for its administration, safeguard or liquidation or any other insolvency, bankruptcy, receivership proceedings applicable under the laws of any jurisdiction and no facts exist that would result in any such event occurring. This Investor is not the subject of any voluntary or judicial reorganization proceedings, or in liquidation.

(iii)
The execution of this Agreement by Inveready’s signatory and the consummation of the Transaction contemplated herein have been duly authorized by Inveready’s board of directors and by all necessary consents, actions and proceedings of such Investor required by Applicable Laws.

(iv)
This Agreement has been duly executed by Inveready and constitutes its legal and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally.

(v)	Inveready has the financial resources required to close the transactions contemplated by this Agreement.

(vi)
No Conflict: The execution, delivery and performance of this Agreement and of the Transaction Documents to which Inveready is a party and the consummation of the transactions contemplated by hereby and thereby, do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement to which Inveready is a party is bound, or (ii) result in a violation of any Law to which Inveready is subject.

15.	TERM.

15.1
Unless the Agreement shall have expired on the Long Stop Date in accordance with Clause 8.2 above, this Agreement shall remain in full force and effect as long as each of the Parties continue holding Shares in the Company, and as long as expressly stated herein for those obligations for which the Agreement expressly foresees a longer term.

16.	TERMINATION.

16.1	Termination of Agreement: Notwithstanding anything herein to the contrary, this Agreement may be terminated:

(a)	at any time prior to the Closing Date by mutual written consent of all of the Parties; or

(b)
by either the Company and all of the Existing Shareholders, on the one hand, or either of the Investors, on the other hand, by written notice to the other Parties, if the Closing has not taken place on or before the Long Stop Date, or such later date as the Parties may agree to in writing (not exceeding under any circumstances June 30th 2017 as set forth in Clause 8.4 above). In this case and if derived from the non-fulfillment of any of the Closing Conditions, each of the Parties shall have the right to claim for any damages to the Party who failed to perform the Closing Conditions in breach of its obligations under this Agreement subject to the terms and conditions of this Agreement; or

(c)
by either the Company and all the Existing Shareholders, on the one hand, or either of the Investors on the other hand, by written notice to the other Parties, if the Closing Conditions have not been fulfilled or waived by any of the Parties before the Long Stop Date, or such later date as all the Parties may agree to in writing. In this case, each of the Parties shall have the right to claim for any damages to the Party who failed to perform the Closing Conditions in breach of its obligations under this Agreement.

16.2
Effect of Termination: In the event of termination by any Party or Parties pursuant to this Clause 16, written notice thereof shall promptly be given to the other Parties and the transactions contemplated by this Agreement shall be terminated without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

(a)
The Company and the Existing Shareholders, on the one hand, and the Investors, on the other hand, shall return to the other all documents and other materials received from the other Parties (including all copies or reproductions thereof in whatever form or medium, including electronic copies, or materials developed from any such documents or other materials) relating to the Transaction, whether obtained before or after the date hereof; and

(b)
If this Agreement is terminated as provided in this Clause 16, this Agreement shall become null and void and of no further force or effect (except as otherwise provided in this Clause 16); provided, that the provisions of Clauses regarding “Definitions and interpretation rules”, “Closing Conditions”, “Confidentiality”, “Expenses and taxes”, “Notices”, and “Applicable Law and Jurisdiction”) shall survive any termination hereof.

(c)
Nothing in this Clause 16 shall be deemed to release, or limit the Liabilities of, any Party from any Liability for any intentional breach by such Party of any representation, warranty or covenant (including the requirement to consummate the Closing if all of the Closing Conditions set forth in Clause 8 have been satisfied) contained in this Agreement.

17.	CONFIDENTIALITY.

17.1
Definition. “Confidential Information” means any information disclosed by one Party (the “Disclosing Party”) to the other (the “Receiving Party”), whether oral, written, visual, electromagnetic, electronic or in any other form, and whether contained in memoranda, summaries, notes, analyses, compilations, studies or other documents, and whether the same have been prepared by the Disclosing Party or the Receiving Party: (i) which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary,” or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and is summarized in writing and similarly marked and delivered to the Receiving Party within thirty (30) Days after initial disclosure; and (ii) which includes but is not necessarily limited to (A) technical data or information, including proprietary host organisms and their strains, plasmids/vectors, DNA sequences, genetic elements, genomic information and annotated genomic information, gene expression tools and protocols, fungal high throughput screening, enzymes and other proteins and their applications, research and manufacturing protocols and practices, formulae, charts, analyses, reports, patent applications, trade secrets, ideas, methods, processes, know-how, computer programs, products, equipment, raw materials, designs, data sheets, schematics, configurations, specifications, techniques, drawings, and the like, whether or not relating to experimental data, projects, products, processes, research practices and the like, (B) past, present and future business, financial and commercial data or information, prices and pricing methods, marketing and customer information, financial forecasts and projections, and other data or information relating to strategies, plans, budgets, sales and the like; and (C) any other data or information delivered by the Disclosing Party to the Receiving Party or which the Receiving Party has acquired from the Disclosing Party by way of the former’s inspection or observation during visits to the research laboratory, manufacturing plan or other type of facility of the latter Party. The Parties expressly acknowledge and agree that all information of a proprietary and/or confidential nature furnished by the Disclosing Party to the Receiving Party in furtherance of the Disclosing Party’s obligations under this Agreement shall be deemed Confidential Information. Notwithstanding anything to the contrary contained herein, any failure by the Disclosing Party to mark, identify or confirm the Confidential Information shall not relieve Receiving Party of its obligations under this Agreement where Receiving Party knows or has reason to know that the information disclosed to it is Confidential Information.

17.2
Confidential Information Exclusions. Confidential Information will exclude information the Receiving Party can demonstrate is: (i) now or hereafter, through no unauthorized act or failure to act on Receiving Party’s part, in the public domain; (ii) known to the Receiving Party from a source other than the Disclosing Party (including former employees of the Disclosing Party) without an obligation of confidentiality at the time Receiving Party receives the same from the Disclosing Party, as evidenced by contemporaneous written records; (iii) furnished to others by the Disclosing Party without restriction on disclosure; or (iv) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

17.3
Confidentiality Obligation. For a period commencing on this date and ending on the tenth (10th) anniversary after the termination of the Agreement, the Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information for any purpose whatsoever other than for the purposes set forth herein, except as expressly otherwise permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such Confidential Information to Third Parties. The Confidential Information may be disclosed only to employees or contractors of the Receiving Party with a “need to know” who are instructed and agree not to disclose the Confidential Information and not to use the Confidential Information for any purpose, except as set forth herein; provided, however, in the case of BDI Group, the term “employees or contractors of a Receiving Party” shall include employees of each of those of BDI Group and any contract research organizations with whom BDI Group has written agreements pursuant to which such contract research organization is performing or will perform work under a project and is bound by an obligation of confidence to BDI Group that makes such contract research organization liable for any breach by its employees of those confidentiality obligations to BDI Group. The Receiving Party shall have appropriate written agreements with any such employees or contract research organizations sufficient to comply with the provisions of this Agreement. A Receiving Party may not alter, decompile, disassemble, reverse engineer, or otherwise modify any Confidential Information received hereunder and the mingling of the Confidential Information with information of the Receiving Party shall not affect the confidential nature or ownership of the same as stated hereunder.

17.4
Permitted Disclosures of Confidential Information by BDI Group. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure and to the extent permitted by law, the Receiving Party shall (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

18.	EXPENSES AND TAXES.

18.1	The Parties will be responsible for the expenses and taxes derived from negotiating, formalising and executing this Agreement, as follows:

(i)	Costs incurred in formalizing the Capital Increase Deed before the Notary shall be paid by the Company.

(ii)	Costs incurred in formalizing BDI Pharmaceuticals’ Capital Increase Deed before the Notary shall be paid by BDI Pharmaceuticals.

(iii)	Fees for advisors and other professionals will be paid by the Party that contracted the services in each case.

(iv)	Taxes resulting from formalizing and executing this Agreement and the transactions envisaged in it will be borne, in each case, in accordance with Applicable Law.

(v)	Up to EUR 20,000 to be paid by VLP to Inveready for the cost related to the services provided by its advisors in the Transaction, cost which shall be duly evidenced to VLP in an open book basis.

18.2
The Parties further agree that Inveready shall have the right to charge VLP an aggregate yearly amount of EUR 18,000 in the concept of portfolio management fees, being such amount to be paid by VLP on a monthly basis.

In the event VLP was in an insolvency proceeding (“concurso de acreedores”), BDI Holding will pay Inveready an annual fee of EUR 12,000, while Inveready remains on the Board of Directors of BDI, instead of paying the EUR 18,000 referred to in the paragraph above.

19.	ASSIGNMENT.

19.1	Subject to Clause 19.2, none of the Parties to this Agreement may assign its rights and obligations hereunder to any third Person, without the prior written consent of the other Parties.

19.2
Dyadic shall be entitled to assign its rights under this Agreement and/or any other transaction document to any member of Dyadic’s Affiliates, with the Existing Shareholders’ prior written consent provided that Dyadic remains jointly and severally liable with the assignee.

20.	AMENDMENT.

20.1
Except as otherwise specifically provided herein, neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing (i) signed by the Parties to this Agreement and (ii) expressly purporting to amend or otherwise modify this Agreement. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Party against which the enforcement of such waiver, discharge or termination is sought.

21.	NOTICES.

21.1
Unless otherwise expressly set out in the Agreement, all notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given (i) upon personal delivery, or (ii) three Business Days after being sent by recognized express courier service that maintains records of receipt. In all cases and without prejudice of the notice requirements set out before, as a further requirement any notices shall be also sent via email at the email addresses provided in this Clause.

It is hereby understood that notice shall be deemed as received when sent to the addresses indicated below for each of the Parties:

(i)	For the Existing Shareholders:

▪	Creux Análisis Estratégicos, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address:         , Salamanca (España).

Tel.:
E-Mail:

▪	Mr. Emilio Gutiérrez Gómez
Address:         , Salamanca (España).
Tel.:
E-Mail:

▪	Mr. Carlos Blázquez Escudero
Address: calle Pradillo Ventorro 3, 2º, Salamanca (España).
Tel.:
E-Mail:

▪	Mr. Ricardo Arjona Antolín
Address:         , Sevilla (España).
Tel.:
E-Mail:

▪	Ms. Ana Gómez Rodríguez
Address:         , Salamanca (España).
Tel.:
E-Mail:

▪	Mr. Luis Hilario Guerra Trueba
Address:         , Valladolid (España).
Tel.:
E-Mail:

▪	Floema Biotec, S.L.
Attn.: Mr. José Pellicer España
Address:         , Madrid (España).
Tel.:
E-Mail:

▪	Mr. Jorge Hernández Esteban
Address:          Madrid (España).

Tel.:
E-Mail:

▪	Mr. Yahia El-Amrani Bentahar
Address:         , Madrid (España).
Tel.:
E-Mail:

(ii)	For the Investors:

▪	DYADIC INTERNATIONAL (USA), INC
Attn.: Mark A. Emalfarb, CEO
Address: 140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
Tel.: 561-743-8333
E-Mail: memalfarb@dyadic.com
With copy to: Laura Nemeth, Squire Patton Boggs
Email: laura.nemeth@squirepb.com

▪	INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.
Attn.: Roger Piqué Pijuan
Address:
Tel.:
E-Mail:

(iii)	For the Company:

▪	Biotechonology Developments for Industry, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address: avenida Francisco Vallés 8, 47151, Boecillo – Valladolid (España).
Tel.:
E-Mail:
(iv) For VLP:

▪	VLP The Vaccines Company, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address:         , Salamanca
Tel.:
E-Mail:
In order for any change to the above addresses or persons for the notice purposes to be binding upon the Parties, the relevant party must notify it accordingly with at least ten (10) days in advance following the terms included under this Clause 21.

22.	SUCCESSORS AND ASSIGNS.

22.1	This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, and their respective successors, permitted assigns and their heirs and legal representatives.

23.	SEVERABILITY.

23.1
Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

24.	SUPREMACY.
Each Party acknowledges that this Agreement includes provisions that may deviate from the provisions in the Bylaws and agrees that, among the Parties to this Agreement, the terms and conditions of this Agreement shall prevail and each Party agrees to take all such necessary or appropriate actions, including by voting and or waiving any rights under the Bylaws, in order to give full effect to the terms and conditions set forth in this Agreement.

25.	ENTIRE AGREEMENT; COUNTERPARTS.

25.1
This Agreement (including its Schedules and Exhibits) constitutes the full and entire understanding and agreement of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof.

25.2
This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

26.	FURTHER ACTIONS.

26.1
Each Party shall execute and deliver such other agreements and documents, and take such other actions, as may reasonably be requested to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement.

27.	NON-WAIVER.

27.1	No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and shall be deemed limited to that expressly provided for in such waiver.

28.	PUBLICITY

28.1
Publicity; Use of Name. Dyadic may issue any press releases or make any other public statement with respect to the transactions contemplated hereby without the prior consent of BDI Group and notwithstanding the existence of any confidentiality or non-disclosure obligations that Dyadic may have, which, for the avoidance of doubt, may include the filing of this Agreement and/or a summaries thereof with the U.S. Securities and Exchange Commission by Dyadic as required by U.S. federal securities law (such requirement to be determined by Dyadic in its sole discretion) and industry and investor conferences and presentations. BDI Group may not issue any press releases or make any other public statement with respect to the transactions contemplated hereby without the prior written consent of Dyadic, which may be withheld in Dyadic’ sole discretion. The Parties may (i) disclose the terms of this Agreement to such Party’s auditors, attorneys, bankers or investment bankers as necessary for their rendition of services to such Party; and (ii) disclose the terms of this Agreement to bona fide prospective investors, merger partners, strategic partners, or acquirors and their respective professional advisors, in connection with the negotiation, entry into and/or performance of a business transaction between such parties, including the conduct of due diligence involved in such transaction, provided, however, that such parties are subject to obligations of confidentiality and non-use at least as restrictive as those set forth in Clause 17. During the term of this Agreement and for a reasonable time thereafter, Dyadic may use BDI Group and its Affiliates name and logo in a press release, marketing material and/or advertisement disclosing the existence of this Agreement. Except for disclosures permitted pursuant to this Clause 28.1, neither Party will use the other’s name for advertising or external publicity purposes without its consent, except that Dyadicmay include in its promotional materials references to and quotations from publications of results of the projects. In addition, in the event there is a third party beneficiary to projects contracted by Dyadic to BDI Pharmaceuticals under the Services Framework Agreement whose direct beneficiary will be a third party introduced by Dyadic and whose aim, planning and budgets shall be agreed in writing by Dyadic and BDI Pharmaceuticals, such third party may issue press releases or make any other public statement with respect to such project or the results yielded thereunder without the prior written consent of BDI Pharmaceuticals.
Dyadic will provide BDI Group and Inveready with a copy of the draft of the relevant press release, and will give to BDI Group and Inveready 24 hours in order to provide Dyadic with any suggested edits and changes.

28.2
Inveready may issue press releases or make other public statements with respect to the transactions contemplated hereby only with the prior consent of Dyadic which shall be given in its absolute and entire discretion.

Dyadic retains all publicity rights in connection with the application(s) of C1 Technology. For clarity, neither Inveready nor BDI can issue a press release or public statement in connection with any research related to Dyadic projects, including but not limited to Project A.
In the event that Dyadic did not respond to Inveready within 48 hours, Inveready may issue the information unrelated to the C1 Technology and Dyadic projects including but not limited to Project A that it sent to Dyadic.

29.	APPLICABLE LAW AND ARBITRATION.

29.1	The Agreement shall be governed by, and interpreted under, the laws of Spain, without application of rules on conflicts of laws.

29.2	All disputes between the Parties shall be resolved by this Clause 29.
Any Party shall give the other party written notice of any dispute under this or in connection with this Agreement. The Parties shall attempt to resolve such dispute promptly by negotiation among the Parties and their advisors and executive officers of the BDI Group, Dyadic and/or Inveready, as applicable, who have authority to settle the dispute.
Within ten (10) Business Days after delivery of the notice, the party(ies) receiving the notice shall submit to the other a written response. The notice and response shall include: (A) a statement of each party’s position and a summary of arguments supporting that position; an (B) in the case of any member of the BDI Group, Dyadic and/or Inveready, the name and title executive officer of such Party who will represent such Party and, in the case of any Party, the name and title of any other person who will accompany such Party during the negotiations. Within thirty (30) days after delivery of the disputing Party’s notice, Parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to attempt to resolve the dispute.

29.3
If such dispute has not been resolved by the Parties in accordance with Clause 29.2 within forty-five (45) days after the disputing Party’s request notice, or if the Parties fail to meet within thirty (30) days after such request notice, then each of the Parties agree to submit all disputes, controversies or claims that may arise between them that directly or indirectly relate to this Agreement, including issues concerning the existence, validity, effectiveness, interpretation, compliance or termination hereof, to be resolved by arbitration at the Madrid Chambers of Commerce and Industry in accordance with the rules regulating such body, which rules are deemed to be incorporated by reference into this Clause.

29.4
The arbitration proceedings shall be carried out before the Court of Arbitration of the Madrid Chambers of Commerce and Industry and subject to the regulations of said Court, whenever not referred to herein. The seat or legal place of the arbitration shall be Madrid.

29.5	The arbitration shall be resolved by a tribunal of one arbitrator appointed in accordance with the rules of the Court of Arbitration of the Madrid Chambers of Commerce and Industry.

29.6	The Parties hereby undertake to voluntarily comply with the arbitral award issued, as soon as it becomes final.

29.7
The arbitration language shall be Spanish. To the extent that any supporting or accompanying documents of the relevant claim or answer to the claim are originally drafted in Spanish, such documents shall be translated into English.

IN WITNESS WHEREOF, the Parties have executed the Agreement in one counterpart to be raised into public, in the place and on the date first above written.

/s/ Emilio Gutiérrez Gómez	/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez On behalf of Creux Análisis Estratégicos, S.L.	Mr. Emilio Gutiérrez Gómez
/s/ Pablo Gutiérrez Gómez	/s/ Ricardo Arjona Antolín
Mr. Pablo Gutiérrez Gómez On behalf of Mr. Carlos Blázquez Escudero	Mr. Ricardo Arjona Antolín
/s/ Ana Gómez Rodríguez	/s/ Emilio Gutiérrez Gómez
Ms. Ana Gómez Rodríguez	Mr. Emilio Gutiérrez Gómez On behalf of Mr. Luis Hilario Guerra Trueba
/s/ Antonio De Leyva Tejadaon	/s/ Jorge Hernández Esteban
Mr. Antonio De Leyva Tejadaon behalf of Floema Biotec, S.L.	Mr. Jorge Hernández Esteban
/s/ Emilio Gutiérrez Gómez	/s/ Pablo Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez On behalf of Mr. Yahia El-Amrani	Mr. Pablo Gutiérrez Gómez on behalf of Biotechnology Developments for Industry, S.L.
/s/ Antonio Cañadas Bouwen	/s/ Roger Piqué Pijuan
Mr. Antonio Cañadas Bouwen On behalf of Dyadic International (USA), Inc.	Mr. Roger Piqué Pijuan On behalf of INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.
/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez on behalf of VLP The Vaccines Company, S.L.U.

Schedule I
Subsidiaries

Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.
Company name	Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.
Company number	Spanish Tax Identification Number so called (NIF/CIF): B-86206695
Date and place of incorporation	27 April 2011 in Madrid (Spain)	:
Registered address	C/ López de Hoyos 35, 1º, Madrid (Spain)
VLP The Vaccines Company, S.L.U.
Company name	VLP The Vaccines Company, S.L.U
Company number	Spanish Tax Identification Number so called (NIF/CIF): B-37515111
Date and place of incorporation	16 March 2012 in Madrid (Spain)	:
Registered address	C/ Velázquez 4, 5º, 37005 Salamanca (Spain)

Schedule IIExisting Shareholders of BDI Holding

Shareholders	%	Shares	Nº (inclusive)
Creux Análisis Estratégicos, S.L.	23.45%	11,721,379	[1 - 7,331,502]; [32,500,001 – 34,946, 362]; [41,985,001 – 43,033,003]; [46,485,001 – 47,380,512]
Mr. Emilio Gutiérrez Gómez	10.05%	5,024,443	[15,979,178 – 19,023,353]; [34,946,363 – 36,054,945]; [44,237,333 – 44,682,429]; [48,558,414 – 48,985,000]
Mr. Carlos Blázquez Escudero	8.43%	4,212,731	[10,302,463 – 13,273,422]; [32,000,001 – 32,500,000]; [43,467,805 – 43,839,825]; [47,799,092 – 48,168,841]
Mr. Ricardo Arjona Antolín	9.82%	4,910,077	[7,331,503 – 10,302,462]; [36,054,946 – 37,140,682]; [43,033,004 – 43,467,804]; [47,380,513 – 47,799,091]
Ms. Ana Gómez Rodríguez	8.995%	4,495,819	[13,273,423 – 15,979,177]; [37,140,683 – 38,143,667]; [43,839,826 – 44,237,332]; [48,168,842 – 48,558,413]
Mr. Luis Hilario Guerra Trueba	5.565%	2,781,290	[19,023,354 – 19,342,466]; [38,143,668 – 38,401,948]; [44,682,430 – 45,886,325]; [48,985,001 – 49,985,000]
Floema Biotec, S.L.	21.32%	10,654,955	[19,342,467 – 27,342,466]; [38,401,949 – 41,056,903]
Mr. Jorge Hernández Esteban	7.52%	3,757,607	[27,342,467 – 29,808,219]; [41,056,904 -41,985,000]; [45,886,326 – 46,250,082]
Mr. Yahia El-Amrani	4.85%	2,426,699	[29,808,220 – 32,000,000]; [46,250,083 – 46,485,000]

Shareholders	%	Shares	Nº (inclusive)
TOTAL	100%	49,985,000	[1 – 46,485,000]

Schedule III
Liability Distribution Percentages

Shareholders	Liability Distribution Percentages
Mr. Ricardo Arjona Antolín	9.82%
Ms. Ana Gómez Rodríguez	8.995%
Mr. Luis Hilario Guerra Trueba	5.565%
Creux Análisis Estratégicos, S.L.	23.45%
Mr. Jorge Hernández Esteban	7.52%
Mr. Yahia El-Amrani	4.85%
Mr. Emilio Gutiérrez Gómez	10.05%
Mr. Carlos Blázquez Escudero	8.43%
Floema Biotec, S.L.	21.32%
Total	100%

Schedule IV
Company and Existing Shareholders’ Warranties
Capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement.

1	AUTHORITY AND CAPACITY
The Company, with respect to the Company and VLP, and each Existing Shareholder, with respect to such Shareholder, the Company and VLP, each hereby represent and warrant to the Investors that:

1.1.
Such Existing Shareholder, the Company, and VLP has full power and authority to enter into, deliver and perform this Agreement and the other Transaction Documents to which such Existing Shareholder or the Company or VLP is a party. The Agreement and the other Transaction Documents, when executed, will constitute, valid and binding obligations of such Existing Shareholder, the Company, and/or VLP (where applicable, in accordance with the parties of the relevant agreement) and are enforceable against such Existing Shareholder, the Company and/or VLP (where applicable, in accordance with the parties of the relevant agreement) in accordance with their respective terms.

1.2.
The execution and delivery of, and the performance by such Existing Shareholder, the Company and/or VLP of their respective obligations under this Agreement and the other Transaction Documents to which such Existing Shareholder, the Company, or VLP is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement to which such Existing Shareholder, the Company or VLP is bound, or (ii) result in a violation of any Law to which such Existing Shareholder, the Company or VLP is subject or (iii) will not result in a breach of any order, judgment or decree of any court or governmental agency or Encumbrance to which any of the Existing Shareholders, the Company or VLP is a party or by which any of the Existing Shareholders, the Company or VLP or any of their respective assets is bound.

1.3.
None of such Existing Shareholder, the Company, or VLP is involved in any court or administrative or arbitration proceedings of any kind and no such proceedings are pending or threatened against or such Existing Shareholder, Company or VLP that challenge or seek to prevent or otherwise delay the transactions contemplated by this Agreement or any other Transaction Document. To such Existing Shareholder`s, the Company’s, or VLP’s knowledge no event has occurred or circumstances exist that may give rise to or serve as the basis for any such proceedings.

1.4.	None of the Company, BDI Pharmaceuticals, VLP, or such Existing Shareholder has at any time:

a.	been the subject of a bankruptcy order;

b.	had a bankruptcy petition filed against it/him/her and, as well, that none are to be known to be pending in future action;

c.
entered into an individual voluntary arrangement whatsoever, a deed of arrangement or into any other composition or arrangement of any kind with its/his/her creditors in satisfaction of its/his/her debts; or

d.	had any execution, sequestration or other process levied or applied for or any diligence done or attempted to be done in respect of the whole or any part of any of its/his/her property or assets.

1.5.
No receiver (including any administrative receiver) has been appointed in respect of all or any part of any of the property, assets or undertakings of the Company, BDI Pharmaceuticals, VLP, or such Existing Shareholder.

2.	TITLE OF SHARES IN THE COMPANY.
Each Existing Shareholder, with respect to the shares in the Company owned by such Existing Shareholder, and the Company, represent and warrant to the Investors that:

2.1.
Such Existing Shareholder is the legal and beneficial owner of such Existing Shareholder’s shares in the Company (notwithstanding any applicable provisions under Spanish law in relation to the marriage community property regime).

2.2.	All the shares in the Company issued to the Existing Shareholders have been validly issued, are fully paid and constitute the entire issued and to be issued share capital of the Company.

2.3.
Except as expressly set forth in the Transaction Documents and save to the call options granted on the Closing Date by some of the Existing Shareholders, there is no Encumbrance on, over or affecting any of such Existing Shareholder’s shares in the Company and there is no agreement or arrangement to give or create any such Encumbrance. No claim has been made by any person seeking to claim any such Encumbrance.

2.4.
Except as expressly set forth in the Transaction Documents and save to the call options granted on the Closing Date by some of the Existing Shareholders, there are no formal agreements or arrangements in force which provide for the present or future allotment, issue, transfer, redemption or repayment of, or grant to any person of the right (whether conditional or otherwise) to require the allotment, issue, transfer, redemption or repayment of, any share or loan capital of the Company (including any option or right of pre-emption or conversion).

2.5.	No shares in the capital of the Company have been issued, and no transfer of any such shares has been registered, except in accordance with Spanish law and the bylaws of the Company.

The Company, with respect to the shares in the Company that will be owned by the Investors as a result of the Investment Round in the Company as stated in clause 3.1 of the Investment Agreement, represents and warrants to the Investors that:

2.6.
The Investors will be the legal and beneficial owners upon Closing of such shares that will be validly issued upon the full cash payment that will be received in the Company’s Account on the Closing Date. Said shares will be subscribed by the Investors with no Encumbrance on, over or affecting any of such shares in the Company, except for those expressly set forth in the Transaction Documents.

3.	THE COMPANY’S SUBSIDIARIES AND OTHER INTERESTS.
The Company hereby represents and warrants to the Investors that:

3.1.	The Company is the legal and beneficial owner of all of the shares in the Subsidiaries (the “Subsidiaries’ Shares”) as set forth on Schedule I of the Investment Agreement.

3.2.	The Subsidiaries’ Shares have all been validly issued, are fully paid and constitute the entire issued and to be issued share capital of the mentioned companies.

3.3.
Except as expressly set forth in the Transaction Documents, there is no Encumbrance on, over or affecting any of the Subsidiaries’ Shares and there is no agreement or arrangement to give or create any such Encumbrance. No claim has been made by any person seeking to claim any such Encumbrance.

3.4.
Except as expressly set forth in the Transaction Documents, there are no formal agreements or arrangements in force which provide for the present or future allotment, issue, transfer, redemption or repayment of, or grant to any person of the right (whether conditional or otherwise) to require the allotment, issue, transfer, redemption or repayment of, any share or loan capital of either Subsidiary (including any option or right of pre-emption or conversion).

3.5.	No shares in the capital of the Subsidiaries have been issued, and no transfer of any such shares has been registered, except in accordance with Spanish law and the bylaws of each of the Subsidiaries.

3.6.
Except for the Company’s ownership of the Subsidiaries, no member of the BDI Group owns or has any interest of any nature in any shares or other equity interest, debentures or other securities of corporate body, partnership, limited liability company or any other person, whether organized in Spain or elsewhere.

The Company, with respect to the shares in BDI Pharmaceuticals that will be owned by the Company as a result of BDI Pharmaceuticals’ Capital Increase as stated in clause 4 of the Investment Agreement, represents and warrants to the Investors that:

3.7.
It will be the legal and beneficial owner upon Closing of such shares that will be validly issued upon the Company making the deposit of the cash payment into a separate bank account of BDI Pharmaceuticals on the Closing Date. Said shares will be subscribed by the

Company with no Encumbrance on, over or affecting any of such shares in BDI Pharmaceuticals, except for those expressly set forth in the Transaction Documents.
The Company, with respect to the shares in VLP that will be owned by the Company and the Investors as a result of the Investment Round in VLP as stated in clause 3.2 of the Investment Agreement, represents and warrants to the Investors that:

3.8
The Investors and the Company will be the legal and beneficial owners of such shares upon Closing that will be validly issued upon the full cash payment that will be received in VLP’s Account on the Closing Date. Said shares will be subscribed by the Investors and the Company with no Encumbrance on, over or affecting any of such shares in VLP, except for those expressly set forth in the Transaction Documents.

4.	CORPORATE MATTERS
The Company hereby represents and warrants to the Investors that:

4.1.
Each member of the BDI Group is empowered and duly qualified to carry on with business in Spain and in all other jurisdictions in which they now carry on Business and have at all times carried on Business and conducted their affairs in all material respects in accordance with their respective bylaws and any other documents to which each such member is a party.

4.2.
Due compliance has been made with the Companies Acts (Ley de Sociedades de Capital), and all other legal requirements in connection with the formation of each member of the BDI Group, the allotment or issue of any of such member’s shares, debentures and other securities and the payment of dividends.

4.3.
All resolutions and documents required by the Companies Acts (Ley de Sociedades de Capital) or any other legislation to be filed with the competent Commercial Registry in Spain, or any other competent authority in any relevant jurisdiction, in respect of the BDI Group have been duly filed and were true, accurate and correct when filed.

4.4.
All documents of title relating to the assets of the BDI Group, an executed copy of all agreements to which any member of the BDI Group is a party and an original executed copy of every document or instrument creating or evidencing an Encumbrance over any of their assets, property or undertaking, are in their possession or under their control.

4.5.
The nominative shares’ book and the minutes’ book of each member of the BDI Group and BDi Pharmaceuticals’s and VLP’s mandatory corporate books regarding its agreements with its sole shareholder (the Company), are in the BDI Group’s possession or under their control, are current and have been maintained in accordance with all Applicable Laws and comprise a complete and accurate record of all information required to be recorded in them. No member of the BDI Group has received any notice that any information contained in any of such statutory books is incorrect or should be rectified.

4.6.	No one is entitled to receive from any member of the BDI Group any bonus, finder’s fee, brokerage or other commission or payment in connection with the execution of the

Investment Agreement or any of the other Transaction Documents, except for the payment of expenses and taxes set forth in the Investment Agreement.

4.7.	No director of any of the member of the BDI Group is now or has at any time been subject to any disqualification (inhabilitación) order based on Applicable Law.

4.8.
No member of the BDI Group is unable to pay its debts within the meaning of Spanish Bankruptcy Act (“Ley 22/2003, de 9 de julio, Concursal”). No member of the BDI Group has stopped paying its debts as they fall due. No order has been made or petition presented or meeting convened for the purpose of considering a resolution for the winding up of any member of the BDI Group, nor has any such resolution been approved.

5.	ACCOUNTS
The Company hereby represents and warrants to the Investors that:

5.1
The Last Accounts were prepared in accordance with the historical cost convention. The bases and policies of accounting adopted for the purposes of preparing the Last Accounts are the same as those adopted in preparing the accounts of BDI Group in respect of the preceding three accounting periods.

5.2	The Last Accounts of BDI Group:

(a)
have been prepared in accordance with PGC consistently applied for the preceding three accounting periods and give the value of the assets and liabilities and state of affairs of the members of the BDI Group as at the Last Accounts Date and of its profits or losses for the financial period ended on that date; and

(b)	comply with all applicable requirements of the Companies Acts and other Spanish Law and have been filed and deposited in accordance with the requirements of all Spanish Law.

5.3	The Management Accounts of each member of the BDI Group:

(a)	have been prepared in accordance with accounting policies consistent with those used in preparing the Last Accounts;

(b)	state the value of the assets and liabilities and state of affairs of such member of the BDI Group as at the Management Accounts Date;

(c)	fairly present the profits or losses of such member for each period to which they relate;

(d)	have accounted for all tax accruals of such member of the BDI Group outstanding as at the Management Accounts Date;

(e)	has accounted for the corporate income tax (Impuesto de Sociedades) provision (including deferred tax) to be assessed on each of the members of the BDI Group or for which it may be accountable in respect of the period ended on the Management Accounts Date; and

(f)
are not affected by any extraordinary, exceptional or non-recurring item, transactions of a nature not usually undertaken, or by any change in the basis of accounting, by charges, releases or credits relating to the period ended on the Management Accounts Date.

5.4
All the accounts, books, ledgers, financial and other records, of whatsoever kind, of the each of the members of the BDI Group are in their possession or under their control, are current and have been maintained in accordance with all Spanish Law and PGC on a proper and consistent basis and comprise complete and accurate records of all information required to be recorded therein.

5.5
All the accounting records and systems (including computerised accounting systems) of the BDI Group are recorded, stored, maintained or operated or otherwise held by the accounting firm of the Company.

6.	FINANCE
The Company hereby represents and warrants to the Investors that:

6.1.
The financial statements issued since the incorporation date of each member of the BDI Group and, consequently, the financial information of each member of the BDI Group Disclosed in the Data Room (“Financial Statements”) have been prepared in accordance with the PGC applied on a consistent basis. Such Financial Statements (including balance sheets, profit and loss and cash-flow statements) are complete and present a true and fair view in all material respects of the assets, liabilities, financial position, results of operations, profits and losses, changes in shareholders’ equity and cash flows of the BDI Group.

Each member of the BDI Group has no material liabilities or obligations, due or accrued except as reflected in the Financial Statements. The financial information provided to the Investors during the due diligence process has not been construed with the aim to mislead the Investors and has been prepared in good faith.

6.2.
Since the Last Accounts Date, no member of the BDI Group has made or agreed to make any capital expenditure or incurred or agreed to incur any capital commitments nor has any member of the BDI Group disposed of or realised any capital assets or any interest therein except within the ordinary course of business. The Financial Statements have not been affected by any (i) extraordinary item and/or (ii) item affecting comparability, (iii) revaluation, reclassification or appreciation of any asset or property, (iv) capital gain, (v) overpriced sale or other revenue, (vi) under-priced expenditure, or (vii) cancellation of depreciation.

6.3.	Since the Last Accounts Date, no dividend or other distribution has been or is treated as having been declared, made or paid by any member of the BDI Group.

6.4.
All dividends or distributions declared, made or paid by the BDI Group have been declared, made or paid in accordance with each member of the BDI Group’s bylaws and the applicable provisions of the Companies Acts and in accordance with any agreements or arrangements between any member of the BDI Group and any third party regulating the payment of dividends and distributions.

6.5.
No member of the BDI Group has loaned any money which has not been repaid to such member except for those loans or credits lent to other companies of BDI Group as listed in Schedule 6.5, nor has any member of the BDI Group made any loan or quasi-loan contrary to Applicable Law.

6.6.
There are no liabilities outstanding on the part of any member of the BDI Group that should be reflected in the Last Accounts in accordance with the PGC, other than those liabilities included in the Last Accounts or those that have been incurred in the ordinary and proper course of trading since the Last Accounts Date.

6.7.
No member of the BDI Group has borrowings other than those set forth in Schedule 6.7 attached hereto, is in default of any of its obligations thereunder, and no event has occurred that, with the passage of time or the giving of notice, would constitute a default thereunder.

6.8.	Since the Last Accounts Date, no member of the BDI Group has repaid or become liable to repay any borrowings in advance of the stated maturity thereof.

6.9.	Except as set forth in Schedule 6.9 attached hereto or set forth in the Transaction Documents:

a.	No filings are necessary to be made or monies paid to comply with the conditions to Closing and Closing Deliveries set forth in Sections 8 and 9 of the Investment Agreement, respectfully.

b.
No Encumbrance, guarantee, indemnity or other similar security arrangement has been given or entered into by any member of the BDI Group or any third party in respect of borrowings or other obligations of the BDI Group (including the Existing Shareholders or any of their Affiliates, nor has any such person agreed to do so.

c.
No member of the BDI Group have given or entered into, or agreed to give or enter into, any guarantee, indemnity or other similar security arrangement in respect of the borrowings or other indebtedness of, or the default in the performance of any obligation by, any other person.

d.
No enforcement proceeding has been initiated in respect of any Encumbrance over any of the assets of the BDI Group, whether by virtue of the stated maturity date of the Indebtedness having been reached or otherwise.

e.	No member of the BDI Group has received notice (whether formal or informal) from any lenders of money to it, requiring repayment or notifying of the enforcement of any Encumbrance or other security the creditor may hold over any of their assets and there are no circumstances which could give rise to any such notice.

f.	No member of the BDI Group has received any subsidy or financial assistance from any governmental department, authority or agency.

g.
No member of the BDI Group has paid any management fee or other compensation (including bonuses) to any Existing Shareholder or their Affiliates, (except for customary salary payments) outside the ordinary course of business nor any other extraordinary payment been made or become payable.

h.	There has been no change in accounting methods, principles or practices.

i.
Since the incorporation date up until the date of signature of the Investment Agreement, the Business of the BDI Group has been conducted in the ordinary, regular and usual course of business consistent with past practices, including, but not limited to: (i) the payment of accounts payable when due without entering into arrangements having the purpose of postponing the due dates thereof as compared to the ordinary course of business; and (iii) without postponing any investments or purchases as compared to the ordinary course of business.

7.	TRADING
The Company hereby represents and warrants to the Investors that:

7.1.	Since the Management Accounts Date:

a.
The Business of the BDI Group has been carried on in the ordinary and normal course of business so as to maintain the same as a going concern and without any material alteration in the nature, scope or manner of such business.

b.
Without limiting the generality of the foregoing, no member of the BDI Group has (i) acquired any business, line of business or person by merger or consolidation, purchase of material assets or equity interests, in a single transaction or a series of related transactions, or entered into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing; (ii) disposed of or agreed to dispose of any material assets essential to the BDI Group’s core business otherwise than in the normal course of its business; or (iii) entered into any agreement, transaction, obligation, commitment, understanding, arrangement or liability that is not entirely on an arm’s-length basis.

c.	There has been no Material Adverse Effect in the turnover or the financial or trading position of the BDI Group and no fact, event or matter has occurred which will give rise to any such change.

7.2.	The members of the BDI Group are not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability that:

a.	is outside the ordinary and normal course of the BDI Group’s Business;

b.	is not of an entirely arm’s length nature; or

c.
is a restrictive trading or other agreement or arrangement pursuant to which any part of the BDI Group’s Business is carried on or which in any way restricts its freedom to carry on the whole or any part of its Business in any part of the world in such manner as it thinks fit.

7.3.
No member of the BDI Group has entered into any guarantee or agreement for indemnity or for suretyship in respect of any debt, liability or obligation of any third party (including the Existing Shareholders and/or any of their connected persons or associates).

7.4.
No member of the BDI Group has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association, or a party to any agreement or arrangement for sharing commissions, or other income, all of the foregoing except for those entered into by the BDI Group in their ordinary course of business, except those set forth in Schedule 7.4.

7.5.	There is no outstanding agreement or arrangement allowing any third party to act or trade as agent of any of the members of the BDI Group.

7.6.
Except as set forth in Schedule 7.6 attached hereto, there is not now outstanding and there has not at any time during the three years prior to the Closing Date been entered into any contract or arrangement between any member of the BDI Group, on the one hand, and the Existing Shareholders or any of their Affiliates, on the other hand. The BDI Group does not depend upon the use of any assets owned by, or facilities or services provided by, any Existing Shareholder or any of their Affiliates.

7.7.
Except for the licenses granted pursuant to the terms of the Transaction Documents that will be granted on Closing, the BDI Group has all material licences, permissions, authorisations and consents necessary to carry on its Business as currently conducted and as proposed to be conducted; all such licences, permissions, authorisations and consents are in full force and effect; BDI is not in default thereof; and no event has occurred or is continuing, that, with the passage of time or giving of notice, would constitute a default thereunder.

8.	ANTI CORRUPTION
The Company and each of the Existing Shareholder hereby represent and warrant to the Investors that:

8.1.	No member of the BDI Group nor any Existing Shareholder is, or has ever been, engaged in any activity, practice or conduct which would constitute an offence under the Anti-Bribery Laws.

8.2.	No member of the BDI Group nor any Existing Shareholder is, or has ever been, the subject of any investigation, inquiry or enforcement proceedings by any governmental,

administrative or regulatory body or any customer regarding any matter which would constitute an offence or alleged offence under the Anti-Bribery Laws, and no such investigation, inquiry or proceedings have been threatened in writing or are pending

8.3.
No member of the BDI Group or any Existing Shareholder is aware of any facts or circumstances that may result in an investigation, inquiry or enforcement proceeding, and the Company shall operate in compliance with all Anti-Bribery Law.

9.	SANCTIONS.
The Company and each of the Existing Shareholder hereby represents and warrants to the Investors that:

9.1.	No member of the BDI Group is, or has ever, directly or indirectly through a third party, engaged in any activity:

•
with individuals and/or entities designated on any of the European Union, United Nations and/or United States government restricted or denied parties lists or other similar lists (including without limitation the Specially Designated Nationals and Blocked Persons lists) of other countries with jurisdiction over this transaction; or

•
subject to sanctions or trade requirements imposed by the European Union, its member states, the United Nations and/or the United States of America, including without limitation the comprehensive sanctions restricting commerce with Cuba, Iran, North Korea, Crimea - Region of Ukraine, Sudan or Syria or any other country subject to selective sanction or other trade restrictions.

9.2.
No member of the BDI Group nor any Existing Shareholder is aware of any facts or circumstances that may result in an investigation, inquiry or enforcement proceeding related to the alleged violation of any sanctions or export/import laws and regulations by the Company or any member of the BDI Group or any of its respective officers, consultants, agents or employees, and the Company shall operate in compliance with all sanctions and export/import laws and regulations.

10.	COMPETITION AND TRADE.
The Company hereby represents and warrants to the Investors that:

10.1.
No member of the BDI Group has committed or omitted to do any act or thing which could give rise to any material fine or penalty; nor has they been notified of any investigation, inspection or procedure that could result in the imposition of a fine or penalty, deriving from any agreement, practice or arrangement which contravenes anti-trust, anti-monopoly, anti-cartel legislation, fair trading, consumer protection or similar legislation or regulations in any applicable jurisdiction in which the BDI Group carries out its Business.

10.2.	No member of the BDI Group is, or has ever been, the subject of any investigation by the Spanish Competition Authority, the European Commission or any other anti-trust regulatory body, nor has any member of the BDI Group contravened any undertakings given to any such body.

10.3.
No member of the BDI Group exceeds, and the BDI Group as a consolidated group does not exceed, the market share or turnover thresholds set out under Spanish and/or European Competition Law and under any other Applicable Law where the BDI Group carries on its Business.

11.	MATERIAL ASSETS.
The Company hereby represents and warrants to the Investors that:

11.1.
The members of the BDI Group are the legal and beneficial owners of and have good and marketable title to all material assets used in the course of their Business, free and clear of all Encumbrances, except for those set forth in Schedule 11.1. There is no dispute, directly or indirectly, between any of the members of the BDI Group and any other person relating to any of the assets to the BDI Group.

11.2.
The assets owned by the BDI Group, together with the services and facilities to which the BDI Group have a contractual right to use, comprise all the assets, services and facilities necessary for the carrying on of the Business of the BDI Group as now carried on and as proposed to be carried on.

11.3.	All the tangible assets of the BDI Group are in good working order and repair, ordinary wear and tear excepted.

12.	INSURANCE
The Company hereby represents and warrants to the Investors that:

12.1.
The insurance policies contracted by the BDI Group provide customary coverage against accident, damage, injury, third party loss, and other risks normally insured against by persons carrying on the same type of business as that carried on by the BDI Group in similar market conditions.

12.2.
All policies of insurance effect by or for the benefit of any member of the BDI Group are listed in Schedule 12.2 thereto and are currently in full force and effect and to the Company’s knowledge nothing has been done or omitted to be done which is likely to make any such policy of insurance void or voidable or which is likely to result in an increase in premium.

12.3.	No claim is outstanding or may be made under any such policies and no circumstances exist that are likely to give rise to such a claim.

13.	INTELLECTUAL PROPERTY RIGHTS
The Company hereby represents and warrants to the Investors that:

13.1.
The BDI Group owns all right, title and interest in and to, or possesses adequate rights or licenses to use, patents, patent rights, copyrights, inventions, licenses, governmental authorizations, discoveries, formulas, technical assistance, trade secrets, knowhow and other intellectual property rights (the “IP Rights”) necessary to conduct the Business as now conducted. The IP Rights are free from any Encumbrances and are valid, subsisting and enforceable, except for those patent applications that are still under prosecution as set forth in Schedule 13.1

13.2.
None of the BDI Group owns registered or unregistered trademarks, trade names, service marks, service mark registrations, service names, copyrights, trademarks or brand names nor has applied for the registrations of copyrights, trademarks or brand names.

13.3.	None of the BDI Group IP Rights have expired, terminated, or are expected to expire or terminate, within three (3) years from the date of the Investment Agreement.

13.4.
The domain names listed in Schedule 13.3 thereto are all the internet domain names owned or used by the BDI Group (the “Domain Names”). The members of the BDI Group are the sole registered proprietors of the Domain Names.

13.5.
To the Company’s knowledge, none of the members of the BDI Group have made any alleged or suspected infringement on or misappropriation, as of the date of the Investment Agreement or in the six (6) years preceding such date, of the intellectual property rights of others or the infringement on or misappropriation by others, as of the date of the Investment Agreement or in the six (6) years preceding such date, of the BDI Group’s IP Rights.

13.6.
To the Company’s knowledge, the BDI Group does not have any notice, written or verbal as of the date of the Investment Agreement or in the six (6) years proceeding such date that related to the infringement or misappropriation by the BDI Group of the IP Rights of others.

13.7.
None of the IP Rights or Domain Names are subject to any pending proceedings for opposition, cancellation, revocation, rectification, licence of right or relating to title or any similar proceedings anywhere in the world. The Existing Shareholders are not aware of any material circumstances which might result in the cancellation or revocation of the Domain Names or IP Rights.

13.8.
All intellectual property licenses granted by any member of the BDI Group to any third party (the “Out Licenses”) are listed in Schedule 13.6 thereto and are valid and binding and in full force and effect. No party to any Out License is in default of the terms thereof and, to the Company’s knowledge, no fact or situation exists that would, with the giving or notice or passage of time, constitute a default under any Out License. All Out Licenses have, where required, been duly recorded or registered.

13.7.
Other than pursuant to the Out Licences, no member of the BDI Group has granted and or is obligated to grant any license, sub-license, Encumbrance or assignment in respect of any of the BDI Group’s IP Rights.

13.8.
All licenses or other material rights or permission to use any third party intellectual property used by the BDI Group in the operation of the Business have been obtained by the BDI Group and all license fees, royalties and any other amounts (if any) due and payable under such license agreements have been paid, except for those payment obligations of certain royalties to CSIC as set forth in Schedule 13.8.

13.9.
No activities have been conducted on behalf of any member of the BDI Group, Dyadic or any third party that, directly or indirectly, incorporate or use (whether alone or in combination with any other intellectual property of the BDI Group or any third party) any component of the C1 Technology (as such term is defined in the Research Services Agreement) or any derivatives or modifications thereof, except as expressly permitted by and in accordance with the terms and provisions of the Research License Agreement

13.10.
Whether in the carrying on of its Business or otherwise, no member of the BDI Group has breached any obligations of confidentiality or non-disclosure owed to any third party or as engaged in any act of unfair competition. To the Company’s knowledge, no third party has breached any obligations of confidentiality or non-disclosure owed to any member of the BDI Group or engaged in any act of unfair competition with respect to any member of the BDI Group.

13.11.
None of the Existing Shareholders nor any member of the BDI Group have, except subject to a confidentiality agreement, disclosed or permitted, agreed to, undertaken or arranged the disclosure of any confidential information of the BDI Group to any third parties, unless required by law, to any public administrative body, or in the framework of any bid or in light of reaching a possible investment agreement in the BDI Group.

13.12.
To the Company’s knowledge, no employee of the BDI Group is obligated under any contract (including licenses, covenants or legal commitments of any nature) or any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the BDI Group in the operation of the Business as conducted on the date of the Investment Agreement.

13.13.	Title and ownership of any and all rights with respect to any inventions of the BDI Group’s employees during their employment with the BDI Group vests in the BDI Group.

13.14.
All inventors named in patent applications or in issued patents have entered into agreements with the BDI Group assigning to the BDI Group all of the inventors’ right, title and interest in and to such patent application(s) and patents describing and claiming their invention(s). All persons involved in the conception, making, development and work related to the BDI Group’s IP Rights have entered into agreements with the BDI Group assigning to the BDI Group, to the extend deemed necessary or appropriate by the BDI Group all of such persons’ right, title and interest in and to the BDI Group’s IP Rights.

14.	MATERIAL CONTRACTS
The Company hereby represents and warrant to the Investors that:

14.1.
Accurate and complete copies of all contracts or other agreements to which any member of the BDI Group is a party and which are material to the Business (the “Material Contracts”) have been Disclosed in the Data Room and all such Material Contracts are legal, valid, binding and enforceable, except insofar as enforcement may be limited by bankruptcy, insolvency, or other Laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies.

14.2.
No member of the BDI Group is in breach or default and no fact or event has occurred which with the notice or the passage of time, would constitute a breach or default by any member of the BDI Group under any Material Contract, or permit termination, modification, or acceleration under the Material Contract.

14.3.
To the Company’s knowledge, no party with whom any member of the BDI Group have entered into any Material Contract has given notice to terminate or rescind or has sought to repudiate or disclaim or materially change the terms of any such Material Contract in connection with the Investment of the Investors.

14.4.
No Material Contract to which any member of the BDI Group is a party is the subject of any dispute or claim and to the Company’s knowledge there are no facts, matters or circumstances which could give rise to any dispute or claim.

15.	DATA PROTECTION
The Company hereby represents and warrant to the Investors that:

15.1.
The BDI Group complies with (and established the procedures necessary to ensure compliance with) all relevant requirements of the Data Protection Legislation in Spain and in all other jurisdictions in which the BDI Group has carried on the Business.

15.2.	The BDI Group has not:

a.
received an order, warrant, notice or allegation from either the information commissioner or other relevant body or a data subject alleging non-compliance with the Data Protection Legislation in Spain, and in any of the other jurisdictions in which the BDI Group has carried on the Business and there are no circumstances which may give rise to any such order, warrant, notice or allegation whether in Spain or elsewhere;

b.	received a claim for compensation and no individual will have the right to claim compensation under the LOPD for loss or unauthorised disclosure of data whether in Spain or elsewhere.

16.	LITIGATION AND DISPUTES
The Company hereby represents and warrant to the Investors that:

16.1.	Except as Disclosed in the Data Room, neither the BDI Group nor any person for whose acts or defaults the BDI Group may be vicariously liable have been involved in any legal or administrative or arbitration proceedings (whether as claimant or defendant or otherwise) and no such proceedings are pending or, to the Company’s knowledge, threatened, and, to the Company’s knowledge, there are no facts, matters or circumstances which are likely to give rise to any such proceedings. There is no unfulfilled or unsatisfied judgment or court order outstanding against any member of the BDI Group.

16.2.
No governmental or official investigation or inquiry concerning the BDI Group or their Business or any of its directors, officers or employees is in progress or pending or, to the Company’s knowledge, threatened, and to the Company’s knowledge, there are no facts, matters or circumstances that are likely to give rise to any such investigation or inquiry.

16.3.
Except as expressly set forth in Schedule 16.3, there is no dispute with any government or any agency or body acting on behalf of such government or any other body or authority in Spain or elsewhere in relation to the Business of the BDI Group and, to the Company’s knowledge, there are no facts, matters or circumstances that are likely to give rise to any such dispute.

16.4.
The BDI Group is not party to any undertaking or assurance given to any court or government or governmental agency or regulatory body which is still in force except for those set forth in Schedule 16.4.

16.5.
The BDI Group and its respective officers, agents and employees and any other person acting on behalf of the BDI Group (during the course of their duties in relation to the BDI Group) have conducted and are conducting its Business in all material respects in accordance with Spanish law or the law of any jurisdictions in which it carries on the Business. The BDI Group has not received any notice of any violation of any Applicable Laws and, to the Company’s knowledge, there are no investigations or inquiries in existence or pending in respect of the BDI Group or its Business and the Company has no knowledge of any fact or matter which could lead to such investigations or enquiries in any jurisdictions in which it carries on the Business.

16.6.	The BDI Group are not in breach of any order, decree or judgment of any court or any governmental or regulatory authority.

17.	EMPLOYMENT.
The Company hereby represents and warrant to the Investors that:

17.1.
A list of all the directors, officers and employees of the BDI Group together with full particulars (including annual gross salary, length of service and job position) has been Disclosed in the Data Room. Such information is true, materially complete and accurate and not misleading on the Closing Date.

17.2.
None of the agents/contractors who have a contractual relationship with the members of the BDI Group are registered as employees of the BDI Group and none of them are entitled to any payments (including but not limited to any severance payment/goodwill compensation or any other indemnification as a consequence of the termination of the contractual relationship, damages, any pending remuneration or benefits, any social security contributions) on Closing Date.

17.3.
Except as expressly set forth in the Transaction Documents, no change has been made in the rate of remuneration, emoluments, pension benefits or other terms of employment, of any director, officer or key employee in relation to the information provided in the Data Room as established in section 17.1 above.

17.4.
The salaries and all other benefits (including incentive plans, holiday pay and overtime pay) of all directors, officers and employees (and former directors, officers and employees) have been paid up in full on Closing Date, except for the accrual of the extra pays effective in June and December, as well as the holidays accrued according to Spanish law as set forth in Schedule 17.4.

17.5.
All social security contributions arising or in respect of any period on or before the Closing Date have been paid in full by all the members of the BDI Group and they are therefore under no liability to pay any penalty, fine, surcharge or interest in connection with any social security contribution.

17.6.
Each person (national or foreign) employed, hired or engaged by the BDI Group has valid and subsisting permission to live and work full time in Spain in the role in which they are employed, hired or engaged.

17.7.
In relation to each of its employees and workers and so far as relevant in relation to each of its former employees and workers, the BDI Group have complied in all material respects with all employment and social security statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, common law, orders and awards relevant to their conditions of service or to the relations between them and their employees and workers (or former employees and workers, as the case may be) or any recognised trade union.

17.8.
There are no court or other proceedings between the BDI Group on the one hand and any director, officer, employee or consultant or former director, officer, employee or consultant on the other hand nor are any such proceedings pending or threatened and there are no facts, matters or circumstances which could give rise to any such proceedings. No employee is subject to a current disciplinary warning or procedure and there are no unresolved grievances.

18.	PENSIONS
The Company hereby represents and warrant to the Investors that:

18.1.
The BDI Group has not prior to Closing Date paid, provided or contributed towards, and the BDI Group has not promised or proposed nor are under any obligation, liability or commitment however established and whether or not legally enforceable to pay, provide or contribute towards, any benefits under a pension scheme or any other pension arrangements for or in respect of any present or past officer or employee (or any spouse, child or dependant of any of them) of the BDI Group or of any predecessor of the Business.

19.	REAL PROPERTIES
The Company hereby represents and warrant to the Investors that:

19.1.	The BDI Group does not own any real property (inmuebles).

19.2.
The information related to all real property leased or sub-leased by the BDI Group (the industrial premises located in Boecillo (Calle Louis Proust 13, plot ZT-3.1.3, 47151 Boecillo (Valladolid, Spain), together with copies of the corresponding contracts have been Disclosed in the Data Room. All such information is true, complete, accurate and not misleading in any material respects whatsoever.

19.3.
The BDI Group has paid the rent and all other sums payable under the lease or licenses (i.e. real estate property tax -IBI-, ford rates, garbage rates) and have observed and performed the covenants on the part of the tenant and the conditions contained in the lease or sub-lease or licenses under which the property is held and no notices have been served by the landlord in respect of the any lease, sub-lease or licence.

19.4.
The BDI Group have not received written notice of any dispute, claim, complaint or demand of any kind affecting the property and there are no facts, matters or circumstances which might reasonably be expected to give rise to any such dispute, claim, complaint or demand of any kind.

19.5.
Except as set forth in Schedule 19.5, the BDI Group represents that they have the necessary facilities, lab equipment and personnel to timely and efficiently perform and render the services under the Research Services Agreement and the Services Framework Agreement.

19.6.
The BDI Group represents and warrants that the actual enforcement procedure started by LIBERBANK, S.A. over the industrial premises mentioned in 19.2 above will not affect the execution of the services under the Research Services Agreement and the Service Framework Agreement

20.	TAX
The Company hereby represents and warrant to the Investors that:

20.1.	The BDI Group has complied in all material respects in respect with all tax obligations and have made the relevant payment when due.

20.2.
In accordance with PGC and consistently with their own accounting practices, procedures and rules, applied on a uniform and consistent basis in recent financial years, whether in Spain or elsewhere, the BDI Group have recorded sufficient provisions and reserves for the payment of taxes that have become chargeable but the voluntary period for assessment and payment of which has not yet expired.

20.3.
(a) Tax returns required to be filed by or on behalf of the BDI Group have been filed in a timely manner (within any applicable extension periods validly obtained) and all such Tax returns are true, correct and complete in all respects; (b) all Taxes or amounts required to be withheld or paid by or on behalf of the BDI Group has been timely withheld or paid in full; (c) the BDI Group has not granted any extension or waiver of the statute of limitations applicable to any Tax return, which period (after giving effect to any such extension or waiver) has not yet expired; (e) there are no special arrangements with any Tax Authority regarding the Taxes of the BDI Group and there are no requests for rulings pending with any Tax Authority regarding the BDI Group; (f) the BDI Group is not a party to any written agreement or arrangement that could result in an obligation to pay any amounts of or in respect of Tax of any other person; and (g) there are no Encumbrances for Taxes on any of the assets of the BDI Group.

20.4.
The BDI Group has maintained all records and all other information in relation to Taxes which it was required to maintain and prepared and retained all such documentation as is necessary or reasonable to defend the tax-deductible character of the costs borne by it and the reasonability of other tax attributes.

20.5.
Except as set forth in Schedule 20.5, the BDI Group has not been subject within the past four (4) years been subject to, nor is currently subject to, any audits, investigations, disputes, claims or other proceedings with respect to Tax matters involving the BDI Group or any of its employees, directors, managers or consultants, and there is no basis for such audits, investigations, disputes, claims or proceedings (it being understood that the Tax authorities may start conducting such activities at any time, at its sole criteria) in accordance with all Applicable Laws.

20.6.	The BDI Group has duly reported in its non-resident income tax (“NRIT”) annual returns the payments made to non-residents entities and individuals for the services rendered.

20.7.
The BDI Group has not entered into, is not, has not been a party to, or has not otherwise been involved in any scheme or arrangement that (i) was entered into solely or wholly or mainly with a view to avoiding, reducing, postponing or extinguishing any actual or potential liability for Tax; or (ii) was designed for the purpose of unlawfully avoiding Taxes, and the BDI Group have not unlawfully invoked an exemption or reduction of Tax.

20.8.
In respect of every transaction or series of transactions in respect of which the BDI Group is subject to any transfer pricing rules, (i) each such transactions have been carried out at arm’s length prices, (ii) provision between the BDI Group and any other person is real, has provided a benefit to the recipient and is not susceptible to adjustment by any Tax Authority and (iii) the BDI Group has prepared and retained all such documentation as is necessary or reasonable to identify the terms of the transactions, justify the actual rendering of the services and the methodology used in arriving at arm’s length terms for such transactions.

20.9.
The BDI Group has not acquired property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from any Existing Shareholders or a related individual of any of the Existing Shareholders or other person with whom it does not deal at arm’s length within the meaning of

Applicable Laws.

20.10.
The BDI Group has timely complied with all legally required reporting obligations in respect of commissions, fees, rebates, salaries, benefits in kind, commercial discounts by means of credit notes through the relevant forms.

20.11.
All goods, services or other inputs for which the BDI Group has claimed any credit, deduction or similar with respect to any value added tax or similar tax have been or are to be used for the purposes of the Business and a valid credit, deduction or similar is available to the extent claimed.

20.12.
Taxes deducted by the BDI Group from payments or benefits in kind granted to any person have been properly deducted and accounted for and timely paid to the relevant authorities in accordance with Spanish Law or normal provisions have been made for payments or granting of benefits in kind not yet due.

20.13.
Neither the entering into the Investment Agreement or the other Transaction Documents, nor the Closing, will cause the BDI Group to incur or sustain any liability to taxation that would not otherwise have arisen or affect the value of any asset for the purposes of ascertaining any present or future liability of the BDI Group to taxation.

20.14.
All losses and reliefs shown in the Last Accounts or in the Tax returns or computations are valid and properly claimed and are available to offset taxable profits of the BDI Group and there are no circumstances in existence, which might cause the disallowance in whole or part of any such losses, tax credits or reliefs. All claims for relief, allowances or repayment of Taxes and all elections, options and the like that have, will or may affect the liability of the BDI Group for Tax have been duly, timely and properly made and remain valid.

20.15.
The BDI Group has not benefited from or granted any abnormal or benevolent advantages or secret commissions; as such concepts are interpreted as at the Closing Date in accordance with the applicable Spanish Law.

Schedule V
Company and Existing Shareholders’ Indemnification Obligation
1.    INDEMNIFICATION.
1.1    Subject to the provisions of the Agreement, on and after the Closing Date, each of the Existing Shareholders and the Company shall indemnify and hold harmless the Investors from and against any and all Losses suffered by such Investors relating to, arising out of or resulting from (i) any breach or inaccuracy of any of the Warranties set forth in Section 11 of the Agreement and Schedule V attached thereto as well as (ii) the Specific Indemnities set forth in Clause 12 and (iii) any breach or inaccuracy of the Covenants or obligations of the Existing Shareholders, the Company or VLP under this Agreement. It is hereby expressly agreed by the Parties that the Company and the Existing Shareholders shall be joint and severally liable, being the Existing Shareholders’ liability divided in accordance to the Liability Distribution Percentages as established in Schedule III.
1.2    Notice of Indemnification Claim (“Indemnification Claim”): No Indemnification Claim may be made by either of the Investors to the Existing Shareholders or Company in respect of a Loss unless and until the written notice of such Indemnification Claim has been delivered to the Company and the Existing Shareholder, which notice shall specifically state in reasonable detail:
(i)    the Warranty(ies), Specific Indemnities, Covenants or obligations for which the breach is alleged;
(ii)    the reason that the Investor is alleging said breach; and
(iii)    the nature and amount of the Loss (if known).
1.3    Double Indemnification Claims: Nothing in this Agreement is intended to require or permit the payment by the Existing Shareholders or the Company of duplicative, in whole or in part, indemnity payments hereunder and/or under the Transaction Documents to the Investors. If the Existing Shareholders or the Company pay an indemnity to the Investors in connection with Losses and the Investors subsequently recover(s) all or part of the amount of such indemnity from a third party, the Investors shall as promptly as possible repay to the Existing Shareholders or the Company the amount so recovered (up to the amount of the indemnity previously received).
1.4    Remedial Action: If the Company or any Existing Shareholder breaches its Warranties, Specific Indemnities, Covenants or obligations under this Agreement, and such breach is capable of being remedied, the breaching party shall be afforded a period of thirty (30) days to cure such breach.
2.    CONDUCT OF INDEMNIFICATION CLAIMS.
2.1    Indemnification Claim Notice: If any of the Investors becomes aware of any matter that may give rise to a Indemnification Claim against any of the Existing Shareholder or the Company, notice of that fact shall be given to said Existing Shareholder or the Company in accordance with Clause 1.2 of this Schedule V and no later than thirty (30) days after the Investor becomes aware of the circumstances giving rise to such Indemnification Claim; provided, however, that any failure to give such timely notice shall not affect the rights of the Investor hereunder except to the extent of the Loss suffered by the Existing Shareholder or the Company as a result of such failure.

2.2    Third-Party Indemnification Claim: If the Indemnification Claim in question results from or arise in connection with a claim by or liability to a third party:
(i)    subject to having served notice on the Investor within thirty (30) days from the receipt of the Investor’s notice of Indemnification Claim referred to in paragraph 2.1 that they desire to conduct the defence of a third-party claim, the Existing Shareholders and the Company shall be entitled to conduct and/or control at their own expense the defence of such third-party claim (including, without limitation, by making or causing the Company and/or the relevant BDI Group to make counterclaims or other claims against said third party; provided that such counterclaims or claims are related to the underlying claim) it being agreed that this shall not prevent any of the Investors from being indemnified by the Existing Shareholders and the Company under paragraph 1.1. In such case, no admission of liability (whether express or implied) shall be made by or on behalf of the Investor (including the Company or its Subsidiaries);
(ii)    if the Existing Shareholders and the Company do not notify the Investor within a reasonable time, which shall in any event be within thirty (30) days, from the receipt of Investor’s notice of a Indemnification Claim referred to in paragraph 2.1 that the Existing Shareholders and the Company desire to conduct the defence of a third-party claim, the Investor shall conduct the defence of the third-party claim in good faith; and
(iii)    any Party who undertakes the defence of a third-party claim shall give to the other Parties the opportunity to comment and be associated in the defence, shall take into account any reasonable comments, shall keep such other Parties informed of the development of the underlying claim and shall promptly communicate or give to the other Parties access to all notices, communications and filings (including court papers).
(iv) A failure by an Investor to comply with its obligations under paragraph 2.2 shall not affect the rights of such Investor except to the extent of the Loss suffered by the Existing Shareholders and the Company as a result of such failure.
3.    PAYMENTS.
3.1    Payment of Indemnification Claim: The Existing Shareholders and the Company shall not be required to make any payment until the amount in respect of which the Indemnification Claim has been made is due and payable. If the indemnification of the Loss or its amount is disputed by a Party, no payment or set-off shall be required to be made by the Existing Shareholders and the Company until such dispute has been finally settled by mutual agreement between the Parties or an enforceable decision has been rendered in accordance with Section 29 of the Investment Agreement.
3.2. At the option the Investors, any Loss that any of the Existing Shareholders shall pay to the Investors may be settled in cash or in shares held by the relevant Existing Shareholder in the Company subject to the quantitative limitations set forth in clause 4.4 of Schedule VI. If paid in shares, the number of shares will be calculated by dividing the value of the Loss by the price per each of the Company’s shares paid in by the Investors in the Company’s Capital Increase. Each of the Parties hereby irrevocably waives any pre-emption rights that they may have so as to enable the transfer of any shares in the capital of the Company contemplated by this clause 3.2.
3.3    Return of Recovered Amounts from Third Parties: If any indemnity paid by an Existing Shareholders and/or the Company, pursuant to Section 3.1 above, in discharge of any Indemnification Claim under this Agreement and an Investor, the Company or any BDI Group subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party an amount in respect of the same Loss, the Investor shall within ninety (90) days pay on behalf of itself (including the Company or the BDI Group), as the case may be, to the Existing Shareholders and/or the Company, in accordance with the Liability Percentage, an amount equal to the sum recovered from said third party after deduction of all costs and expenses of recovery and (if any) any resulting increase in insurance premiums.
3.5     If, as a consequence of any indemnity paid by the Existing Shareholders and the Company, the Investor and/or the BDI Group are compelled to make any tax payment, the Existing Shareholders and the Company shall pay to such Investor or the BDI Group (as applicable) such additional amounts are necessary to ensure receipt by the Investor and/or the BDI Group of the full amount which they would have received but for the tax obligation.

Schedule VI
Limitation of Liability
1    TIME LIMITS FOR BRINGING INDEMNIFICATION CLAIMS.

1.1
The Company and the Existing Shareholders shall not be liable for any Losses unless and until the Company and the Existing Shareholders have received from the Investors written notice in accordance to Schedule V on or before:

(i) in respect of an Indemnification Claim (other than a claim under the Specific Indemnities, Warranties 17, 18 and 20), twenty-four (24) months from the Closing Date; and
(ii) in respect of an Indemnification Claim in relation only to the Warranties 17, 18 and 20, the expiry of the statute of limitations established under the Spanish Law.

1.2
Any Indemnification Claim shall (if not previously satisfied, withdrawn or settled) be deemed to have been withdrawn and waived by the Investors unless legal and/or administrative proceedings in respect of such Indemnification Claim have been commenced within one year after the notification of such Indemnification Claim to the Company and the Existing Shareholders pursuant to paragraph 1.1.

2    ACTS OF THE INVESTOR.
The Existing Shareholders and the Company shall not be liable (or such liability shall be reduced) in respect of any Indemnification Claim to the extent that such Indemnification Claim arises or is increased as a result of any breach by the Investors of any of its obligations under this Agreement or any of the Transaction Documents.
3    GENERAL LIMITATIONS.
The Existing Shareholders and the Company shall not be liable (or such liability shall be reduced in the case of paragraph (c) below) in respect of any Indemnification Claim:
(a)    that arises as a result of, or would not have arisen but for, or a liability is increased as a result of, legislation not in force at the Closing Date or any change in legislation, case law or doctrine issued by administrative public bodies, with retrospective effect after the Closing Date;
(b)    in cases where the obligation to indemnify is related to any information, circumstances or events that have been Disclosed in the Data Room, except those covered by the Specific Indemnity;
(c)    in cases where a provision has been recorded in the Financial Statements or in the Financial Projections of the BDI Group to cover any damages; and
(d)    in the event that the liability in question does not materialize as actual (as opposite to contingent) damage suffered by the Investors.

4    QUANTITATIVE LIMITATIONS
4.1    The Existing Shareholders and/or the Company shall not be liable in respect of any Losses unless the aggregate liability for all Indemnification Claims exceeds €25,000, in which case the Existing Shareholders and/or the Company shall be liable for the entire amount and not merely the excess.
4.2    In calculating liability for Indemnification Claims for the purposes of clause 4.1 above, any Indemnification Claim which is less than €2,500 (excluding interest, costs and expenses) shall be disregarded. For these purposes, a number of Indemnification Claims arising out of the same or similar subject matter, facts, events or circumstances shall be aggregated and form a single Indemnification Claim
4.3    If the amount indicated in 4.1 above is exceeded, the Investors shall set off the amount of the corresponding Indemnification Claim from (i) any provisions recorded in the Financial Projections of the BDI Group to cover any contingencies; and (ii) then, if there are indemnifications still outstanding, from any amounts recovered from the Spanish Tax Authorities in connection with the outstanding proceedings related to VAT claims followed against the Spanish Tax Authorities.
4.4    The maximum limit on the direct or indirect aggregate liability of the Existing Shareholders shall be, at the entire and absolute discretion of the Investors, (i) four hundred thousand euros (€400,000) if paid in cash by the Existing Shareholders or (ii) one million five hundred thousand Euros (€1,500,000) if the Investors decide the Existing Shareholders to settle the Indemnification Claim totally in shares in accordance with Clause 3.2 of Schedule V above. Accordingly, the maximum limit of the liability of each of the Existing Shareholders shall be calculated by applying the proportions set forth in the Liability Distribution Percentages (as established in Schedule III) to the foregoing amounts.
5    EXCEPTIONS TO THE LIMITATION OF LIABILITY
As mentioned in Clause 13.2 of this Agreement, the limitations of liability contained in this Agreement, Schedule VI or any statutory limitation shall not apply in relation to:

(i) the Specific Indemnities,

(ii) any claim relating to the warranties of Section 1 (Authority and Capacity) and 2 (Title of Shares in the Company and VLP) listed in Schedule IV and

(iii) the liability of the Existing Shareholders to any claim where the fact, matter or circumstance giving rise to such claim arises as a result of fraud (“dolo”), fraudulent misrepresentation, deliberate misstatement or wilful concealment on the part of any of the Existing Shareholders.

EXHIBIT A1

BDI Holding Shareholders Agreement

SHAREHOLDERS AGREEMENT
with respect to
Biotechnology Developments for Industry, S.L.
executed by
Creux Análisis Estratégicos, S.L.
Mr. Emilio Gutiérrez Gómez
Mr. Carlos Blázquez Escudero
Mr. Ricardo Arjona Antolín
Ms. Ana Gómez Rodríguez
Mr. Luis Hilario Guerra Trueba
Floema Biotec, S.L.
Mr. Jorge Hernández Esteban
Mr. Yahia El-Amrani Bentahar
DYADIC INTERNATIONAL (USA), INC
and
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.

Madrid, on 30 June 2017

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION.	4
2	PURPOSE OF THE AGREEMENT	9
3	BUSINESS OF THE COMPANY	10
4	BOARD OF DIRECTORS	10
5	GENERAL SHAREHOLDERS' MEETING.	17
6	CONFLICT OF INTEREST	20
7	MANAGING DIRECTOR ("CEO").	21
8	INFORMATION RIGHTS	21
9	DIVIDEND POLICY	21
10	ACCOUNTING AND FINANCIAL REPORTING	22
11	REPRESENTATIONS AND WARRANTIES	22
12	OBLIGATIONS OF EACH PARTY.	24
13	PRE-EMPTIVE RIGHTS FOR CAPITAL INCREASE.	24
14	LOCK-IN PERIOD AND FUTURE TRANSFERS OF SHARES	24
15	DRAG-ALONG RIGHT.	26
16	TAG-ALONG RIGHT.	27
17	NATURE OF THIS AGREEMENT AND BYLAWS.	29
18	TERM	29
19	TERMINATION	29
20	MINIMUM COMMITMENT TERM FOR THE KEY EMPLOYEES. NON COMPETE, NON-SOLICITATION AND EXCLUSIVITY.	30
21	CONFIDENTIALITY	35
22	INDEMNITY	37
23	NOTICES	38
24	ASSIGNMENT	40
26	GOVERNING LAW AND JURISDICTION	41

SHAREHOLDERS AGREEMENT
REGARDING
BIOTECHONOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.
In Madrid, on 30 June 2017
OF THE ONE PART

(1)
Creux: Análisis Estratégicos, S.L., a Spanish limited liability company, with registered office in         , Salamanca, holder of Spanish tax identification number         , represented by Mr. Emilio Gutiérrez Gómez, of legal age, a Spanish national, holding taxpayer identification number 70.882.858-D, in force, and domiciled for this purposes in         , Salamanca. He acts in his capacity of Sole Director of the mentioned company.

(2)	Mr. Emilio Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at , Salamanca, acting in his own name and behalf.

(3)
Mr. Carlos Blázquez Escudero, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at         , Salamanca, represented by Mr. Pablo Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purposes at         , Salamanca. He acts in the name and on behalf of Mr. Carlos Blázquez Escudero on virtue of special powers of attorney granted on his favour.

(4)	Mr. Ricardo Arjona Antolín, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at , acting in his own name and behalf.

(5)	Ms. Ana Gómcz Rodríguez, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at , acting in her own name and behalf.

(6)
Mr. Luis Hilario Guerra Trueba, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at         , represented by Mr. Emilio Gutiérrez Gómez, by virtue of a special power of attorney granted in his favour.

(7)
Floema Biotec, S.L., a Spanish limited liability company, with registered office in         , holder of Spanish tax identification number         , represented by Mr. Antonio de Leyva Tejada, of legal age, a Spanish nationality, holding taxpayer identification number         , in force, and domiciled for this purposes at         . He acts in the name and on behalf of the entity Floema Biotec, S.L. on virtue of a special power of attorney (proxy) granted on his favour.

(8)	Mr. Jorge Hernández Esteban, of legal age, with Spanish nationality, holding taxpayer identification number and domiciled for this purpose at , acting in his own name and behalf.

(9)
Mr. Yahia El-Amrani Bentahar, of legal age, with Spanish nationality, holding taxpayer identification number          and domiciled for this purpose at         , represented by Mr. Emilio Gutiérrez Gómez, by virtue of a special power of attorney granted in his favour.

(10)	DYADIC INTERNATIONAL (USA), INC, a US company incorporated and existing under the laws of Florida, USA, and duly registered with the Trade Registry of the State of Florida, USA with company

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registration number 45-0486747, having its corporate domicile at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, USA ("Dyadic"), represented by Mr. Antonio Cañadas Bouwen, of legal age, a Spanish national, with taxpayer identification number         , in force, and domiciled for this purposes         . He acts in his capacity of special attorney of Dyadic; and

(11)
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A., a Spanish company, with registered office in calle Cavallers, 50, 08034 Barcelona, holder of Spanish tax identification number          ("Inveready"), represented by Mr. Roger Piqué Pijuan, of legal age, a Spanish national, holding taxpayer identification number          in force, and domiciled for this purposes in         , 08034 Barcelona. He acts in his capacity of general attorney of Inveready.

Hereinafter the persons and companies identified in items (1) through (9) will be jointly referred to as the "Initial Shareholders".
Hereinafter the persons and companies identified in items (1) through (11) will be jointly referred to as the "Shareholders".
AND OF ANOTHER PART

(12)
Biotechnology Developments For Industry, S.L., a Spanish limited liability company, with registered office in Avenida Francisco Valles, 8, 47151, Boecillo (Valladolid), holder of Spanish tax identification number B47729934 ("BDI Holding" or the "Company"), represented by Mr. Pablo Gutiérrez Gómez, of legal age, with Spanish nationality, holding taxpayer identification number         , in force, and domiciled for this purposes in Louis Proust 13, Boecillo. He acts in his capacity of Chief Executive Officer of BDI Holding.

Finally, the Shareholders and the Company shall be jointly referred to as the "Parties" and each one of them as a "Party''.
In the capacity in which they act, the Parties reciprocally recognize each other to have the necessary and sufficient legal capacity and powers of representation to enter into this Shareholders Agreement (hereinafter this "Agreement”) and for this purpose, they state the following
WHEREAS

I.
The Company is a Spanish limited liability company, with registered office at Avenida Francisco Vallés 8, 47151, Boecillo (Valladolid), incorporated by virtue of the public deed granted by the Public Notary from Madrid, Mr. Jorge Prades López., on 22 September 2014, under number 789 of his public records, registered in the Commercial Registry of Valladolid under volume 1477, sheet 91, page VA-27242, and with tax identification number         .

The By-Laws of the Company before entering into this Agreement are attached hereto as Schedule I.

II.	The Company is the sole shareholder of the entities listed in Schedule II and carries out its Business, directly and indirectly, through its Subsidiaries.

III.
On the Effective Date, an investment agreement was entered into by the Shareholders and the Company pursuant to which Dyadic and Inveready will invest an aggregate amount of €1,434,000 in the Company by means of a capital increase in the Company ("Capital Increase"), subject to the waiver or fulfillment of the closing conditions and covenants established in the Investment Agreement.

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IV.
On the Effective Date, and pursuant to the terms of the Investment Agreement, Dyadic and Inveready entered into the share capital of the Company through a capital injection of EUR 1,434,000 with the unanimous approval of all the Initial Shareholders. After the mentioned capital increase, the Shareholders hold the entire share capital of the Company as set out in Schedule III.

V.
The Parties have decided to enter into this Shareholders Agreement in order to regulate (i) the relationships among the Shareholders, (ii) the relationships between the Shareholders and the Company, (iii) the system of governance and management of the Company and (iv) the transfers of shares in the Company and certain other commitments of the Shareholders related to the Company.

THE PARTIES agree as follows:

1	DEFINITIONS AND INTERPRETATION.

1.1	Definitions. In the Agreement the following terms shall have the meanings specified below:
"Accounting Principles" means the Spanish generally accepted accounting principles as laid down in the Spanish General Accounting Plan ("Plan General Contable").
"Affiliate" means any entity directly or indirectly controlled by, controlling, or under common control with, a party to this Agreement, but only for so long as such control shall continue. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling" and "under common control with") means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of art entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.
"Applicable Law" means, with respect to any Person, any law, regulation, rule, judgment, order, decree, award, Governmental Approval, grant, license, agreement, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, then in force and applicable to such Person or its subsidiaries or their respective assets.
"Auditors" means the auditor(s) of the Company as may be appointed from time to time by General Shareholders Meeting.
"Audited Financial Statements" means the audited balance sheet and profit and loss account of the Company (as well as further financial statements required by the Applicable Law for the annual accounts) for the financial period ended on and as at December 31, including the reports and notes annexed to them, prepared in accordance with the Accounting Principles and audited by the Auditors.
"BDI Holding" shall have the meaning set forth in Recital 12.
"BDI Group" means the Company and the Subsidiaries.
"BDI Pharmaceuticals" means Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.
"Board Meeting'' shall have the meaning ascribed to it in Clause 4.

3

"Board of Directors" or "Board" means the Board of Directors of the Company as set forth in Clause 4.
"Board Reserved Matters" shall have the meaning set forth in Clause 4.12.
"Business" means the corporate activity or business ordinarily carried out by BDI Group consisting of [to be included].
"Business Day" means any day except Saturdays, Sundays or public holidays or days in which banks are not open in Madrid, Spain or Jupiter, Florida.
"Bylaws" means the bylaws of the Company, as amended according to the terms and conditions of this Agreement.
"Capital Increase" shall have the meaning set forth in Whereas III.
"Call Options" mean the call option agreements in the form attached as Schedule VI which have been entered into between some of the Existing Shareholders and raised into public deed on the Effective Date;
"CEO" shall have the meaning set forth in Clause 7.
"CEO Management Contract" means the separate agreement to be entered into by the Company, on the one hand, and the Chief Executive Officer (CEO) on the other hand, on the Effective Date and in the agreed form attached to this Agreement as Schedule IV.
"Chairman" shall have the meaning set forth in Clause 4.6.
"Company" shall have the meaning set forth in Recital 12.
"Competitor" shall mean any Person or entity (other than Dyadic or any of its Affiliates or any of Dyadic's directors or employees) who provides genetic modifications, and/or fermentation media and process development related to any fungal strains that have the taxonomy of either (i) Myceliopthora, (ii) Corynascus or (iii) Sporotrichium and/ or any strains derived, generated, adapted and or otherwise therefrom.
"Confidential Information" shall have the meaning set forth in Clause 21.
"Deed of Adherence" shall have the meaning set forth in Clause 14.3.
"Directors" shall have the meaning set forth in Clause 4.
"Disclosing Party" shall have the meaning set forth in Clause 21.
"Disinvestment" means the sale or disposal in any other manner by the Shareholders of all of their shareholding interest in the Company.
"Drag Along Right" shall have the meaning set forth in Clause 15.
"Dyadic" shall have the meaning set forth in Recital 10.

4

"Effective Date" means the date of this Agreement.
"Extraordinary Board Meetings" shall have the meaning set forth in Clause 4.7.
"Financial Year" means each financial year of the Company starting on January, 1st and ending on December, 31st of each year.
"Free Cash Flow" means, for a given Financial Year, the cash generated by the Company's operations and (subject to the provisions of applicable laws and this Agreement) available for distribution to Shareholders.
"General Shareholders' Meeting" means a shareholders' meeting of the Company.
"Governmental Authority" means any government or political subdivision thereof, including without limitation, any governmental department, commission, board, bureau, agency, regulatory authority, judicial or administrative body, having jurisdiction over the matter or matters in question.
"Initial Shareholders" shall have the meaning set forth in Recital 11.
"Inveready" shall have the meaning set forth in Recital 11.
"Investment Agreement" shall have the meaning set forth in Whereas III.
"Key Employees" mean Mr. Emilio Gutiérrez Gómez, Ms. Ana Gómez Rodríguez and Mr. Pablo Gutiérrez Gómez.
"Lock-In Period" shall have the meaning set forth in Clause 14.
"Minimum Commitment Term" shall have the meaning set forth in Clause 20.1.
"Notary" means the Spanish Notary designated by the Company to authorize the Capital Increase Deed and the Public Deed.
"Notice" shall have the meaning set forth in Cause 24.
"Offer" shall have the meaning set forth in Cause 16.
"Offered Shares" shall have the meaning set forth in Clause 16.
"Offer Notice" shall have the meaning set forth in Clause 16.
"Offerer" shall have the meaning set forth in Clause 16.
"Ordinary Board Meetings" shall have the meaning set forth in Clause 4.7.
"Party" or "Parties" shall have the meaning set forth in Recital 12.
"Person/s" means any individual, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or governmental body, including their heirs, successors and assignees.

5

"Public Deed" means the deed notarizing this Agreement to be executed by the Parties on the Effective Date.
"Receiving Party" shall have the meaning set forth in Clause 21.
"Sale" shall have the meaning set forth in Clause 15.1.
"Sale Request" shall have the meaning set forth in Clause 16.2.
"Secretary" shall have the meaning set forth in Clause 4.6.
"Shares" means the shares in which the share capital of the Company is divided after the Capital Increase.
"Shareholders" shall have the meaning set forth in Recital 11.
"Shareholders Reserved Matters" shall have the meaning set forth in Clause 5.6.
"Spanish Companies Acts" means the Spanish Companies Act 1/2010 dated July 2nd (“Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital") and includes any enactment passed after that Act which may, by reason of that or any other enactment, be cited together with that Act as "the Companies Acts".
"Spanish Law" means any law, regulation, rule, order and/or decree, then in force and applicable in Spain.
"Subsidiaries" shall have the meaning set forth in Whereas II.
"Tag Along Right" shall have the meaning set forth in Clause 16.
"Transfer" shall mean, with respect to any share or any interest in any share, a direct or indirect transfer or disposition in any form, including a promise to sell, option, sale, assignment, conveyance, pledge, mortgage, encumbrance, securitization, any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest) or the act of so doing, as the context requires.

1.2	Interpretation:
In the Agreement, unless indicated otherwise:

(i)	Any reference to the Agreement must be deemed to be made to the Agreement and its Schedules.

(ii)	Any reference to "Clause" or "Schedule" must be deemed to be made to a Clause of, or Schedule to the Agreement.

(iii)	Schedules: The Schedules to this Agreement are incorporated into and form an integral part of this Agreement.

(iv)	Wherever the terms "includes", "included", "include" and "including" are used, they shall be deemed to be followed by the expression "without limitation".

6

(v)	Any reference to one gender includes the other, and words in the singular shall include the plural, and vice versa.

(vi)
If an obligation is qualified or formulated by reference to the use of "best endeavors", "best efforts" or another similar expression, it refers to the endeavors that a Person with the firm intention to achieve an outcome would use in similar circumstances to ensure the achievement of such outcome as soon as possible, taking into account, among other factors:

(a)	the price, financial interest and other terms of the obligation;

(b)	the degree of risk normally entailed by the achievement of the expected outcome;

(c)	the ability of an unrelated Person to exert an influence on the performance of the obligation; and

(d)
that in no event shall any Party having committed to use best efforts be obliged to perform any payment or furnish any sort of financial guarantee to a third party in the context of the achievement of the outcome to which such Party had committed to use its best efforts.

(vii)
Any reference to "days" shall be deemed to be made to "calendar days''. Any periods expressed in days shall start to be counted from the day immediately following that on which the counting starts. If the last day of a period is not a Business Day, the period in question shall be deemed to have been automatically extended until the first following Business Day. Periods expressed in months shall be counted from date to date unless in the last month of the period such date does not exist, in which case the period shall end on the first Business Day of the immediately following month.

(viii)	Any reference to "from", "as from", "as of" or "through" a given date shall be understood to include such date.

(ix)	The headings used in the Agreement are included for reference only and shall not form part of the Agreement for any other purpose or affect the interpretation of any of its clauses.

(x)	Terms appearing in Spanish shall have the meanings ascribed to them in Spanish legislation.

(xi)	References to "€" or "Euro" are references to the lawful currency from time to time of the Eurozone.

2	PURPOSE OF THE AGREEMENT.

2.1.	The purpose of this Agreement is to establish the terms of th collaboration between the Shareholders in order to regulate:

(a)	the governance and administration of the Company, and

(b)
the transfer of shares of the Company, for the purposes of providing with a stable shareholding structure and facilitating the management of the Company with the objective of maximizing value for the Shareholders; and

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(c)	several other commitments of the Shareholders related to the Company.

2.2
In the event that any conflict or discrepancy arises between the Bylaws and this Agreement, the provisions of this Agreement shall prevail. Therefore, in the event that any of the provisions in this Agreement are not fully incorporated in Bylaws and an inconsistency arises, this Agreement shall prevail among the Shareholders and, upon request of any Shareholder, the Parties shall exercise all powers and rights available to them, in order to give effect to the provisions of this Agreement and to procure the amendment of the Bylaws to conform to this Agreement to the fullest possible extent,

3	BUSINESS OF THE COMP ANY
The Company and its Subsidiaries shall be primarily engaged in the Business and any future business as may be approved by the Shareholders from time to time in accordance with the terms of this Agreement.

4	BOARD OF DIRECTORS

4.1	The Company shall be governed by a Board of Directors which shall be subject to the provisions set forth in this Clause 4.

4.2
Powers and responsibilities of the Board: Except with respect to those matters expressly reserved to the General Shareholders Meeting by the Spanish Companies Acts, the Bylaws or this Agreement, the Board shall have the following duties:

(i)	to propose the annual business plan for conducting the Company's business for approval by a General Shareholders Meeting;

(ii)	to manage and instruct the CEO in relation with the management of all aspects of the Company's operations including but not limited to the organization of proper financial records;

(iii)
to close the Company's books at the end of each year, and prepare the list of inventory, the balance sheet, profit and loss statement, the statement of changes in the net equity, the cash flow statement (if any) and a report of the Company's operations as required by Spanish Companies Acts;

(iv)	to cause all reports and documents to be filed with the proper government agencies in Spain; and

(v)	any other duties as may be set forth in the Bylaws or as may be determined by the General Shareholders Meeting, to the extent required by the Spanish Companies Acts.
The day-to-day running and the overall direction and supervision of the Business shall be the responsibility of the Board of Directors, directly or indirectly through the CEO and any other managers, expressly acting under the principles, guidelines and instructions received from the Board and the principles set out in this Agreement.

4.3
Composition of the Board. The Company shall, unless subsequently agreed otherwise in writing by the General Shareholders Meeting pursuant to the majorities set forth in Clause 5.6, be governed by a Board composed of five (5) members (the "Directors") that shall be appointed as follows:

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(i)    Dyadic shall nominate two Directors for their appointment;
(ii)    Inveready shall nominate one Director for their appointment; and
(iii)    The Initial Shareholders (by simple majority) shall nominate two Directors for their appointment.
However, the Shareholders shall not be entitled to appoint as Director a Person who is already a (i) member of the board of any Competitor of BDI Group or (ii) a member of the management team of any Competitor of BDI Group, unless the prior approval of all the members of the Board is previously obtained in written.

4.4	With effect from the Effective Date:
(i)    The Dyadic Directors shall be: (a) Mr. Mark Aaron Emalfarb, of legal age, of United States of America nationality, divorced, with professional domicile at C/0 Dyadic International, USA, Inc. 140 Intracoastal Pointe Drive, Suite# 404, Jupiter, Florida 33477 USA and provided with passport of his nationality number          in force; and (b) Mr. Dr. Ronen Tchelet, of legal age, of Israeli nationality, married, with professional domicile at Tel Aviv University, Tel Aviv, Israel and provided with passport of his nationality number          in force;
(ii)    The Inveready Director shall be: Inveready Asset Management, S.G.E.I.C., S.A., Spanish company, with registered office in          Barcelona, holder of Spanish tax identification number         , represented by Mr. Roger Piqué Pijuan, of legal age, a Spanish national, holding taxpayer identification number          in force, and domiciled for this purposes in         , 08034 Barcelona;
(iii)    The Initial Shareholders Directors shall be: (a) Mr. Pablo Gutiérrez Gómez, of legal age, of Spanish nationality, single, with professional domicile at         , Valladolid, and provided with Spanish Identification Number (D.N.L) n°          in force; and (b) Mr. Ricardo Arjona Antolin, of legal age, of Spanish nationality, married, with professional domicile at         , Valladolid and provided with Spanish Identification Number (D.N.I.) n°          in force.

4.5
Appointments and Removal of Directors. The Directors shall be appointed at a General Shareholders Meeting in accordance with the provisions of this Agreement. The Shareholders undertake to vote for the appointment or dismissal of the Directors nominated by the Shareholder who is entitled to make the corresponding appointment or dismissal, pursuant to Clause 4.3 above.

The Directors shall be appointed at the General Shareholders Meeting for an indefinite period of time. Each Shareholder who has the right to designate a Director shall also have the right to remove (or cause to be removed) or replace at any time and for any reason (including death, resignation, inability to act or dismissal) such Director from its office and designate (or cause to be designated) an alternative Director in his/her place.
Each Shareholder undertakes to the other Shareholders that it shall take all practicable steps, directly or indirectly, including the exercise of voting rights in the General Shareholders' Meeting, to effect the appointments and removals of any Director designated by the entitled Shareholder.

4.6	Positions in the Board. The Board shall appoint a chairman (the "Chairman") and a Secretary (the "Secretary") to the Board as follow:

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(i)    The person holding the position of Chairman of the Board shall be proposed for appointment or dismissal by the Initial Shareholders, provided that the Initial Shareholders remain with the majority (more than 50%) of the shareholdership in the Company. In case the Initial Shareholders have less than 50% shareholdership in the Company, the Board shall be entitled to appoint a new Chairman of the Board.
In addition to any specific responsibilities imposed by Spanish Companies Acts, the Chairman shall:
(a)    convene General Shareholders Meetings;
(b)    convene ordinary and extraordinary meetings of the Board;
(c)    chair the meetings of the Board and the General Shareholders Meetings in accordance with the Spanish Companies Acts;
(d)    sign the minutes of the Board Meetings upon their approval in accordance with the Spanish Companies Acts; and
(e)    sign the minutes of the General Shareholders Meetings upon their approval in accordance with the Spanish Companies Acts.
The Chairman of the Board shall not have a casting vote within the Board.
(ii)    The Secretary may be a person who is not a Director of the Company, in which case such non-director Secretary will not be considered in determining the presence of the quorums required for a Board Meeting to be validly held and such non-director Secretary shall not have a right to vote in the said Board. The person holding the position of Secretary of the Board shall. be proposed for appointment or dismissal by Dyadic, however the latter shall consider all candidates submitted by the CFO.
In addition to any specific responsibilities imposed by the Spanish Companies Acts, the Secretary shall:
(a)    attend, as Secretary of these meetings, all meetings of the "Board and all General Shareholders Meetings and record all the proceedings of such meetings in a book of minutes to be in custody for such purposes;
(b)    sign the minutes of the Board Meetings upon their approval in accordance with the Spanish Companies Acts;
(c)    sign the minutes of the General Shareholders Meetings upon their approval in accordance with the Spanish Companies Acts; and
(d)    perform such other duties and have such other powers as the Board may from time to time determine according to the Spanish Companies Act.
(iii)    The offices of Chairman and Secretary to the Board shall be initially held by Mr. Ricardo Arjona Antolin and Mr. Borja Diaz-Guerra Heredero, respectively.

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4.7	Meetings of the Board. Each of the Shareholders shall cause each of its designated Directors to adopt and comply with the following rules in relation to the meetings of the Board:

(i)
The Board will meet at least 4 times per Financial Year and at least once every calendar quarter ("Ordinary Board Meetings'') and whenever called by the Chairman, at the Chairman's own initiative or upon petition of any Director ("Extraordinary Board Meetings") indicating the items on the agenda to be discussed. In the latter case, the Extraordinary Board Meeting shall be held within the next twenty (20) days following the date of request of the said Director.

(ii)
The Board will be called by written notice not less than 15 days in advance of the meeting date, which notice shall be served on all the Directors at the address notified from time to time by each Director to the Chairman and Secretary.

(iii)
The summons shall be effected (a) by any means as may be required by the Spanish Companies Acts and (b) by means of a notice sent by letter, fax, e-mail or any other written or electronic means with confirmation of receipt at the address designated by such Director for such purposes. The notice shall state: (a) date, place and hour of the meeting, (b) the agenda to be discussed together with the relevant supporting materials for discussion at such meeting in English language, (c) the name of the person or persons who have summoned the meeting, as well as (d) confirmation of date, place and hour of a rescheduled Board Meeting in accordance with Clause 4.10.

(iv)
Any Director attending a meeting shall have the right to propose additional topics for discussion at any meeting which were not originally included in the agenda for that meeting and no unanimity or majority shall be required for the inclusion of any such additional topics.

(v)	All Board meetings shall be conducted in English.

4.8
Universal Board Meetings. In the case of a "Universal Board Meeting" (i.e. a meeting where all the Directors are present or represented by proxy and unanimously agree to hold a Board Meeting), none of the formalities and requirements related to the prior notice set forth in Clause 4.7 shall apply.

A resolution in writing ("por escrito y sin sesión") signed by all the Directors of the Board shall be as valid and binding as if it had been passed at a duly convened meeting of the Board, provided that all Directors are notified in advance of the resolutions being adopted in such manner and do not oppose such system.. These resolutions shall also be recorded in minutes.

4.9
Venue. The meetings may be conducted physically at the registered office of the Company or such other place as the Board may from time to time determine within the territory of Spain or by electronic means (videoconference or conference call).

4.10
Attendance and Quorum. A Director may attend in person or by proxy. Such proxy may be granted to another Director, a copy of which shall be delivered to the Chairman and the Secretary of the Board at the commencement of the meeting.

Directors may participate in and vote at Board Meetings by means of a conference telephone or video conference or any communication equipment, provided that all Directors have the required technical equipment and all persons participating in the meeting can identify each other, which shall be expressly noted in the minutes of the relevant meeting and the certificate of such minutes.

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In such case, the meeting of the Board shall be deemed a single meeting held in the registered office of the Company. Any Director so participating in a meeting shall be deemed to be present in person and shall count for quorum purposes.
For such purposes, the Shareholders undertake to hold a General Shareholders Meeting with the purposes to amend the Bylaws setting forth the following provision (in Spanish):
"Board Directors' meetings could be held simultaneously in several halls as long as it is guaranteed by audio-visual or telephonic methods, the interactivity and intercommunication between them, so they are held in real time and therefore, in a sole act. In this case it will be stated in the call the connexion system and if necessary, the places where the technical methods are available in order to assist and participate in the meeting".
The Persons invited to attend a meeting of the Board of Directors shall be subject to the confidentiality provisions applicable to directors under the Spanish Companies Law and, furthermore, to the confidentiality provisions of this Agreement.
Each Shareholder acknowledges and agrees that the Board shall only be deemed to be validly constituted and entitled to pass any resolutions, if at least 4 Directors are present (whether in person or by proxy), and each Shareholder hereby covenants to the other Shareholders to ensure that the Directors nominated by it pursuant to Clause 4.3 abstain from participating in Board Meetings and from voting any resolutions if the Board is not validly constituted in accordance with this Clause.
If within one hour of the time appointed for holding a Board Meeting, a quorum as specified above is not present, the meeting shall be adjourned for 14 days and reconvened at the same time of day and place and if at such rescheduled meeting a quorum as per the above is not present within 30 minutes of the time appointed for the meeting, a valid quorum shall be deemed constituted if at least 3 Directors are present. However no resolution shall be passed at such meeting on any matter other than the matters specifically set forth in the notice to the Directors, and no additional matter shall be taken up at such adjourned meeting.

4.11
Ordinary Vote Requirements. Unless this Agreement, the Bylaws or Spanish Companies Acts require a greater majority, resolutions not addressing Board Reserved Matters will be passed by a simple majority of the attending Directors, provided that quorum requirements set forth in Clause 4.10 are met.

4.12
Board Reserved Matters. Unless this Agreement expressly states differently, any decision by the Board of Directors (i) shall be reserved to the competence of the Board as a collective body, (ii) shall not be delegated to any one or more Board members or executive committees or managing directors and it shall be approved by the majority of the Board members.

However, in addition to the requirements indicated in the previous paragraph, the Board of Directors shall not take, and shall cause the Company not to take, any of the following resolutions that are qualified as Board reserved matters (the "Board Reserved Matters") and, therefore, can only be adopted by the affirmative vote of four (4) Directors:
(i)    change in the registered office location;
(ii)    any specific capital expenditure (whether through acquisition or lease) which would result in obligations for the Company, individually or in aggregate, regarding such specific capital

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expenditure of more than 250,000 Euros per transaction, or 500,000 Euros cumulatively over a period of 1 year;
(iii)    sale or transfer to a third Person of any individual asset of the Company with a market value, at the time of its sale or transfer, exceeding 300,000 Euros;
(iv)    appointment, dismissal, determination of the remuneration and benefits or any other action in relation with the CEO and/or of the Key Employees within any of the companies of the BDI Group;
(v)    any negotiation and subscription of loans or credit facilities for a value of more than 500,000 Euros;
(vi)    transfer or disposal, by any means, directly or indirectly, of any share in the corporate capital of any of the Subsidiaries or of any interest in them, unless said transfers or disposals are due to a restructuring process of the BDI Group related to tax efficient intra-group schemes; and
(vii)    exercising the vote in the General Shareholders Meeting and management bodies of the Subsidiaries in respect of Shareholders Reserved Matters or 'Board Reserved Matters,
However, in addition to the requirements indicated in the Board Reserved Matters, the Board of Directors shall not take, and shall cause the Company not to take, any of the resolutions indicated in section 4.12.(iii) with the affirmative vote of the Directors appointed by Dyadic and Inveready.
The Board Reserved Matters are also meant to apply to BDI Pharmaceuticals, so that if a decision as to any of these matters is to be made at BDI Pharmaceuticals, the matter will be first resolved by the Board of Directors of the Company pursuant to this and the Company will then, acting as shareholder of BDI Pharmaceuticals, act in accordance with the resolution adopted at the Board of Directors of the Company.

4.13
Other Meetings of the Directors. In addition to the Ordinary or Extraordinary Board Meetings, the Directors of the Board may hold more frequent informal meetings to monitor and support the operation of the Business and to direct the management of the Company. Such informal meetings of the Directors shall not be qualified as Board Meetings as provided for under the Spanish Companies Acts and, therefore, during these meetings, no corporate resolutions shall be passed by the Directors. The terms and conditions set forth in this Agreement for the calling of Board Meetings shall apply mutatis muiandi to those other meetings.

4.14
Directors' compensation. The Directors will receive no compensation for their position as members of the Board, unless otherwise agreed at a General Shareholders Meeting. Consequently, the Shareholder who appointed the corresponding Director shall bear the corresponding Director's costs and expenses incurred in attending Board Meetings.

4.15	Disclosure of Information. Each Director shall be entitled to disclose any information relating to the Company and its affairs and financial position to the Shareholder who appointed such Director.

4.16
Conduct of Directors. Each Shareholder covenants that, unless so requested by the Shareholder nominating a Director, it will not carry out or cause to be carried out any act whereby such Director will be removed from office, other than for reasons of fraud, wilful misconduct or gross negligence.

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For the avoidance of doubt, each Shareholder may appoint and remove their Directors at their own discretion.
Each Shareholder shall, so far as such Shareholder is lawfully able, ensure that Directors nominated by such Shareholder:
(i)    is not wilfully or unreasonably fail to attend a Board meeting in order to prevent any resolution to be adopted; and
(ii)    carry out such Director's duties in accordance with the principles, terms, conditions and obligations set out in this Agreement, the Bylaws and the Spanish Companies Acts.

4.17
Governing body of BDI Pharmaceuticals: BDI Pharmaceuticals shall be administered by a Board of Directors, the composition and functioning of which shall be equivalent to that of the Board of Directors pursuant to Cause 4. The provisions of this Clause 4 shall also apply "mutatis muiandi" to BDI Pharmaceuticals and, thus, any decision in respect of any matter which may constitute a Board Reserved Matter must be agreed and passed in accordance with the provisions set out in this Clause.

5    GENERAL SHAREHOLDERS' MEETING

5.1
The General Shareholders' Meeting of the Company will be held at least once a year within the 6 months after the end of each Financial Year for the purposes: (i) of discussing and approving the annual accounts, (ii) application of the year results, (iii) approval of the composition of the Board, as well as (iv) resolving any other matters that may be compulsory under the Spanish Companies Acts or otherwise validly resolved in the General Shareholders Meeting.

The Shareholders may attend general shareholders meetings of the Company (i) in person; (ii) by videoconference or by telephone, provided that the persons taking part in the meeting can hear each other and each attendee recognizes the identity of the other attendees; (iii) or represented by another person, even if such person is not a Shareholder, provided that such person is duly empowered by the Shareholder through a duly granted proxy. The attorney must present evidence satisfactory to the Chairman, assisted by the Secretary, of his/her authority to act for and on behalf of the relevant Shareholder.
5.2    Summon of the General Shareholders' Meetings:
(i)    A General Shareholders' Meeting may be summoned by the Chairman of the Board at the Chairman's own initiative or pursuant to the written request of Shareholders representing at least 5% of the Company's share capital, indicating the items on the agenda to be discussed. In the latter case, the General Shareholders' Meeting shall be held within 45 days following the date of request of such Shareholders.
(ii)    The summons shall be effected (a) by any means as may be required by the Spanish Companies Acts and (b) by means of a notice sent by letter, fax, e mail or any other written or electronic means that may ensure the reception of the notice by all Shareholders at the address designated by such shareholder for this purpose. The notice shall state: (a) date, (b) place and (c) hour of the meeting, (d) the agenda to be discussed together with the relevant supporting materials, (e) the name of the person or persons who have summoned the General Shareholders' Meeting, as

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well as (f) confirmation of date, place and hour of a rescheduled General Shareholders' Meeting in accordance with Clause 5.4.
(iii)    A notice summoning a General Shareholders' Meeting must be delivered to the Shareholders at least 30 days before the date of such meeting (unless a longer term is compulsory under Spanish Companies Acts).
(iv)    In the case of a "Universal Shareholders' Meeting" (i.e. a meeting where all the shareholders are present or represented by proxy and unanimously resolve to hold a General Shareholders Meeting), none of the formalities and requirements set out in this Clause 5.2 shall apply.

5.3
Venue of the General Shareholders' Meetings: The General Shareholders' Meeting shall take place at the Company's registered office or elsewhere as the Chairman may reasonably determine within the territory of Spain.

5.4    The following rules apply to the quorum of the General Shareholders' Meetings:

(i)	No business shall be discussed at any General Shareholders’ Meeting unless a sufficient quorum is present.

(ii)
Each Shareholder acknowledges and agrees that the Shareholders' Meetings shall be deemed to be validly constituted if at least 82% of the share capital of the Company is present or duly represented (unless a higher quorum is compulsory under Spanish Companies Acts).

(iii)	A Shareholder may be represented in a Shareholders' Meeting by its legal representative, including any director, officer or by written proxy.

(iv)
If within one hour of the time appointed for holding a Shareholders' Meeting, a quorum as specified above is not present, the meeting shall be adjourned for 14 days and reconvened at the same time of day and place. If at such rescheduled meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the Shareholders present shall constitute a valid quorum without the requirement set forth in Clause 5.4(ii) above.

5.5	Adoption of Resolutions: Ordinary Vote Requirements. Each Share shall entitle the right to cast one (1) vote at the General Shareholders' Meeting.
Unless this Agreement, the Bylaws and/ or the Spanish Companies Acts require a greater majority, resolutions not addressing any of the Shareholders Reserved Matters (as defined in Clause 7.6) shall be passed by affirmative vote of Shareholders representing a simple majority of the share capital of the Company, that is, over 50% of the share capital.

5.6
Adoption of Resolutions: Shareholders Reserved Matters. Notwithstanding the above, the following matters shall only be adopted with the favorable vote of Shareholders representing 82% per cent of the share capital of the Company and shall be deemed as reserved matters (the "Shareholders Reserved Matters”):

(i)    Increase or reduction of the share capital of the Company; merger, dissolution, liquidation or the global assignment of assets and liabilities (unless a mandatory rule requires these transactions); the abolition of the preferential assumption or subscription rights and the exclusion of shareholders;

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(ii)    Change in the registered office location;
(iii)    Creation or modification of special classes of shares or quotes with or without preferential rights;
(iv)    Amendment of the structure of the Board of the Company and the remuneration of the Directors, except when made in accordance with this Agreement;
(v)    Establishment or change of the dividend policy of the Company and declaration of dividend other than in. accordance with Clause 9 hereof and any other distribution, payment or disbursement of any kind or nature to the Shareholders (as shareholders) which is not applied in similar terms (pari passu) to all of them;
(vi)    Authorization of a Disinvestment other than in accordance with the transfer of shares provisions in this Agreement; and
(vii)    Granting any power of attorney or authorization or similar authority to any person or entity to carry out, any action which is a Shareholders Reserved Matters.

5.7
General Shareholders' Meeting of BDI Pharmaceuticals. The Company shall exercise its voting rights in any Subsidiaries in a manner consistent with the purpose of this Agreement and the governance principles and rules for adopting resolutions set forth herein. In this sense, the provisions of this Clause shall also apply "mutatis mutundi" to BDI Pharmaceuticals and thus, any decision in respect of any matter which may constitute a Shareholders Reserved Matter in BDI Pharmaceuticals shall be previously approved by the Board of Directors of the Company with the affirmative vote of at least four (4) Directors, as provided in Clause 4.12.

6    CONFLICT OF INTEREST

6.1
In the event that a resolution must be adopted on an agreement that has been or is to be signed between the Company or BDI Pharmaceuticals or VLP and (i) any Shareholder or a Director, (ii) a related person (as per the definition of "related person" in article 231 of the Spanish Companies Law) or a company from. the relevant Shareholder or Director's group (as per the definition of "group" in article 42 of the Commercial Code), the Shareholder or Director (as the case may be) in question shall not have voting rights on any resolution that is taken by the General Shareholders Meeting or the Board of Directors on such matter.

7    MANAGING DIRECTOR ("CEO").

7.1	The CEO will have general responsibility for the management of the Company in compliance with Spanish Companies Acts and the powers granted to the CEO by the Board of Director of the Company.

7.2
The CEO will carry out his duties in accordance with (i) this Agreement, (ii) the overall directions from the Company's Board and Shareholders' Meeting, as the case may be, (iii) his management contract with the Company (iv) the Bylaws and (v) the powers granted to the CEO by the Company for such purposes.

7.3
The CEO shall be empowered to undertake any management actions or decisions which are not considered as Shareholders Reserved Matters and/ or Board Reserved Matters, as per this Agreement or are not delegable according to Spanish Companies Acts.

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7.4
The Parties agree that Mr. Pablo Gutiérrez Gómez will initially be appointed at the Effective Date as the CEO of the Company. The terms and conditions, including remuneration of the CEO, will be those included in the management contract attached in Schedule IV to this Agreement (the "CEO Management Contract").

8    INFORMATION RIGHTS.

8.1
Each Shareholder shall have ful1 access to the books and records of the Company and of the companies of BDI Group. The Company shall permit in reasonable terms access to the Companies' premises and to internal and external personnel (i.e. consulting firms, auditors, etc.) representing such Shareholder upon prior request with time enough in advance (which must include a list of the information required to be reviewed) to allow the Company to prepare any required report or their respective financial statements, all in accordance with customary practices in the industry.

9    DIVIDEND POLICY

9.1
To the extent permitted by the Spanish Companies Acts, and unless otherwise agreed by the Shareholders as a Shareholders Reserved Matter pursuant to Clause 5.6, the Parties agree that until Financial Year 2020 no dividend shall be distributed by the Shareholders in BDI Holding, and for the Financial Year 2020 onwards, the Parties agree that the Company will distribute and declare an annual dividend equivalent to at least 50% of the net profits of the Company, provided that (i) the Company shall not declare, pay or make any dividend or other distribution in excess of 80% of the Company's Free Cash-Flow in any Financial Year, and (ii) there is sufficient cash available in the Company to proceed with such distribution. To the extent permitted by law, the Shareholders expressly undertake not to invoke the application of Article 348 bis of the Spanish Companies Act in order to comply with this provision.

10    ACCOUNTING AND FINANCIAL REPORTING

10.1
The fiscal year of the Company shall be January 1st to December 31st each year ("Financial Year") and all the books and record of the Company shall be closed at the end of each interim calendar quarter of March 31st, June 30th and September 30th and at the year-end at December 31st every year.

10.2
The Parties hereby undertake to appoint an Auditor that will be in charge of auditing the annual financial statements and footnotes of the Company each Financial Year. The General Shareholders Meeting shall appoint the Auditor of the Company even if, according to the Spanish Companies Acts, the appointment of auditors is not mandatory.

10.3
The Parties shall ensure that the quarterly Interim Financial Statements and the Audited Annual Financial Statements will be prepared by the Company and provided to the Board of Directors and Investors within 30 days after each interim quarter and 45 days after each year-end. The Audit Committee of the BDI Holding's Board of Directors will approve the quarterly interim Financial Statements and the Audited Financial Statements, within the timeframes above.

10.4
The Parties shall ensure that the accounting records of the Company shall be prepared in accordance with Spanish generally acceptable Accounting Principles. The books and records and Financial Statements of the Company shall be kept in Euros.

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10.5
The Company will assist Investors by providing financial information and documentation necessary to comply with US financial reporting disclosures, including but not limited to Variable Interest Entity ("VIE") in a timely manner.

10.6
All records and supporting documents, including but not limited to accounting books and records, invoices, cash books, inventory records, bank accounts and receipts shall be kept at the head office of the Company for the term required by the Applicable Law.

11    REPRESENTATIONS AND WARRANTIES

11.1	As of the Effective Date each of Dyadic, Inveready, Creux Analisis Estrategicos, S.L. and Floema Biotec, S.L. represent and warrant to the other Parties that:

(a)	It is a duly organized corporation existing in good standing under the Applicable Law of the jurisdiction indicated in the preamble hereof;

(b)
It has the corporate power, legal capacity and authority to enter :into and perform the obligations contemplated herein, and to execute any other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the completion of the transactions contemplated by this Agreement. This Agreement and any other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the completion of the transactions contemplated by this Agreement, when executed, will constitute legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms;

(c)	The execution and performance of this Agreement do not contravene or conflict with any provisions of their Applicable Law or of its bylaws or of any instruments or contracts binding it;

(d)	The execution and performance of this Agreement have been validly authorized by all necessary corporate action and that this Agreement is valid, binding and enforceable against such Party;

(e)
It is not aware of any matter or fact likely to prohibit or restrain its ability to enter into or perform obligations under this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement or complete the transactions contemplated hereunder and thereunder; and

(f)	It is not subject to bankruptcy, insolvency or similar proceedings.

11.2	As of the Effective Date, each of the remaining Shareholders not identified in clause 10.1 above, represents and warrants to the other Parties that:

(a)
It has the power, legal capacity and authority to enter into and perform the obligations contemplated herein, and to execute any other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with. the completion of the transactions contemplated by this Agreement This Agreement and any other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the completion of the transactions contemplated by this Agreement, when

18

executed, will constitute legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms;

(b)	The execution and performance of this Agreement do not contravene or conflict with any provisions of laws or of any instruments or contracts binding on it;

(c)	This Agreement is valid, binding and enforceable against such Party; and

(d)
He/She is not aware of any matter or fact likely to prohibit or restrain its ability to enter into or perform obligations under this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement or complete the transactions contemplated hereunder and thereunder.

11.3	Each of the Shareholders acknowledges that the other Shareholders in entering into this Agreement have relied on the warranties mentioned in this Section, and vice versa.
12    OBLIGATIONS OF EACH PARTY.
12.1    Each Party shall undertake:

(a)	To perform and observe any terms, conditions and provisions as provided in this Agreement;

(b)
To take all necessary steps to give full effect to the provisions of this Agreement, including, without limitation, by way of executing all such documents and doing all such acts and things as may reasonably be required to give effect to the provisions of this Agreement;

(c)
To cause any person representing that Party at a General Shareholders Meeting and each Director nominated by such Party to act in accordance with and give effect to the provisions of this Agreement; and

(d)
To ensure that the Company will act and comply with the terms and conditions of this Agreement throughout the term of this Agreement, as well as any resolution adopted by the Board of Directors and/ or the General Shareholders Meeting.

13	PRE-EMPTIVE RIGHTS FOR CAPITAL INCREASE.

13.1
Each Shareholder shall have the right to subscribe for all or any part of its pro rata share of newly issued shares that the Company may, from time to time, propose to sell or issue in accordance with the Bylaws and Spanish Companies Acts.

14    LOCK-IN PERIOD AND FUTURE TRANSFERS OF SHARES
14.1    General Terms
The Parties may only transfer their Shares in compliance with the terms of Clauses 14, 15 and 16 herein.
14.2    Lock-in

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Except as otherwise provided in this Agreement, the Initial Shareholders shall not be entitled to make any Transfer of any of its Shares in whole or in part until a year after (i) the Investors hold less than 10% of the total Shares of the Company, (ii) the Investors have transferred all their shares in the Company or (iii) 5 years, whichever happens first Additionally, the Parties agree that no Investors shall be entitled to make any Transfer of any of in. Shares in whole or in part at any time prior to 30 June 2019 (the "Lock-In Period").
14.3    After the Lock-In Period:

(a)
None of the Shareholders shall make any Transfer of any of its Shares in whole or in part to any person who is not a party to this Agreement without first obtaining from the transferee the execution of a Deed of Adherence substantially in the form attached hereto as Schedule V and as long as such Shareholder has duly complied with the provisions for the transfer of Shares included in the Bylaws;

(b)	None of the Shareholders shall be entitled to transfer or offer to transfer such Shareholder's Shares to any Person to which any of the following standards is applicable:

(i)
Such Person is, directly or indirectly, a Competitor of the Company, including a Person who is a partner, shareholder member, employee, agent, trustee or consultant to a Competitor; provided however that if such Person owns solely for investment less than 5 % of any class of securities of any Competitor traded on any [national] securities exchange, then such Person shall not be barred under this Clause as an indirect Competitor.

(ii)
Such Person or any of its Affiliates is declared by the relevant courts to be engaged in criminal activities or is declared to be Controlled by Person(s) engaged in criminal activities, and vice versa; or

(iii)	Such Person or any of its Affiliates is considered in the relevant business community to be disreputable, unethical, or dishonest.

14.4	The Deed of Adherence shall be in favour of the Company and the Parties to this Agreement and shall be delivered to the Company at its registered office.

14.5
As an exception to the provisions included in Clauses 14.2 and 14.3 above, any Shareholder shall be entitled to freely transfer its Shares, in whole or in part, at any time without applying any pre-emptive right of the other Shareholders, as long as the Transfer is:

(i)	a mortis causa transfer to the inheritor or legatee of any of the Shareholders that are individuals; or

(ii)	a Transfer to an Affiliate, director or employee of a Shareholder, as long as:

(i)
the relevant Affiliate shall execute a Deed of Adherence to this Agreement, substantially in the form attached hereto as Schedule V, simultaneous with such Transfer before a Spanish public notary, which costs shall be borne by the said relevant Affiliate;

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(ii)
such Affiliate: (w) is not insolvent or unable to pay its debts within the meaning of the Spanish Insolvency Act (Lei; 22/2003, de 9 de Julio, Concursal) (or under the insolvency laws of any applicable jurisdiction or has stopped paying debts as the fall due); (x) no order has been made, petition presented or resolution passed for its insolvency declaration; (y) no insolvency administrator (or similar agent or receiver under the insolvency laws of any applicable jurisdiction) has been appointed by an official receiver in respect of the said Affiliate or all or any of its assets and no steps have been taken to initiate any such appointment and no individual voluntary arrangement has been proposed; nor (z) has become subject to any analogous proceedings (including any liquidation process), appointments or arrangements under the laws of any applicable jurisdiction;

(iii)
a Transfer derived from the exercise of any of the Call Options. In such cases, the transferee of such Shares shall have agreed, in a signed writing, to be bound by the terms and conditions of this Agreement in relation with such Shares acquired.

14.6	Any Transfer by the Parties in contravention of this Agreement shall be null and void ab initio and shall not bind or be recognized by the Company.
15    DRAG-ALONG RIGHT.

15.1
If the General Shareholders Meeting resolves to proceed with a Disinvestment (considered as a Shareholder Reserved Matter) by way of selling to a third Person all the Shares of the Company (the "Sale"), then the Shareholders that vote favorably for such Disinvestment shall have the right (the "Drag-Along Right") to force the other Shareholders to sell to such third Person all the Shares owned by any of them, all in accordance with the following provisions and as long as the price to be paid by the third Person for all the Shares of the Company is equal or higher than the greater of the following amounts: (i) 15,000,000 Euros (under a cash free/ debt free basis); or (ii) 10 times the consolidated sales of BDI Group in the last Financial Year (under a cash free/ debt free basis).

15.2
In order that the Shareholders through the General Shareholders Meeting may resolve to initiate a Disinvestment, a General Shareholders Meeting must be called as set forth in this Agreement and the notice for such meeting shall additionally set forth (i) the identity of the third Person acquiring the Shares and (ii) all other material terms and conditions of the Sale (particularly those related to the date of the Sale, the price, the terms of payment of the price, the representations and warranties and the related indemnity obligations).

15.3
Upon resolution by General Shareholders Meeting to proceed with the Disinvestment, at request of any of the Shareholders, all the other Shareholders shall be obliged to sell all of their Shares in the Company to the third Person in the same date and at the price per Share and at the same terms and conditions included in the notice mentioned above.

15.4
In case of a Disinvestment, the Transfer of all the Shares shall not be subject to the application of the pre-emptive right ("derecho de adquisición preferente") included in the Company's Bylaws in favour of any Shareholders.

15.5
The Parties agree to include in the Bylaws, as an accessory obligation ("prestación accesoria”) to any holder of Shares of the Company, the obligation to comply with the provisions of Clause 15 in respect of this Drag Along Right.

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16	TAG-ALONG RIGHT.

16.1
Without prejudice to the pre-emption right over any Transfer of Shares as established in the Bylaws and in case that neither any Shareholder nor the Company exercise such right, if any of the Shareholders decides to Transfer any of its Shares then such Shareholder shall obtain from a good faith third Person (the "Offeror'') a written offer (the "Offer") to purchase any such Shares from such Shareholder (the "Offered Shares"), which Offer shall include the purchase of Shares held by each of the other Shareholders pro rata to their respective shareholding interests over the total share capital of the Company. In this sense, such Shareholder shall send an offer notice (the "Offer Notice") to the other Shareholders, which shall set forth the identity of the Offeror and all other material terms and conditions of the Offer (particularly those related to the price, the terms of payment of the price, the representations and warranties and the related indemnity obligations).

16.2
The other Shareholders shall have fifteen (15) Business Days from the dale of the delivery of the Offer Notice by the transferring Shareholder to send a written notice to such Shareholder exercising its Tag Along Right and indicating its election to include its Shares in the sale proposed by the transferring Shareholder on the same terms and conditions (the "Sale Request").

16.3
Within 90 days from the receipt of the Sale Request, th.e transferring Shareholder shall be able to sell its Shares to the Offeror at a purchase price, and subject to terms and conditions, no more favorable to the Offerer than those that were set forth in the Offer Notice, in which case the Shareholders that may have exercised the Offer shall have the obligation to join such sale and sell to the Offerer such exercising Shareholder's Shares pro rata to the percentage that the Shares that the transferring Shareholder transfers represent over the total Shares held by such Shareholder, at the same purchase price per Share and, subject to the same terms and conditions as those actually applicable to the sale of Shares by transferring Shareholder to the Offeror, including the terms of payment of the price, the representations and warranties and the related indemnity obligations (if any) in favor of the third Person, which shall be provided and assumed by the Shareholders pro rata to the Shares sold by each of them over the total number of Shares sold by the Shareholders and with no joint and several liability.

16.4
If none of the Shareholders elect to exercise their Tag-Along Right, the transferring Shareholder may, within 90 days from the delivery of the Offer Notice, sell such Offered Shares to the Offeror at a purchase price, and on terms and conditions, no more favorable to the transferring Shareholder than those that were set forth in the Offer Notice. Upon the consummation of the sale to the Offerer, the transferring Shareholder shall promptly notify the remaining Shareholders as to the circumstances thereof, including the date of the sale, the identity of the purchaser, the Shares sold and the price and other key terms and conditions of such sale.

16.5
If the Transfer by the transferring Shareholder is not consummated within 90 days after the dale on which the transferring Shareholder receives the Sale Request pursuant to the previous paragraphs of this Clause, or absent such Sale Request within 90 days after the date of expiration of the term for delivery of the Sale Request, then the transferring Shareholder shall not be permitted to sell or Transfer the Offered Shares without again complying with the requirements of this Clause.

16.6
The Board of Directors may, at its absolute discretion, refuse to register any share transfer, without giving any reason thereof, if the process of such transfer is not carried out in accordance with the provisions of this Agreement or the Bylaws. In the case that the Board of Directors refuses to register any share transfer, it shall give written notice notifying the transferor and the transferee of such refusal within 24 hours from the date of the Company's receipt of request for the registration of such share transfer.

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17    NATURE OF THIS AGREEMENT AND BYLAWS.

17.1
On the Effective Date, a General Shareholders' Meeting of the Company shall be held and all the Parties shall unanimously approve, amongst other resolutions, the amendments to the Company's Bylaws required to reflect the provisions of this Agreement. After the Effective Date, the Bylaws of the Company shall be interpreted at all times in accordance with the provisions of this Agreement The bylaws of the Company and BDI Pharmaceuticals shall be interpreted at all times in accordance with the provisions of this Agreement.

17.2
Notwithstanding the above, it is acknowledged that certain articles of the Bylaws as amended to adapt to the provisions of the Agreement may not be admissible for registration with the Commercial Registry. As stated in Clause 2.2, the Parties agree that the provisions of this Agreement shall prevail between the Parties, and between the Shareholders and the Company (to the extent legally permitted), as a shareholders' agreement, including, particularly, where a relevant article of the Bylaws differs from the terms of this Agreement. If this Agreement is subsequently amended in whole or in part in any manner that shall affect the Bylaws, the Parties shall promptly proceed to adopt any resolutions that may be necessary to amend the Bylaws and have them filed with the Commercial Registry so that they reflect the provisions of this Agreement at all times, to the extent legally possible.

18    TERM
This Agreement shall become effective upon the Effective Date and continue to be in full force and effect unless terminated in accordance with the provisions of Clause 19.
19    TERMINATION

19.1	This Agreement shall be automatically terminated in any of the following events and the Parties shall not be liable for such termination for whatsoever reason:

(a)	when a Shareholder ceases to hold any Shares through the Transfer of Shares in accordance with the terms of this Agreement, this Agreement shall terminate in respect of such Shareholder;

(b)	when all of the Parties agree in writing to terminate this Agreement;

(c)	upon the dissolution and winding-up of the Company under the Spanish Companies Acts.

19.2
In the event of the breach of the Agreement by any of the Parties ("Party in Breach"), one or several of the other Parties shall provide written notice of such breach to the Party in Breach. If the Party in Breach does not remedy the breach within a period of thirty (30) days after the date of the notice, the other Party or Parties may terminate the Agreement with the termination effect pursuant to the terms set forth in Clause 19.3 hereunder.

19.3	Effect of termination.

(a)	Termination of this Agreement shall be without prejudice to any right or obligation of either Party accrued before termination of the Agreen1ent.

(b)	Clauses 1 (Definitions), 19.3 (Effect of termination), 20 (Non Competition and Non-Solicitation), 21 (Confidentiality), 22 (Indemnity), 23 (Notices), 25 (General) and 26

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(Governing Law and Jurisdiction) shall remain in full force after the termination of this Agreement.

20	MINIMUM COMMITMENT TERM FOR THE KEY EMPLOYEES. NON COMPETE, NON-SOLICITATION AND EXCLUSIVITY.

20.1
Minimum commitment term (the "Minimum Commitment Term") of the Key Employees. Each of the Key Employees undertake to work and/ or provide his/her services in the sole benefit of the Company or the companies of the BDI Group (as applicable) as set forth in their corresponding employment or services agreements from the Effective Date and until the earlier of the following dates with a minimum of three years (the "Initial Term"):

(i)	12 months additional to the date when Inveready' s Shares in the BDI Group are less than 10%; or

(ii)	12 months additional to the date after when Inveready have transferred all its Shares; or

(iii)	Four and a half years from the execution of this Agreement.
The Parties further agree that:

(i)
If in breach of the provisions included in Clause 20.1. before, any of the Key Employees terminates his/ her agreement by virtue of which he/ she works and/ or provides his/her services to any of the companies of the BDI Group, he/ she shall indemnify the Company with Shares hold by such Key Employee in accordance with the following:

(a)
With the totality of the Shares hold by such Key Employee if the termination by the Key Employee takes place within the first three (3) years from the Effective Date. The transfer of the Shares to the Company shall be made with a payment of €1 by the Company..

(b)
If the termination by the Key Employee takes place after the end of the third year from the Effective Date, with an amount of Shares proportional to the moment when the Key Employee terminates his/her agreement, taking into account that the indemnification with 100% of the Shares would apply if the termination takes place on the first day of the third year and a indemnification with 0% of the Shares would apply if the termination takes place on the last day of the Initial Period. Of the remaining shares of the Key Employee, the Company will have a call option in order to acquire those shares at market value.

The Parties expressly agree that the mentioned indemnification is an adequate penalty to compensate the breach of the Initial Term, so each of the Parties expressly waives the right to bring any action to claim any further damage or loss caused as well as any loss of profit. The Parties expressly state for the record the essential nature of the foregoing provisions as Investors make their investment acquiring part of the Shares of the Company by virtue of the personal and professional qualities of the Key Employees and the obligations assumed in said provision.

(ii)	The Key Employee shall be completely released from the Minimum Commitment Term if the corresponding company of the BDI Group is in material breach of its

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contractual obligations of their corresponding agreements. In addition, in the following cases the corresponding Key Employee will be entitled to early terminate the Agreement without paying any indemnification as long as the Board of Directors of the Company authorizes it by simple majority (authorization that shall not be unreasonably withheld) in the following cases:

-
If the relevant company within the BDI Group where he/ she works or provides his/her services is in material breach of its contractual obligations under such agreements. Examples of material breach, but not limited to, will be the following:

-	If such company substantially modifies the contractual conditions, or breaches any material term: or
If such company breaches any of its payment obligations for a longer period of two months; or

-	If such company requires the Key Employee to relocate his/her principal place of work; or

-
If such company materially diminishes the Key Employee's duties or responsibilities in a manner which is inconsistent with the provisions of his/her agreement or with his/her status in the BDI Group; or

-	If such company reduces the Key Employee's compensation or salary.

-
If the Key Employee has to terminate his/her agreement due to material personal reasons such as, but not limited to, a disease or from a disease incompatible with the performance of his/her duties, or the necessity of moving to any other location due to take care of a sick family member.

20.2    Non-competition and non-solicitation.

(i)	Definitions:
For the purposes of this Clause 20.2:

(a)	"Cessation Date": The date when the Key Employee ceases to work or provide his/her services to the relevant company of BDI Group.

(b)	"Restricted Period": The period from the Effective Date and until the termination of the Initial Term (as defined in Clause 20.1. before);

(c)
"Competitive Services": genetic modifications, and/or fermentation media and process development related to any fungal strains that have the taxonomy of either (i) Myceliopthora, (ii) Corynascus or (iii) Sporotrichium and/ or any strains derived, generated, adapted and or otherwise therefrom

(ii)	Restrictive covenants.

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Each of the Key Employees covenants that he/ she shall not, directly or indirectly, except with the prior written consent of the Company to take any of the following actions:

(a)
Non-competition: for the Restricted Period be employed, concerned., interested, assist in or be otherwise engaged in the supply of any services to any other companies (except for companies of BDI Group) which are considered Competitive Services;

(b)
Non-solicitation of customers: for the Restricted Period with, canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders in respect of any goods or services provided or dealt in by the Company or entice or endeavour to entice away from the Company any person who at the Cessation Date, or within 90 days prior to that date, is or was a client or customer of the Company or was in the habit of dealing with the Company;

(c)
Non-solicitation of suppliers: for the Restricted Period interfere or seek to interfere, or take any action which may interfere with the continuance of supplies of goods or services from any suppliers who have been supplying components, materials, goods or services to the Company at any time during 180 days prior to the Cessation Date;

(d)
Non-solicitation of employees: for the Restricted Period, employ, solicit or entice, or endeavour to employ, solicit or entice away from the Company any of the officers or employees of the Company or of any Subsidiary.

The restriction set out in paragraph (d) above shall not prohibit the relevant Key Employee from employing any officer or employee who has responded to a bona fide recruitment advertisement not specifically targeted at that person.

(e)
No use of trading names: at any time after the Cessation Date, use in a trade or business name, or trade or service mark or carry on a business under a title containing the words “BDI” or any other word or words similar to, or capable of confusion with, them; and

(f)	No assistance: assist any other person to do any of the above.

(iii)
The Parties agree that if, during the Initial Term a Key Employee is in breach of the provisions included in Clause 20.2.(ii) before, such Key Employee shall indemnify the Company with all the Shares hold by such Key Employee. Such Shares shall be then transfer to the Company with a payment of €1 by the Company.

The Parties expressly agree that the mentioned indemnification is an adequate penalty to compensate the breach of the Key Employee, so each of the Parties expressly waives the right to bring any action to claim any further damage or loss caused as well as any loss of profit.

20.3
Exclusivity. Each of the Key Employees undertakes to work and/ or provide his/her services as set forth in their corresponding employment or services agreements on an exclusive basis in the benefit of the relevant company of the BDI Group. The Key Employees shall not perform any other professional activity or render any services unrelated to the interest of the Company and the BDI Group

26

Notwithstanding the foregoing, each of the Key Employees currently assumes the positions included in Schedule 20.3 (the "Permitted Positions"), and the Parties agree that the Permitted Positions do not (and will not) constitute a breach the undertakings contained in this Clause. being each of the Key Employees as a result entitled to remain in the Permitted Positions.
The Parties agree that if, during the initial Term a Key Employee is in breach of the provisions of this Clause, such Key Employee shall indemnify the Company with all the Shares hold by such Key Employee. Such Shares shall be then transfer to the Company with a payment of €1 by the Company.
The Parties expressly agree that the mentioned indemnification is an adequate penalty to compensate the breach of the Key Employee, so each of the Parties expressly waives the right to bring any action to claim any further damage or loss caused as well as any loss of profit.
Each of the Key Employees shall be completely released from the exclusivity obligations set forth in this Clause if the corresponding company of the BDI Group breaches any of its payment obligations under the corresponding agreement with the Key Employee for a longer period of two months.
21    CONFIDENTIALITY

21.1
Definition. "Confidential Information" means any information disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party"), whether oral, written, visual, electromagnetic, electronic or in any other form, and whether contained in memoranda, summaries, notes, analyses, compilations, studies or other documents, and whether the same have been prepared by the Disclosing Party or the Receiving Party: (i) which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and is summarized in writing and similarly marked and delivered to the Receiving Party within thirty (30) Days after initial disclosure; and (ii) which includes but is not necessarily limited to (A) technical data or information, including proprietary host organisms and their strains, plasmids/vectors, DNA sequences, gene expression, fungal high throughput screening, enzymes and their applications, research and manufacturing protocols and practices, formulae, charts, analyses, reports, patent applications, trade secrets, ideas, methods, processes, know-how, computer programs, products, equipment, raw materials, designs, data sheets, schematics, configurations, specifications, techniques, drawings, and the like, whether or not relating to experimental data, projects, products, processes, research practices and the like, (B) past, present and future business, financial and commercial data or information, prices and. pricing methods, marketing and customer information, financial forecasts and projections, and other data or information relating to strategics, plans, budgets, sales and the like; and (C) any other data or information delivered by the Disclosing Party to the Receiving Party or which the Receiving Party has acquired from the Disclosing Party by way of the former's inspection or observation during visits to the research laboratory, manufacturing plan or other type of facility of the latter Party. The Parties expressly acknowledge and agree that all information of a proprietary and/ or confidential nature furnished by the Disclosing Party to the Receiving Party in furtherance of the Disclosing Party's obligations under this Agreement shall be deemed Confidential Information.

21.2
Confidential Information Exclusions. Confidential Information will exclude information the Receiving Party can demonstrate is: (i) now or hereafter, through no unauthorized act or failure to act on Receiving Party's part, in the public domain; (ii) known to the Receiving Party from a source other than the Disclosing Party (including former employees of the Disclosing Party) without an obligation of confidentiality at the time Receiving Party receives the same from the Disclosing Party,

27

as evidenced by contemporaneous written records; (iii) furnished to others by the Disclosing Party without restriction on disclosure; or (iv) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information, as evidenced by contemporaneous written records. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall (a) assert the confidential nature of the Confidential Information to the agency; (b) immediately notify the Disclosing Party in writing of the agency's order or request to disclose; and (c) cooperate fully with the Disclosing Party in protecting against any such disclosure and/ or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

21.3
Confidentiality Obligation. For a period commencing on this date and ending on the tenth (10th) anniversary after the termination of the Agreement, the Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information for any purpose whatsoever other than for the purposes set forth herein, except as expressly otherwise permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties. The Confidential Information may be disclosed only to employees or contractors of the Receiving Party with a "need to know" who are instructed and agree not to disclose the Confidential Information and not to use the Confidential Information for any purpose, except as set forth herein; provided, however, in the case of BDI Group, the term "employees or contractors of a Receiving Party" shall include employees of each of those of BDI Group and any contract research organizations with whom BDI Group has written agreements pursuant to which such contract research organization is performing or will perform work under a project and is bound by an obligation of confidence to BDI Group that makes such contract research organization liable for any breach by its employees of those confidentiality obligations to BDI Group. The Receiving Party shall have appropriate written agreements with any such employees or contract research organizations sufficient to comply with the provisions of this Agreement. A Receiving Party may not alter, decompile, disassemble, reverse engineer, or otherwise modify any Confidential Information received hereunder and the mingling of the Confidential Information with information of the Receiving Party shall not affect the confidential nature or ownership of the same as stated hereunder.

21.4
No Confidential Information of Other Persons. Each Party represents and warrants to the other that it has not used and shall not use in the course of its performance hereunder, and shall not disclose to the other, any confidential information of any other Person, unless it is expressly authorized in writing by such Person to do so.

22    INDEMNITY

22.1
Save to the specific remedies set forth in Clauses 20, each Party (the "Defaulting Party") agrees to indemnify and hold harmless the other Parties from and against (and pay the full amount of) any and all direct losses, liabilities, actions, damages or injuries, claims, demands, judgments, costs, expenses, suits or proceedings including appeals, which are incurred by the other Party (the "Non-Defaulting Party"), arising out of:

(a)	any breach of a representation or warranty made in this Agreement by the Defaulting Party;

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(b)	any breach of other obligations in this Agreement by the Defaulting Party; and

(c)	any fraud, willful misconduct or breach of Spanish Law by the Defaulting Party in the context of this Agreement.

22.2	The indemnity set forth under this Clause shall not limit any other right, which the Non-Defaulting Party may have under this Agreement or under Spanish Law.
23    NOTICES

23.1
Unless otherwise expressly set out in the Agreement, all notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given (i) upon personal delivery, or (ii) three Business Days after being sent by recognized express courier service that maintains records of receipt. In all cases and without prejudice of the notice requirements set out before, as a further requirement any notices shall be also sent via email at the email addresses provided in this Clause.

It is hereby understood that notice shall be deemed as received when sent to the addresses indicated below for each of the Parties:

•	Creux Analisis Bstrategicos, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address:         , Salamanca (Espana).
Tel.:
E-Mail:

•	Mr. Emilio Gutiérrez Gómez
Address:         , Salamanca (Espana).
Tel.:
E-Miail:

•	Mr. Carlos Blaziqtrez Escudero
Address:         , Salamanca (Espana).
Tel.:
E-Mail:

•	Mr. Ricardo Arjona Antolin
Address:         , Sevilla (Espana).
Tel.:
E-Mail:

•	Ms. Ana Gómez Rodriguez
Address:         , Salamanca (Espana).

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Tel.:
E-Mail:

•	Mr. Luis Hilario Guerra Trueba
Address:         , Valladolid (Espana).
Tel.:
E-Mail:

•	Floema Biotec, S.L.
Attn.: Mr. Jose Pellicer Espana
Address:         , Madrid (Espana).
Tel.:
E-Mail:

•	Mr. Jorge Hernandez Esteban
Address:         , 28055 Madrid (Espana).
Tel.:
E-Mail:

•	Mr. Yahia El-Amrani Bentahar
Address:         , 28055, Madrid (Espana).
Tel.:
E-Mail:

•	DYADIC INTERNATIONAL (USA), INC.
Attn.: Mark A. Emalfarb, CEO
Address: 140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
Tel.: 561-743-8333
E-Mail: memalfarb@dyadic.com

With copy to: Laura Nemeth, Squire Patton Boggs

Email: laura.nemeth@squirepb.com

•	INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.
Attn.: Roger Pique Pijuan
Address:

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Tel.:
E-Mail:

•	Biotechonology Developments for Industry, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address:         , Boecillo - Valladolid
(Espana).
Tel.:
E-Mail:

23.2
In order for any change to the above addresses or persons for the notice purposes to be binding upon the Parties, the relevant party must notify it accordingly with at least Ten (10) days in advance following the terms included under this Clause 23.

24    ASSIGNMENT

24.1
Subject to Clause 24.2, neither Party may assign this Agreement, in whole or in part, without the other Parties' written consent except for the case where the Transfer of Shares shall take place pursuant to the provisions of Clause 14.

24.2
Any Shareholder shall be entitled to assign its rights under this Agreement to any of its Affiliates as long as such assignment is derived from a Transfer of Shares which complies with the terms and conditions of this Agreement.

25    GENERAL
25.1    Transferability; Derogation arid Binding Effect
Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, and the Shareholders, and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on Transfer set forth in this Agreement in Clause 14.
Each Shareholder hereby binds its heirs, executors, administrators, legal representatives, successors and assigns to perform and fulfil the terms of this Agreement as fully and completely as if they were personally present to do so. To the extent permitted by this Agreement, whether or not any express assignment has been made, the provisions of this Agreement are also for the benefit of, and enforceable by, any transferee of securities of the Company by a Shareholder; provided (a) that, as a condition to any such Transfer, such Shareholder's transferee shall have agreed, in a signed writing, to be bound by the terms and conditions of this Agreement, as if such transferee were art original signatory hereto, and (b) that any transferor hereunder shall not be released from any liabilities by the Company or any other Shareholder.
25.2    Waiver

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No waiver by each Party of its right to enforce any provision of this Agreement shall constitute a waiver of such Party's right to enforce such provisions thereafter or to enforce any other provisions of this Agreement.
25.3    Entire Agreement
This Agreement and all of the attachments hereto contain the entire and final agreement of the Parties with respect to the subject matters of this Agreement and superseded any and all prior agreements, written or oral, with respect to the subject matter of this Agreement.
25.4    Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability, and does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.
25.5    Amendment
No provisions of this Agreement shall be altered, amended or modified in any way except by an instrument in writing executed by the Parties and passed into Public Deed before a Spanish Notary.
25.6    Costs
Each Party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement The Notary costs for passing this Agreement into Public Deed shall be borne by the Company.
26    GOVERNING LAW AND JURISDICTION

26.1	The Agreement shall be governed by, and interpreted under, the laws of Spain, without application of rules on conflicts of laws.

26.2
The Parties hereby agree to submit all disputes, controversies or claims that may arise between them that directly or indirectly relate to this Agreement, including issues concerning the existence, validity, effectiveness, interpretation, compliance or termination hereof, to be resolved by arbitration at law of the Arbitration Court of the Madrid Chambers of Commerce in accordance with the rules regulating such body, which rules are deemed to be incorporated by reference into this Clause.

26.3
The arbitration proceedings shall be carried out before the Court of Arbitration of the Madrid Chambers of Commerce and subject to the regulations of said Court, whenever not referred to herein. The seat or legal place of the arbitration shall be Madrid.

26.4	The arbitration shall be resolved by 1 sole arbitrator selected in accordance with the rules of the Court of Arbitration of the Madrid Chambers of Commerce.

26.5	The Parties and BDI Holding hereby undertake to voluntarily comply with the arbitral award issued, as soon as it becomes final.

26.6	The term for an award to be issued shall be 6 months as of the dale of acceptance by the Arbitrator.

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26.7
The arbitration language shall be Spanish, provided, however, that to the extent that any supporting or accompanying documents of the relevant claim or answer to the claim are originally drafted in English, there shall be no obligation to translate such documents into Spanish.

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IN WITNESS WHEREOF, the Parties have executed the Agreement in one counterpart to be raised into public, in the place and on the date first above written.

/s/ Emilio Gutiérrez Gómez	/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez On behalf of Creux Analisis Estrategicos, S.L.	Mr. Emilio Gutiérrez Gómez

/s/ Pablo Gutiérrez Gómez	/s/ Ricardo Arjona Antolín
Mr. Pablo Gutiérrez Gómez On behalf of Mr. Carlos Blázquez Escudero	Mr. Ricardo Arjona Antolin

/s/ Ana Gómez Rodríguez	/s/ Emilio Gutiérrez Gómez
Ms. Ana Gómez Rodriguez	Mr. Emilio Gutiérrez Gómez on behalf of Mr. Luis Hilario Guerra Trueba

/s/ Antonio De Leyva Tejadaon	/s/ Jorge Hernández Esteban
Mr. Antonio De Leyva Tejadaon behalf of Floema Biotec, S.L.	Mr. Jorge Hernandez Esteban

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/s/ Emilio Gutiérrez Gómez	/s/ Pablo Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez on behalf of Yahia EI-Amrani Bentahar	Mr. Pablo Gutiérrez Gómez on behalf of Biotechnology Developments for Industry, S.L.

/s/ Antonio Cañadas Bouwen	/s/ Roger Piqué Pijuan
Mr. Antonio Canadas Bouwen on behalf of Dyadic International (USA), Inc.	Mr. Roger Pique Pijuan On behalf of INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.

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SCHEDULE I
BYLAWS OF THE COMPANY

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Informacion Mercantil interactiva de los Registros Mercantilles de Espana
REGISTRO MERCANTIL DE VALLADOLID
Expedida el dia: 06/06/2017 a las 09:45 horas.
ESTATUTOS
DATOS GENERALES

Denominación:	BIOTECHOLOGY DEVELOPMENTS FOR INDUSTRY SL

lnicio de Operaciones:	22/09/2014

Domicilio Social:	AVDA FRANCISCO VALLES 8 BOECILLO47151-VALLADOLID

Duración:	lndefinida

C.I.F.:	B47729934

Datos Registraies:	Hoja VA-27242 Tomo 1477 Folio 91

Objeto Social:
La tenencia de participaciones y acciones de otras sociedades en porcentaje superior al cinco por ciento (5%), con animo de gestionarlas y sin incidir en actividades de las reservadas por la Ley de Mercado de Valores y legislación concordante para sociedades especiales, etc.

C.N.A.E.:	6420-Actividades de las sociedades holding

Estructura del órgano:	Consejo de administración

Último depósito contable:	2015

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ASIENTOS DE PRESENTACION VIGENTES
Diario de documentos (Datos actualizados el 06/06/2017 , a las 09:00 horas)
Diarlo/Asiento:        No tiene asientos de presentación vigentes
Diario de cuentas (Datos actualizados el 06/06/2017 , a las 09:00 horas)
Dlario/Asiento:        143/1051
Este documento, tras haber sido retirado por el interesado, ha sido ingresado de nuevo en el Registro con fecha 02/06/2017
El documento contiene los siguientes actos:
-Depósito de cuentas
Diario de libros (Datos actualizados el 06/06/2017, a las 09:00 horas)
Diario/Asiento:    No tiene asientos de presentación vigentes

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SITUACIONES ESPECIALES

No existen situaciones especiales

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ESTATUTOS
ESTATUTOS SOCIALES DE LA SOCIDAD “BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.”,- CAPITULO I. DENOMINACIÓN, OBJETO, DURACIÓN Y DOMICILIO.-ARTÍTITULO 1.- La Sociedad se denomina “BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.” y se regirá por los presentes Estatutos a no ser que la ley aplicable establezca regulación distinta para casos especiales, en cuy caso habrá que cumplir los requisitos que la ley disponga. En Cuanto no estuviera previsto en estos Estatutos, se regirá por la vigente Ley de sociedades de Capital (la “Ley) y las demás disposiciones legales aplicables. ARTÍCULO 2.- La Sociedad tiene por objeto la tenencia de participaciones y acciones de otras sociedades en porcentaje superior al cinco por ciento (5%), con ánimo de gestionarlas y sin incidir en actividades de las reservadas por la Let de Mercado de Valores y legisación concordante para sociedades especiales, así como la prestación de servicios de administración, consultoría, financieros, contables, de gerstión y de cualesquiera otros necesarios, a entidades o sciedades participadeas. El códiga de Clasificatión Nacional de Actividades Económicas 2009 (“CNAE”) correspondiente a dicha actividad se corresponde con la 64.20 “Actidades de las sociedades holding”. Quedan excluidas del objeto social todas aquellas actividades para cuyo ejercicio la Let exija requisitos especiales o de capital minimo que no queden cumlidos por esta Sociedad. Si las disposiciones legales exigiesen para el ejercio de algunas actividades comprendidas en el ojeto social algún titulo profesional o authorización administrativa o inscupción en Registros Públicos, dichas actividades no podrán iniciarse antes de que se hayan cumplido los requisitos administrativos exigidos y, si fuera preceptivo, deberán realiarse por medio de persona que ostente la necesaria titularidad profesional. ARTÍCULO 3.- La Sociedad tiene duración indefinida y dará comienzo a sus operaciones sociales el dia de la fecha del otorgamiento de la correspondiente escritura de constitusión. ARTÍCULO 4.- La sociedad tiene su domicillo en la calle Avda. Francisco Vallés 8, 47151 Boecilio (Valladolid). Previo acuerdo de la Junta General, el domicilio social podrá ser trasladado a cualquier otro punto del territorio nacional. El Órgano de Administración podrá decidir el traslado del domicilio dentro del mismo término municipal, así como la creación, supresion o traslado de Sucursales, Agencies, Delegaciones u oficinas en cualquier lugar del territotio nacional o extranjero. CAPÍTULO II. CAPITAL SOCIAL Y PARTICIPACIONES.- ARTÍCULO 5.- El capital social es de cuatrocientos noventa y nueve mil ochocientos cincuenta eros, y está dividido en 49.985.000 participaciones sociales, números uno -1- al cuarenta y nueve millones novecientos ochenta y cinco mil -49.985.00-, ambos inclusive, de un céntimo de uro -0,01 euro- de valor nominal cada una de ellas, indivisibles y acumulabales, que no tendrán el carácter de valores, nĩ estarãna representadas por medio de títulos o de anotaciones en cuenta, ni se denominarán acciones. ARTÍCULO 6.- La transmisión de participaciones sociales se formalizará en documento público en los términos establecidos en al art. 106 de la Ley. La Sociedad llevará un Libro Registro de Socios, en el que se hará constar la titularldad originarla y las sucesivas transmisiones de las participaciones sociales y la constitución de derechos reales u otros gravámenes sobre las mismas, haciéndose constar en cada anotación la identidad y domicilio del titular del dominio o del derecho o gravamen constituido. El socio o las titulates de derechos o gravámenes tendrán registrados a su nombre, pero estos certificados no sustituirán al documento público de adquisición originaria o derivativa. ARTÍCULO 7.- La transmisión voluntaria de participaciones sociales a sociedades pertenecientes al mismo grupo que la transmitente será libre. En los demás casos, la transmisión voluntaria estará sometida a las siguientes reglas: a) El socio que se proponga trandmitir todas sus participaciones o participaciones sociales o parte de ellas, deberá comunicarlo por conducto notarial al Órgano de Administración, hacieno constar el número y caracteristicas de las participaciones que pretende transmitir, la identidad del adquirente y el precio y demás codiciones de la transmisión. b) La transmisión quedará sometida al consentimiento de la Sociedad, que se expresará mediante acuerdo de la Junta General, previa inclusón del asunto en el orden del dia, adoptadp por la mayoris ordinaria establecida en estos Estatutos. c) La Sociedad sólo podrá denegar el consentimiento si comunica al transmitente, por conducto notarial, la identidad de uno o varios socios o terceros qu adquieran la totalidad de las participaciones que se pretenda transmitir. No será necesaria ninguna comunicación al trandmitente si acudío a la Junta General donde se

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adptaron dichos acurrdos. Los socios concurrentes a la Junta General tendrán preferencia para la adquisición, y si fueren varios los interesados en adquirir, se distibuirán entre todos ellos a prorrata de su participación en al capital social. Cuando no sea posible comunicar ta identidad de uno o varios socios o terceros adquirentes de la totalidad de las participaciones, la Junta General podrá acordar que sea la propia Sociedad la qu adquiera las participaciones que ningún socio o tercero aceptado por la Junta quiera adquirir, conforme a lo establecido en al articulo 140 de la Ley. d) El precio de las participaciones, la forma de pagoy las demás condiciones de la operación, serán las comunicadas a la Sociedad por el socio transmitente. En caso de que existiere aplazamiento de pago, será requisito que una entidad de crédito garantice el pago del precio aplazado. e) Cuando el precio notificado se considere excesivo por acuerdo ordinario de la Junta General o cuando se trate de transmisióngratuita u onerose por título distinto del de compraventa, el precio de adquisción será fijado de común acuerdo por las partes y, en su defecto, será el valor razanbale de las participaciones, entendiéndose por tal el que determine un Auditor de Cuentas distinto del auditor de cuentas de la Sociedad, designado a tal efecto por los administradores de ésta. Si el “valor razonable” así fijando no fuere aceptado por quien pretenda la trandmisión, podrá desistir de ella y será de su cargo la retribución del auditor. En los demás casos, dicha retribución será de cuenta de la Sociedad. f) En los casos de aportación de las participaciones sociales a sociedad anónima o comanditaria por acciones, se entenderá por valor real el que resulte del informe elaborado por el experto independiente nombrado por el Registrador Mercantil. g) El documento público de trandmisión deberá otorgrase en el plazo de un mes a contar desde la comunicación por la Sociedad del adquirente o adquirentes. h) El socio podrá transmitir las participaciones en las condiciones comunicadas a la Sociedad cuando hayan transcurrido tres (3) meses desde que hubiere puesto en conocimiento de ésta su propósito de transmitir sin que la Sociedad le hubiere comunicado la identidad del adquirente o adquirentes de todas las participaciones ofrecidas, y dentro del plazo de seis (6) meses a contar desde la fecha de comuncacnión inicial a la Sociedad. Transcurrido este plazo de seis (6) meses sin que se haya producido la transmisión, precisará cumplie de nuevo todos los requisitos indicados. i) Los anteriores trámites no serán necesarios cuando la Junta General de la Sociedad, celebrada con carácter universal, apruebe por unanimidad la transmisión pretendida por un socio. ARTÍCULO 8.- Las transmisiones forzosas se ajustarán a lo establecido en el articulo 109 de la Ley. La adquisición de alguna participación social por sucesión hereditaria confiere al heredero o legatario la condición de socio. En los surpuestos de copropiedad, usufructo, prenda o embargo de participaciones, es estará a lo dispuesto en los artículos 126 a 133 de la Ley. ARTÍCULO 9.- Las transmisiones de participaciones sociales que no se ajusten a lo determinado en los artículos anteriores no producirán efecto alguno frente a la Sociedad. CAPÍTULO III. ÓRGANOS SOCIALES.- ARTÍCULO 10.- Son Órganos Sociales: LA JUNTA GENERAL y el ÓRGANO DE ADMINISTRACIÓN. A) LA JUNTA GENERAL:- ARTÍCULO 11.- Los socios, reunidos en Junta General, dcidirán por las mayorías establecidas en el artículo 15 de estos Estatuos, en los asuntos propios de la competencia de la Junta, que serán los siguientes: a) La censura de la gestión social, la approbación de las cuentas anuales y la aplicación del resultado. b) El combramiento y separación de los administradores, liquidadores y, en su caso, de los de ellos. c) La authorización a los administradores para el ejercicio, por cuenta propia o ajena, del mismo, análogo o complementario género de actividad que constituya el objeto social. d) La modificación de los Estatutos Sociales. e) El aumento y reducción de capital. f) La supresión o limitación del derencho de asunción preferente. g) La transformación, fusión, escisión o la cesión global de activo y pasivo y el traslado de domicilio al extranjero de la Sociedad. h) La disolución de la Sociedad. i) La aprobación del balance final de liquidación. j) Cualesquiera otros asuntos que expresamente determine la Ley olos Estatutos. Todos los socios, incluso los disidentes y los ausentes, quedan sometidos a los acuerdos de la Junta General. ARTÍCULO 12.- La Junta General será convocada por los administradores y, en su caso, por los liquidadores y, en los casos a que se refleran los artículos 170 y 171 de la Ley, en la forma all establecida. La Junta General Ordinaria será convocada por los administradores para su celebración dentro de los seis primeros meses de cada ejercicio anterior y resolver sobre la aplicación del resultado. También podrán convocar Junta General Extraordinaria siempre que lo crean oportuno para los intereses sociales y necesariamente cuando lo sliciten, mediante requerimiento notarial, uno o varios socios que representen, al

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menos, el cinco por ciento (5%) del capital social, expresando en la slicitud los asuntos a trater en la Junta y debiendo ser convacada la Junta para su celebración dento de los dos meses siguientes a la fecha en que se hubiere recibldo el requiremento. ARTÍCULO 13.- La Junta General será convocada por comunicación individual y escrita, remitida (i) correo certificado a cada uno de los socios al domicilio designado al efecto o que conste en la documentación de la Sociedad; o (ii) por correo electrónico designado al efecto o que conste en la documentación de la Sociedad siendo precisa la confirmación de lectura de dicho correo electrónico por parte del socio. En la convoatoria se expersará el nombre de la Sociedad, el lugar, la fecha y hora de la reunión y el orden del día en el que figurarán los asuntos a tratar, así como la identidad de la persona o personas que realicen ta comunicación. Entre la convocatoria y la fecha prevista para la reunión deberá existir un plazo de, al menos, quince (15) dias, que se computarán a partir de la fecha en que se hubiere remitido el anuncio al último de los socios. La Junta podrá celebrarse fuera del término municipal donde la Sociedad teenga su domicilio. La Junta General quedará válidamente constituida para tratar cualquier asunto, sin necesidad de previa convocatoria, siempre que esté presente o representado la totalidad de capital social y los concurrentes acepten por unanimidad la celebración de la reunión y el orden del día de la misma. ARTÍCULO 14.- Todos los socios , cualquiera que sea el número de sus participaciones, tienen derecho de asistencia a las Juntas, y podrán hacerse representar por otra persona, aunque no sea socio. La representación deberá conferirse por escrito y, cuando no consteen documento público, deberá realizarse con carácter especial para cada Junta. ARTÍCULO 15.- Cada oarticipación da derecho a un voto. En caso de existir Consejo de Administración, su Presidente y Secretario lo serán de la Junta. En caso de no existir Consejo de Administración, serán Presidente y Secretario de la Junta cualesquiera de los administradores de la sociedad y, sí sólo existe uno, éste será el Secretario y de Presidente actuará el socio que resulte elegido por los socios concurrentes al comienzo de la reunión. En cualquier caso, podrán ser sustituidos por las personas que la Junta designe. El Presidente dirigirá las discusuines y resolverá las cuestiones de procedimiento que pudleran surgir. Antes de entrar en el orden del día, se formará la lista de asistentes, expresando el carácter en que concurren y el número de participaciones propias y ajenas que posean o representen. Corresponderá al Presidente de la Junta dirgir y ordenar los debates, fijar el orden de las intervenciones, así como las propuestas de resolución. Los acuerdos se adoptarán por mavoría de los votos válidamente emitidos, siempre que representen al menos un terico de los votos correspondientas a las participaciones sociales en que se divida el capital social. Por excepción a lo dispuesto en el párrafo anterior, para optar por cualquiera de las formas de administación fijada en estos Estatutos, aumentar o reducir el capital social o aprobar cualquier otra modificación estatutaria, y para acordar la disolución de la Sociedad de acuerdo al articulo 368 de la Ley, el voto favorable deberá representar más de la mitad de los votos correspondientes a las participaciones en que se divida el capital social. Asimismo, la autorización a los administradores para que se dediquen, por cuenta propia o ajena, al mismo, análogo o complementario género de actividad que constituya el objeto social; la supresión o la limitación del derecho de preferencia en los aumentos de capital; la transformación, la fusión, la escisión, la cesión global de activo y pasivo y el traslado del domicilio al extranjero de la Sociedad, y la exclusión de socios requerirán el voto favorable de, al menos, dos tercios de los votos correspondientes a las participaciones en que se divida el capital social. Para la obtención de las mayorías no se computarán los votos en blanco. Quedan a salvo los supuestos en que la Ley exija acuerdos unánimes o mayorías distintas. ARTÍCULO 16.- La asistencia a la Junta podrá realizarse bien acudiendo al lugar en que vaya a realizarse la reunión, bien a otros lugares conectados con aquél par sistemas de videoconferencias que permitan el reconocimiento e identificación de los asistentes, la permanente comunicación entre los concurrentes, independientemente del lugar en que se encuentren, así como la intervención y emisión del voto en tiempo real. La convocatoria indicará la posibilidad de asistencia mediante videoconferencia, especificando la forma en que podrá efectuarse. ARTÍCULO 17.- Los acuerdos sociales deberán constar en acta que deberá ser aprobada por la propia Junta al final de la reunión o, en su defecto, y dentro del plaza de quince (15) dias, por el Presidente de la Junta y dos socios interventores, uno en representación de la mayoría y otro por la minoría. Deberá asimismo prepararse una lista de asistentes, que podrá incluirse al comienzo del acta, adjuntarse a la misma coma anexo firmado por el Presidente y Secretario de la Junta o incorporarse

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a soporte informático, con las requisitos previstos en la legislación aplicable. B) ÓRGANO DE ADMINISTRACIÓN:- ARTÍCULO 18.- La administración de la Sociedad se podrá confiar a: a) un administrador único, b) un mínimo de dos (2) y máximo de diez (10) administradores que actúen solidariamente, c) dos administradores que actúen mancomunadamente, o d) un Consejo de Administración. En la escritura de constitución de la Sociedad se determinará el modo en que originariamente se organiza la administración. En lo sucesivo la Junta General, con el voto favorable representativo de más de la mitad de los votos correspondientes a las participaciones en que se divide el capital social, podrá optar por otro sistema o modo de administración de los señalados, sin necesidad de modificar los Estatutos, y en virtud de acuerdo que deberá elevarse a escritura pública e inscribirse en el Registro Mercantil. ARTÍCULO 19.- Para ser administrador no es necesario ser socio de la Sociedad. Su nombramiento y separación -que podrá ser acordada en cualquier momenta- compete a la Junta General, con las mayorías ordinarias. La duración del cargo será por plazo indefinido. El cargo de administrador será gratuito. Dicho régimen se establece sin perjuicio de otras remuneraciones que puedan proceder por el desempeño en la propia Sociedad de otras funciones o trabajos adicionales a los de Administrador. En el caso de que el cargo de administrador recaiga en un miembro del equipo directivo -o empleado de la Sociedad, cualquiera que sea su categoría o función-, ambas relaciones se mantendrán con independencia en cuanto a sus cometidos, origen y fin de las mismas, retribución, y cualesquiera otras consideraciones, sin que sea posible identificarlas o subsumirlas unas en otras. No podrán ser nombrados administradores quienes se hallen comprendidos en alguna causa de incapacidad o incompatibilidad legal o prohibición para ejercer el cargo, especialmente las determinadas por la Ley 5/2006 de 10 de abril y otras específicas de las Comunidades Autónomas o cualquier otra establecida por la normativa aplicable. Aún cuando la administración de la Sociedad no recaiga en órgano colegiado, los Administradores podrán dejar constancia en Acta de las decisiones que adopten a su entera discreción. Dichas Actas serán transcritas en el Libro de Actas de la Sociedad. ARTÍCULO 20.- Cuando la administración recaiga en un Consejo de Administración, se observarán las reglas siguientes: a) El número de consejeros no podrá ser inferior a tres (3) ni superior a doce (12). b) El Consejo de Administración será convocado por su Presidente o el que haga sus veces. Los Consejeros que constituyan al menos un tercio de los miembros del consejo podrán convocarío, indicando el orden del día, para su celebración, en la localidad donde radique el domicilio social, si previa petición al Presidente o quien hiciera sus veces, éste sin causa justificada no hubiera hecho la convocatoria en el plazo de un mes. La convocatoria se hará siempre por carta, telegrama, fax o correo electrónico al domicllio o dirección de correo electrónico de cada uno de los miembros del Consejo de Administración que conste en los archivos de la Sociedad, con una antelación minima de cinco (5) días a la fecha de la reunión. c) El Consejo quedará válidamente constituido cuando concurran a la reunión, presentes o representados, siempre por otro consejero, la mayoria de los vocales que lo integran. La representación se conferirá mediante carta dirigida al Presidente o al Vicepresidente, en su caso. Será válida la reunión sin necesidad de previa convocatoria cuando estando reunidos todos los miembros del Consejo decidan, por unanimidad, celebrar sesión. Corresponderá al Presidente o a quien haga sus veces dirigir y ordenar los debates, fijar el orden de las intervenciones, así como las propuestas de resolución. En ausencia del Presidente y/o Secretario, o quienes hicieran sus veces, actuarán como Presidente y/o Secretario de la reunión el o los designados por los Consejeros asistentes por mayoría. d) Los acuerdos se adoptarán por mayoría absoluta de los consejeros concurrentes o representados en la reunión. e) Los acuerdos se consignarán en acta, que será aprobada por el propio órgano al final de la reunión o en la siguiente, y que será firmada por el Secretario de la sesión, con el visto bueno de quien hubiera actuado como Presidente. f) Cuando la Junta General de Socios no lo hiciera, el Consejo nombrará de su seno un Presidente y, en su caso, uno o más Vicepresidentes. También designará un Secretario y, en su caso, uno o más Vicesecretarios, que podrán ser no consejeros. Tarnbién, con el voto favorable de las dos terceras partes de los componentes del Consejo, podrá delegar alguna o todas sus facultades de administración y representación -salvo las indelegables conforme a la Ley- en favor de una Comisión Ejecutiva o de uno o varios Consejeros Delegados, designando a los administradores que hayan de ocupar tales cargos y el régimen de su actuación. g) Los acuerdos del Consejo podrán adoptarse por escrito y sin sesión con el voto favorable de la mayoría seqún se indica en el

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párrafo d), siempre que todos los miembros del Consejo hayan sido notificados con antelación de los acuerdos que se pretenda adoptar de esa forma y ninguno de ellos se oponga a este procedimiento. Estos acuerdos se herán constar en acta. h) Serán válidos los acuerdos del Consejo de Administración celebrados por videoconferencia o por conferencia telefónica múltiple, siempre que ninguno de los miembros del Consejo se oponga a este procedimiento, dispongan de los medios necesarios para ello y se reconozcan recíprocamente, lo cual deberá expresarse en el acta del Consejo y en la certificación de los acuerdos que se expida. En tal caso, la sesión del Consejo se considerará única y celebrada en el lugar del domicilio social. ARTÍCULO 21.- La representación de la Sociedad, enjuicio y fuera de él, corresponde a los administradores en la forma determinada en el Artículo 233 de la Ley y de conformidad con la forma de administración elegida por la Junta General en cada momento. La representación se extenderá a todos los actos comprendidos en el objeto social delimitado en el Artículo 2 de estos Estatutos. Cualquier limitación de las facultades representativas de los administradores, aunque se halle inscrita en el Registro Mercantil, será ineficaz frente a terceros. La Sociedad quedará obligada frente a terceros que hayan obrado de buena fe y sin culpa grave, aunque se desprenda de estos Estatutos inscritos en el Registro que el acto no está comprendido dentro del objeto social. CAPÍTULO IV. EJERCICIO SOCIAL.- ARTÍCULO 22.- El ejercicio social comenzará el 1 de enero de cada afta y finailzará el día 31 de dicíembre del mismo año. Los administradores están obligados a formular en el plazo máximo de tres (3) meses contados a partir del cierre del ejercicio social, las cuentas anuales, el informe de gestión en su caso y la propuesta de aplicación del resultado. Las cuentas comprenderán el balance, la cuenta de pérdidas y ganancìas, un estado que refleje los cambios en el patrimonio neto del ejercicio, un estado de flujos de efectivo, en su caso, y la memoria. Estos documentos, que forman una unidad, deberán ser redactados con claridad y mostrar la imagen fiel del patrimonio, de la situación financiera y de los resultados de la Socíedad, de acuerdo con lo establecido en el Código de Comercio y en las Leyes. CAPÍTULO V. DISOLUCIÓN Y LIQUIDAClÓN.- ARTÍCULO 23.- La disolución y liquidación de la Sociedad se regirá por las normas del Titulo X de la Ley. La Junta General de Socios designará un liquidador único cuyo poder de representación se extenderá a todas aquellas operaciones necesarias para la liquidación de la Sociedad. DISPOSICIÓN FINAL.- Toda controversia o conflicto de naturaleza societaria entre las socios, entre las socios y los administradores y entre cualesquiera de los anteriores y la sociedad, incluidas las cuestiones relativas a la interpretación de los Estatutos, serán resueltas definitivamente mediante arbitraje de Derecho, administrado por la Corte de Arbitraje de Madrid de la Cámara de Comercio e lndustria, de acuerdo con su Reglamento de Arbitraje vigente a la fecha de presentación de la solicitud de arbitraje. El tribunal arbitral que se designe a tal efecto estará compuesto por un árbitro y el idioma del arbitraje será el español. La sede del arbitraje será Madrid.

44

SCHEDULE 2
Subsidiaries

Biotechnology Developments for
Industry in Pharmaceuticals, S.L.U.

Company name	Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.

Company number	Spanish Tax Identification Number so called (NIF / CIF): B-86206695

Date and place of incorporation	27 April 2011 in Madrid (Spain)

Registered address	C/ López de Hoyos 35, 1°, Madrid, (Spain)

VLP The Vaccines Company,
S.L.U.

Company name	VLP The Vaccines Company, S.L.U.

Company number	Spanish Tax Identification Number so called (NIF / CIF): B-37515111

Date and place of incorporation	16 March 2012 in Madrid (Spain)

Registered address	C/ Velázquez 4, 5°, 37005 Salamanca (Spain)

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SCHEDULE III
Shareholders of the Company

Shareholders	%	Shares	N° (inclusive)
Creux Analiais Estrategicos, S. L.	17.65%	11,721,379	[l - 7,331,502]; [32,500,001 - 34,946, 362]; [41,985,001 - 43,033,003]; [46,485,001 - 47,380,512]
Mr. Emilio Gutiérrez Gómez	7.56%	5,024,442	[15,979,178 - 19,023,353]; [34,,946,363 - 36,054,945]; [44,237,333 - 44,682,429]; [48,558,414 - 48,985,000]
Mr. Carlos Blázquez Escudero	6.34%	4,212,731	[10,302,463 - 13,273,422]; [32,000,001 - 32,500,000]; [43,467,805 - 43,839,825]; [47,799,092 - 48,168,841]
Mr. Ricardo Arjona Antolín	7.39%	4,910,077	[7,331,503 -10,302,462]; [36,054,946 - 37, 140,682];[43,033,004 - 43,467,804];[47,380,513 - 47,799,091]
Ms. Ana Gómez Rodriguez	6.77%	4,495,819	[13,273,423 - 15,979,177];[37,140,683 - 38,143,667];[43,839,826 - 44,237,332];[48,168,842 - 48,558,413]
Mr. Luis Hilario Guerra Trueba	4.19%	2,781,29	[19,023,354 - 19,342,466];[38,143,668 - 38,401,948];[44,682,430 - 45,886,325]; [48,985,001 - 49,985,000]
Floerna Bio tee, S. L.	16.04%	10,654,955	[19,342,467 - 27,342,466]; [38,401,949, - 41,056,903]
Mr.Jorge Hernandez Esteban	5.66%	3,757,607	[27,342,467 - 29,808,219]; [41,056,904 - 41,985,000]; [45,886,326 - 46,250,082]
Mr. Yahia El- Amrani	3.65%	2,426,699	[29,808,220 - 32,000,000]; [46,250,083 - 46,485,000]
DYADIC INTERNATIONAL (USA), INC.	16.12%	10,707,750	[49,985,001 - 60,692,750]
INVEREADY INNVIERTE BIOTECHII, S.C.R., S.A.	8.63%	5,732,499	[60,692,751 - 66,425,249

46

Shareholders	%	Shares	N° (inclusive)
TOTAL	100%	66,416,423	1 - 66,425,249

47

SCHEDULE IV
CEO Management Contract

48

EXHIBIT A2
VLP Shareholders Agreement

SHAREHOLDERS AGREEMENT

with respect to

VLP The Vaccines Company, S.L.

executed by

Biotechnology Developments for Industry, S.L.
DYADIC INTERNATIONAL (USA), INC; and
INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.

Madrid, on 30 June 2017

1

2

SHAREHOLDES AGREEMENT

REGARDING

VLP The Vaccines Company, S.L.U.
In Madrid, on 30 June, 2017
OF THE ONE PART

(1)
DYADIC INTERNATIONAL (USA), INC, a US company incorporated and existing under the laws of Florida, USA, and duly registered with the Trade Registry of the State of Florida, USA with company registration number 45-0486747, having its corporate domicile at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, USA ("Dyadic"), represented by Mr. Antonio Cañadas Bouwen, of legal age, a Spanish national, with tax identification number 33,514,340-M, in force, and domiciled for this purposes in Madrid (28006) Plaqza Marqués de Salamanca 3 and 4 - 7th floor. He acts in his capacity of special attorney of Dyadic.;

(2)
INVEREADY INNVIERTE BIOTECI-1 II, S.C.R., S.A., a Spanish company, with registered office in calle Cavallers, 50, 08034 Barcelona, holder of Spanish tax identification number A-65888232 ("Inveready"), represented by Mr. Roger Piqué Pijuan, of legal age, a Spanish national, holding taxpayer identification number 38853387-Q in force, and domiciled for this purposes in calle Cavaliers, 50, 08034 Barcelona. He acts in his capacity of general attorney of Inveready.

(3)
Biotechnology Developments For Industry, S.L., a Spanish limited liability company, with registered office in Avenida Francisco Valles, 8, 47151, Boecillo (Valladolid), holder of Spanish tax identification number B47729934 ("BDI Holding"), represented by Mr. Pablo Gutierrez G6mez., of legal age, with Spanish nationality, holding taxpayer identification number (70.868.817 K), in force, and domiciled for this purposes in Louis Proust 13, Boecillo. He acts in his capacity of Chief Executive Officer of BDI Holding.

Hereinafter the persons and companies identified in items (1) and (2) will be jointly referred to as the "Investors".
Hereinafter the persons and companies identified in items (1) through (3) will be jointly referred to as the “Shareholders".
AND OF ANOTHER PART

(4)
VLP The Vaccines Company, S.L.U., a Spanish limited liability company, with registered office in Calle Velazquez, 4-5°, 37005, Salamanca, Spain, holder of Spanish tax identification number B37515111 ("VLP" or the "Company''), represented by Emilio Gutierrez Gomez, of legal age, with Spanish nationality, holding taxpayer identification number 70.882.858-D and domiciled for this purpose at calle Velazquez 4, 5° A, Salamanca. He acts in his capacity of legal representative of Biotechnology Developments for Industry in Pharmaceuticals, S.L.U. which is the sole director of VLP.

Finally, the Shareholders and the Company shall be jointly referred to as the "Parties" and each one of them as a ''Party".

3

In the capacity in which they act, the Parties reciprocally recognize each other to have the necessary and sufficient legal capacity and powers of representation to enter into this Shareholders Agreement (hereinafter this “Agreement”) and for this purpose, they state the following

WHEREAS

I.
The Company is is a Spanish limited liability company, with its registered office at Calle Velázquez, 4, 5° A, 37005, Salamanca, Spain, incorporated by virtue of the public deed granted by the Public Notary from Madrid, Mr. Antonio Morenés Giles who was substituting Mr. Andrés de la Fuente O'Connor, on March 16th, 2012, under number 435 of his public records, registered in the Commercial Registry of Salamanca under volume 426, sheet 219, page SA-14239, and with tax identification number B37515111.

The By-Laws of the Company before entering into this Agreement are attached hereto as Schedule I.

II.
On the Effective Date, an investment agreement was entered into by all the shareholders of BDI Holding (including the Investors), BDI Holding and the Company ("Investment Agreement") pursuant to which, among other agreements, BDI Holding, Dyadic and Inveready will invest in VLP for an aggregate amount of EUR 700,000.- by means of a capital increase in VLP ("Capital Increase"), subject to the waiver or fulfillment of the Closing Conditions and Covenants established in sections 8 and 10 of the Investment Agreement.

III.
On the Effective Date, and pursuant to the terms of the Investment Agreement BDI Holding, Dyadic and Inveready entered into the share capital of the Company through a capital injection of EUR 700,000 (the "Capital Injection") - with the corporate approval of BDI Holding (former sole shareholder). After the mentioned capital increase, the Shareholders of VLP hold the entire share capital of the Company as set out in Schedule II.

IV.
The Parties have decided to enter into this Shareholders Agreement in order to regulate (i) the relationships among the Shareholders, (ii) the relationships between. the Shareholders and the Company, (iii) the system of governance and management of the Company and (iv) the transfers of shares in the Company and certain other commitments of the Shareholders related to the Company.

THE PARTIES agree as follows:

1	DEFINITIONS AND INTERPRETATION.

1.1	Definitions. In the Agreement the following terms shall have the meanings specified below:
"Accounting Principles" means the Spanish generally accepted accounting principles as laid down in the Spanish General Accounting Plan ("Plan General Contable").
"Affiliate" means any entity directly or indirectly controlled by, controlling, or under common control with, a party to this Agreement, but only for so long as such control shall continue. for purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling" and "under common control with") means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of an entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voling securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

4

"Applicable Law" means, with respect to any Person, any law, regulation, rule, judgment, order, decree, award, Governmental Approval, grant, license, agreement, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, then in force and applicable to such Person or its subsidiaries or their respective assets.
“Auditors” means the auditor(s) of the Company as may be appointed from time to time by General Shareholders Meeting.
"Audited Financial Statements" means the audited balance sheet and profit and loss account of the Company (as well as further financial statements required by the Applicable Law for the annual accounts) for the financial period ended on and as at December 31, including the reports and notes annexed to them, prepared in accordance with the Accounting Principles and audited by the Auditors.
"BDI Holding" shall have the meaning set forth in Recital 3
"BDI Group" means BDI Holding and the Subsidiaries.
"BDI Pharmaceuticals" means Biotechnology Developments for Industry in Pharmaceuticals, S.L.U.
"Board Meeting'' shall have the meaning ascribed to it in Clause 4.
"Board of Directors" or "Board" means the Board of Directors of the Company as set forth in Cause 4.
"Board Reserved Matters" shall have the meaning set forth in Clause 4.12.
"Business" means the corporate activity or business ordinarily carried out by BDI Group consisting of [to be included].
"Business Day" means any day except Saturdays, Sundays or public holidays or days in which banks are not open in Madrid, Spain or Jupiter, Florida.
"Bylaws" means the bylaws of the.Company, as amended according to the terms and conditions of this Agreement.
"Capital Increase" shall have the meaning set forth in Whereas III.
"Capital Injection" shall have the meaning set forth in Whereas IV.
"Chairman" shall have the meaning set forth in Clause 4.6.
"Company" shall have the meaning set forth in Recital 4.
"Competitor" shall mean any Person or entity (other than Dyadic or any of its Affiliates or any of Dyadic's directors or employees) who provides genetic modifications, and/ or fermentation media and process development related to any fungal strains that have the taxonomy of either (i) Mycelioptlum1, (ii) Carfnascus or (iii) Sporotrichiunt and/ or any strains derived, generated, adapted and or otherwise therefrom.
"Confidential Information" shall have the meaning set forth i.11. Clause 21.
"Deed of Adherence" shall have the meaning set forth in Clause 14.3.

5

"Directors" shall have the meaning set forth in Clause 4.
"Disclosing Party" shall have the meaning set forth in Clause 21.
"Disinvestment" means the sale or disposal in any other manner by the Shareholders of all of their shareholding Interest in the Company.
"Drag-Along Right" shall have the meaning set forth in Clause 15.1.(c).
"Dyadic" shall have the meaning set forth in Recital 1.
"Effective Date" means the date of this Agreement.
"Extraordinary Board Meetings" shall have the meaning set forth in Clause 4.7.
"Exercising Party" shall have the meaning set forth in Clause 15.2.(a).
"Financial Year" means each financial year of the Company starting on January, 1st and ending on December, 31st of each year.
"Free Cash-Flow" means, for a given Financial Year, the cash generated by the Company's operations and (subject to the provisions of applicable laws and this Agreement) available for distribution to Shareholders.
"General Shareholders' Meeting" means a shareholders' meeting of the Company.
"Governmental Authority" means any government or political subdivision thereof, including without limitation, any governmental department, corn.mission, board, bureau, agency, regulatory authority, judicial or administrative body, having jurisdiction over the matter or matters in question.
"Intellectual Property" means all registered and unregistered trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights., copyrights, inventions, licenses, approvals, governmental authorizations, applications for registrations of copyrights and trademarks, brand names, discoveries, formulas, technical assistance, trade secrets, knowhow and other intellectual property rights necessary to conduct the Business.
"Inveready" shall have the meaning set forth in Recital 2.
"Inveready Drag-Along Right" shall have the meaning set forth in Gause15.1.(a).
"Investment Agreement" shall have the meaning set forth in Whereas II.
"Investment Bank'' shall have the meaning set forth in Clause 15.1.(c).
"Investors" shall have the meaning set forth in Recital 3.
"Key Employees" means Mr. Emilio Gutiérrez Gómez and Ms. Ana Gómez Rodríguez.
"Lock-In Period" shall have the meaning set forth in Clause 14.
"Notary" means the Spanish Notary designated by BDI Holding to authorize the Capital Increase Deed and the Public Deed.
"Notice" shall have the meaning set forth in Clause 23.
"Offer" shall have the meaning set forth in Clause 16.

6

"Offered Shares" shall have the meaning set forth in Clause 16.
"Offer Notice" shall have the meaning set forth in Clause 16.
"Offeror" shall have the meaning set forth in Clause 16.
"Ordinary Board Meetings" shall have the meaning set forth in Clause 4.7.
"Party" or "Parties" shall have the meaning set forth in Recital 4.
"Person/s" means any individual, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or governmental body, including their heirs, successors and assignees.
"Public Deed" means the deed notarizing this Agreement to be executed by the Parties on the Effective Date.
"Receiving Party" shall have the meaning set forth in Clause 21.
"Sale Request" shall have the meaning set forth in Clause 16.2.
"Sale Notice" shall have the meaning set forth in Clause 15.2.(a).
"Secretary" shall have the meaning set forth in Clause 4.6.
"Shares" means the shares in which the share capital of the Company is divided after the Capital Increase.
"Shareholders" shall have the meaning set forth in Recital 3.
"Shareholders' Drag-Along Right" shall have the meaning set forth in Clause 15.1.(b).
"Shareholders Reserved Matters" shall have the meaning set forth in Clause 5.6. "Spanish Companies Acts" means the Spanish Companies Act 1/2010 dated July 2nd ("Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital") and includes any enactment passed after that Act which may, by reason of that or any other enactment, be cited together with that Act as "the Companies Acts".
"Spanish Law" means any law, regulation, rule, order and/or decree, then in force and applicable in Spain.
"Subsidiaries" means VLP and BDI Pharmaceuticals.
"Tag Along Right" shall have the meaning set forth in Clause 16.
"Transfer" shall mean, with respect to any share or any interest in any share, a direct or indirect transfer or disposition in any form, including a pron-use to sell, option, sale, assignment,conveyance, pledge, mortgage, encumbrance, securitization, any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest) or the act of so doing, as the context requires.
"VLP" shall have the meaning set forth in Recital 4.

7

1.2	Interpretation:
In the Agreement, unless indicated otherwise:

(i)	Any reference to the Agreement must be deemed to be made to the Agreement and its Schedules.

(ii)	Any reference to "Clause" or "Schedule" must be deemed to be made to a Clause of, or Schedule to the Agreement.

(iii)	Schedules: The Schedules to this Agreement are incorporated into and form an integral part of this Agreement.

(iv)	Wherever the terms "includes", "included'', "include" and "including" are used, they shall be deemed to be followed by the expression "without limitation".

(v)	Any reference to one gender includes the other, and words in the singular shall include the plural, and vice versa.

(vi)
If an obligation is qualified or formulated by reference to the use of "best endeavors", "best efforts" or another similar expression, it refers to the endeavors that a Person with the firm intention to achieve an outcome would use in similar circumstances to ensure the achievement of such outcome as soon as possible, taking into account, among other factors:

(a)	the price, financial interest and other terms of the obligation;

(b)	the degree of risk normally entailed by the achievement of the expected outcome;

(c)	the ability of an unrelated Person to exert an influence on the performance of the obligation; and

(d)
that in no event shall any Party having committed to use best efforts be obliged to perform any payment or furnish any sort of financial guarantee to a third party in the context of the achievement of the outcome to which such Party had committed to use its best efforts.

(vii)
Any reference to “days" shall be deemed to be made to "calendar days". Any periods expressed in days shall start to be counted from the day immediately following that on which the counting starts. If the last day of a period is not a Business Day, the period in question shall be deemed to have been automatically extended until the first following Business Day. Periods expressed in months shall be counted from date to date unless in the last month of the period such date does not exist, in which case the period shall end on the first Business Day of the immediately following month.

(viii)	Any reference to "from", "as from", "as of" or "through" a given date shall be understood to include such date.

(ix)	The headings used in the Agreement are included for reference only and shall not form part of the Agreement for any other purpose or affect the interpretation of any of its clauses.

(x)	Terms appearing in Spanish shall have the meanings ascribed to them in Spanish legislation.

8

(xi)	References to"€" or "Euro" are references to the lawful currency from time to time of the Eurozone.

2	PURPOSE OF THE AGREEMENT

2.1.	The purpose of this Agreement is to establish the terms of the collaboration between the Shareholders in order to regulate:

(a)	the governance and administration of the Company, and

(b)
the transfer of shares of the Company, for the purposes of providing with a stable shareholding structure and facilitating the management of the Company with the objective of maximizing value for the Shareholders; and

(c)	several other commitments of the Shareholders related to the Company.

2.2
In the event that any conflict or discrepancy arises between the Bylaws and this Agreement, the provisions of this Agreement shall prevail. Therefore, in the event that any of the provisions in this Agreement are not folly incorporated in Bylaws and an inconsistency arises, this Agreement shall prevail among the Shareholders and, upon request of any Shareholder, the Parties shall exercise all powers and lights available to them, in order to give effect to the provisions of this Agreement and to procure the amendment of the Bylaws to conform to this Agreement to the fullest possible extent.

3	BUSINESS OF THE COMPANY
The Company shall be primarily engaged in the Business and any future business as may be approved by the Shareholders from time to time in accordance with the terms of this Agreement.
4    BOARD OF DIRECTORS

4.1	The Company shall be governed by a Board of Directors which shall be subject to the provisions set forth in this Clause 4.

4.2
Powers and responsibilities of the Board: Except with respect to those matters expressly reserved to the General Shareholders Meeting by the Spanish Companies Acts, the Bylaws or this Agreement, the Board shall have the following duties:

(i)	to propose the annual business plan for conducting the Company's business for approval by a General Shareholders Meeting;

(ii)
to manage and instruct the managers and attorneys of the Company in relation with the management of all aspects of the Company's operations including but not limited to the organization of proper financial records:

(iii)
to close the Company's books at the end of each year, and prepare the list of inventory, the balance sheet, profit and loss statement, the statement of changes in the net equity, the cash flow statement (if any) and a report of the Company's operations as required by the Spanish Companies Acts;

(iv)	to cause all reports and documents to be filed with the proper government agencies in Spain; and

(v)	any other duties as may be set forth in the Bylaws or as may be determined by the General Shareholders Meeting, to the extent required by the Spanish Companies Acts.

9

The day-to-day running and the overall direction and supervision of the Business shall be the responsibility of the Board of Directors, directly or indirectly through the CEO and any other managers, expressly acting under the principles, guidelines and instructions received from the Board and the principles set out in this Agreement.

4.3
Composition of the Board. The Company shall, unless subsequently agreed otherwise in writing by the General Shareholders Meeting pursuant to the majorities set forth in Clause 5.6, be governed by a Board composed of three (3) members (the "Directors") that shall be appointed as follows:

(i)    Inveready shall nominate one Director for his appointment; and
(ii)    BDI Holding shall nominate two Directors for their appointment;
However, the Shareholders shall not be entitled to appoint as Director a Person who is already a (i) member of the board of any Competitor of BDI Group or (ii) a member of the management team of any Competitor of BDI Group, unless the prior approval of all the members of the Board is previously obtained in written.
4.4    With effect from the Effective Date:
(i)    The Inveready Director shall be: Inveready Asset Management, S.G.E.I.C., S.A., Spanish company, with registered office in calle Cavallers, 50, 08034 Barcelona, holder of Spanish tax identification number A-65696007, represented by Mr. Roger Piqué Pijuan, of legal age, a Spanish national, holding taxpayer identification number          in force, and domiciled for this purposes in         . He acts in his capacity of general attorney of Inveready.;
(ii)    The BDI Holding Directors shall be: (a) Mr. Pablo Gutierrez Gómez, of legal age, of Spanish nationality, single, with professional domicile at         , Valladolid, and provided with Spanish Identification Number (D.N.I.) n°         , both in force; and (b) Mr. Ricardo Arjona Antolin, of legal age, of Spanish nationality, married, with professional domicile at         , Valladolid and provided with Spanish Identification Number (D.N.I.) n°         , both in force.

4.5
Appointments and Removal of Directors. The Directors shall be appointed at a General Shareholders Meeting in accordance with the provisions of this Agreement, The Shareholders undertake to vote for the appointment or dismissal of the Directors nominated by the Shareholder who is entitled to make the corresponding appointment or dismissal, pursuant to Clause 4.3 above.

The Directors shall be appointed at the General Shareholders Meeting for an indefinite period of time. Each Shareholder who has the right to designate a Director shall also have the right to remove (or cause to be removed) or replace at any time and for any reason (including death, resignation, inability to act or dismissal) such Director from its office and designate (or cause to be designated) an alternative Director in his/her place.
Each Shareholder undertakes to the other Shareholders that it shall take all practicable steps, directly or indirectly, including the exercise of voting rights in the General Shareholders' Meeting, to effect the appointments and removals of any Director designated by the entitled Shareholder.

4.6	Positions in the Board. The Board shall appoint a chairman (the "Chairman") and a Secretary (the "Secretary") to the Board as follow:

(i)
The person holding the position of Chairman of the Board shall be proposed for appointment or dismissal by BDI Holding. In addition to any specific responsibilities imposed by the Spanish Companies Acts, the Chairman shall:

(a)	convene General Shareholders Meetings;

(b)	convene ordinary and extraordinary meetings of the Board;

10

(c)	chair the meetings of the Board and the General Shareholders Meetings in accordance with the Spanish Companies Acts;

(d)	sign the minutes of the Board Meetings upon their approval in accordance with the Spanish Companies Acts; and

(e)	sign the minutes of the General Shareholders Meetings upon their approval in accordance with the Spanish Companies Acts.
The Chairman of the Board shall not have a casting vote within the Board.

(ii)
BDI Holding, will be entitled to nominate the Secretary of the Board of the Company, who may also be a person who is not a Director of the Company, in which case such non-director Secretary will not be considered in determining the presence of the quorums required for a Board Meeting to be validly held and such non-director Secretary shall not have a right to vote in the said Board. The replacement of the Secretary office shall be made by BDI Holding Directors' decision.

In addition to any specific responsibilities imposed by the Spanish Companies Acts, the Secretary shall:

(a)
attend, as Secretary of these meetings, all meetings of the Board and all General Shareholders Meetings and record all the proceedings of such meetings in a book of minutes to be in custody for such purposes;

(b)	sign the minutes of the Board Meetings upon their approval in accordance with the Spanish Companies Acts;

(c)	sign the minutes of the General Shareholders Meetings upon their approval in accordance with the Spanish Companies Acts; and

(d)	perform such other duties and have such other powers as the Board may from tune to time determine according to the Spanish Companies Act.
(iii)    The offices of Chairman and Secretary to the Board shall be initially held by Mr. Ricardo Arjona Antolín and Mr. Borja Díaz-Guerra Heredero, respectively.

4.7	Meetings of the Board. Each of the Shareholders shall cause each of its designated Directors to adopt and comply with the following rules in relation to the meetings of the Board:

(i)
The Board will meet at least 4 times per Financial Year and at least once every calendar quarter ("Ordinary Board Meetings") and whenever called by the Chairman, at the Chairman's own initiative or upon petition of any Director ("Extraordinary Board Meetings") indicating the items on the agenda to be discussed. In the latter case, the Extraordinary Board Meeting shall be held within the next twenty (20) days following the date of request of the said Director.

(ii)
The Board will be called by written notice not less than 15 days In advance of the meeting date, which notice shall be served on all the Directors at the address notified from time to time by each Director to the Chairman and Secretary.

(iii)
The summons shall be effected (a) by any means as may be required by Spanish Companies Acts and (b) by means of a notice sent by letter, fax, e mail or any other written or electronic means with confirmation of receipt at the address designated by such Director for such purposes. The notice shall state: (a) date, place and hour of the meeting, (b) the agenda to be discussed together with the relevant supporting materials for discussion at such meeting in English language, (c) the name of the person or persons who have summoned the meeting, as well as (d) confirmation of date, place and hour of a rescheduled Board Meeting in accordance with Clause 4.10.

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(iv)
Any Director attending a meeting shall have the right to propose additional topics for discussion at any meeting which were not originally included in the agenda for that meeting and no unanimity or majority shall be required for the inclusion of any such additional topics.

(v)    All Board meetings shall be conducted in English.

4.8
Universal Board Meetings. In the case of a "Universal Board Meeting" (i.e. a meeting where all the Directors are present or represented by proxy and unanimously agree to hold a Board Meeting), none of the formalities and requirements related to the prior notice set forth in Clause 4.7 shall apply.

A resolution in writing ("por escrito y sin sesión") signed by all the Directors of the Board shall be as valid and binding as if it had been passed at a duly convened meeting of the Board, provided that all Directors are notified in advance of the resolutions being adopted in such manner and do not oppose such system. These resolutions shall also be recorded in minutes.

4.9
Venue. The meetings may be conducted physically at the registered office of the Company or such other place as the Board may from time to time determine within the territory of Spain or by electronic means (videoconference or conference call).

4.10
Attendance and Quorum. A Director may attend in person or by proxy. Such proxy may be granted to another Director, a copy of which shall be delivered to the Chairman and the Secretary of the Board at the commencement of the meeting.

Directors may participate in and vote at Board Meetings by means of a conference telephone or video conference or any communication equipment, provided that all Directors have the required technical equipment and all persons participating in the meeting can identify each other, which shall be expressly noted in the minutes of the relevant meeting and the certificate of such minutes. In such case, the meeting of the Board shall be deemed a single meeting held in the registered office of the Company. Any Director so participating in a meeting shall be deemed to be present in person and shall count for quorum purposes.
For such purposes, the Shareholders undertake to hold a General Shareholders Meeting with the purposes to amend the Bylaws setting forth the following provision (in Spanish):
"Board Directors' meetings could be held simultaneously in several halls as long as it is guaranteed by audio-visual or telephonic methods, the interactivity and intercommunication between them, so they are held in real time and therefore, in a sole act. In this case if will be stated in the 'cali the connexion system and if necessary, the places where the technical methods are available in order to assist and participate in the meeting".
The Persons invited to attend a meeting of the Board of Directors shall be subject to the confidentiality provisions applicable to directors under the Spanish Companies Law and, furthermore, to the confidentiality provisions of this Agreement.
Each Shareholder acknowledges and agrees that the Board shall only be deemed to be validly constituted and entitled to pass any resolutions, if at least 3 Directors are present (whether in person or by proxy), and each Shareholder hereby covenants to the other Shareholders to ensure that the Directors nominated by it pursuant to Clause 4.3 abstain from participating in Board Meetings and from voting any resolutions if the Board is not validly constituted in accordance with this Clause.
If within one hour of the time appointed for holding a Board Meeting, a quorum as specified above is not present, the meeting shall be adjourned for 14 days and reconvened at the same time of day and place and if at such rescheduled meeting a quorum as per the above is not present within 30 minutes of the time appointed for the meeting, a valid quorum. shall be deemed constituted if at least 2 Directors are present. However no resolution shall be passed at such meeting on any matter other than the matters specifically set forth in the notice to the Directors, and no additional matter shall be taken up at such adjourned meeting.

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4.11
Ordinary Vote Requirements. Unless this Agreement, the Bylaws or the Spanish Companies Acts require a greater majority, resolutions not addressing Board Reserved Matters will be passed by a simple majority of the attending Directors, provided that quorum requirements set forth in Clause 4.10 are met.

4.12
Board Reserved Matters. Unless this Agreement expressly states differently, any decision by the Board of Directors (i) shall be reserved to the competence of the Board as a collective body, (ii) shall not be delegated to any one or more Board members or executive committees or managing directors and it shall be approved by the majority of the Board members.

However, in addition to the requirements indicated in the previous paragraph, the Board of Directors shall not take, and shall cause the Company and its Affiliates not to take, any of the following resolutions that are qualified as Board reserved matters (the "Board Reserved Matters") and, therefore, can only be adopted by the affirmative vote of three (3) Directors:
(i)    change in the registered office location;
(ii)    any specific capital expenditure (whether through acquisition or lease) which would result in obligations for the Company, individually or in aggregate, regarding such specific capital expenditure of more than 250,000 Euros per transaction, or 500,000 Euros cumulatively over a period of 1 year;
(iii)    sale or transfer to a third Person of any individual asset of the Company with a market value, at the time of Its sale or transfer exceeding 300,000 Euros;
(iv)    appointment, dismissal, determination of the remuneration and benefits, and any other actions related to the Key Employees;
(v)    any negotiation and subscription of loans, or credit facilities or guarantees for a value of more than 100,000 Euros;
(vi)    approval of the annual budget of the Company and its modifications;
(vii)    incorporation and sale or other transfer disposition of any subsidiaries;
(viii)    recruiting any employee with an annual cost exceeding€ 65,000;
(ix)    Execution of loans or guarantees in favor of the Shareholders, Directors or employees of the Company or Affiliates exceeding € 5,000 €, unless they are executed in the ordinary course of business;
(x)    Granting of any security over the assets of the Company, except for the guarantees to be granted in the ordinary course of business of the Company;
(xi)    Disposal by any means of any Intellectual Property of the Company;
(xii)    starting insolvency proceedings or taking steps aimed at a shareholders’ voluntary winding-up or which might lead to the winding-up of Company, except if such approval of resolutions results from the application of a mandatory legal provision;
(xiii)    transfer or disposal, by any means, directly or indirectly, of any share in the corporate ·capital of any of the Affiliates of VLP, if any, or of any interest in them; and
(xiv)    exercising the vote in the General Shareholders Meeting and management bodies of the Affiliates in respect of Shareholders Reserved Matters or Board Reserved Matters.
(xv)    Signing agreements or contracts with related parties, including administrators, partners and directors.
(xvi)    Investments that exceed SEVENTY FIVE THOUSAND euros (€ 75,000) not included in the annual budget. Expenses, transactions, loans, and any commercial operation for amounts over € 75,000.

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4.13
Other Meetings of the Directors. In addition to the Ordinary or Extraordinary Board Meetings, the Directors of the Board may hold more frequent Informal meetings to monitor and support the operation of the Business and to direct the management of the Company. Such informal meetings of the Directors shall not be qualified as Board Meetings as provided for under the Spanish Companies Acts and, therefore, during these meetings, no corporate resolutions shall be passed by the Directors. The terms and conditions set forth in this Agreement for the calling of Board Meetings shall apply muiatis muiandi to those other meetings.

4.14
Directors' compensation. The Directors will receive no compensation for their position as members of the Board, unless otherwise agreed at a General Shareholders Meeting. Consequently, the Shareholder who appointed the corresponding Director shall bear the corresponding Director's costs and expenses incurred in attending Board Meetings.

4.15	Disclosure of Information. Each Director shall be entitled to disclose any information relating to the Company and its affairs and financial position to the Shareholder who appointed such Director.

4.16
Conduct of Directors. Each Shareholder covenants that, unless so requested by the Shareholder nominating a Director, it will not carry out or cause to be carded out any act whereby such Director will be removed from office other than for reasons of fraud, wilful misconduct or gross negligence. For the avoidance of doubt, the corresponding Shareholder may appoint and remove their Directors at their own discretion.

The corresponding Shareholder shall, so far as such Shareholder is lawfully able, ensure that Directors nominated by such Shareholder (if applicable):
(i)    Is not wilfully or unreasonably fail to attend a Board meeting in order to prevent any resolution to be adopted; and
(ii)    carry out such Director's duties in accordance with the principles, terms, conditions and obligations set out in this Agreement, the Bylaws and the Spanish Companies Acts.

5	GENERAL SHAREHOLDERS' MEETING.

5.1
The General Shareholders' Meeting of the Company will be held at least once a year within the 6 months after the end of each Financial Year for the purposes: (i) of discussing and approving the annual accounts, (ii) application of the year results, (iii) approval of the composition of the Board, as well as (iv) resolving any other matters that may be compulsory under the Spanish Companies Acts or otherwise validly resolved in the General Shareholders Meeting.

The Shareholders may attend general shareholders meetings of the Company (i) in person; (ii) by videoconference or by telephone, provided that the persons taking part in the meeting can hear each other and each attendee recognizes the identity of the other attendees; (iii) or represented by another person, even if such person is not a Shareholder, provided that such person is duly empowered by the Shareholder through a duly granted proxy. The attorney must present evidence satisfactory to the Chairman, assisted by the Secretary, of his/her authority to act for and on behalf of the relevant Shareholder.

5.2	Summon of the General Shareholders' Meetings:

(i)
A General Shareholders’ Meeting may be summoned by the Chairman of the Board at the Chairman's own initiative or pursuant to the written request of Shareholders representing at least 3% of the Company's share capital indicating the items on the agenda to be discussed. In the latter case, the General Shareholders’ Meeting shall be held within 45 days following the date of request of the such Shareholders.

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(ii)
The summons shall be effected (a) by any means as may be required by Spanish Companies Acts and (b) by means of a notice sent by letter, fax, e-mail or any other written or electronic means that may ensure the reception of the notice by all Shareholders at the address designated by such shareholder for this purpose. The notice shall state: (a) date, (b) place and (c) hour of the meeting, (d) the agenda to be discussed together with the relevant supporting materials, (e) the name of the person or persons who have summoned the General Shareholders' Meeting, as well as (f) confirmation of date, place and hour of a rescheduled General Shareholders' Meeting in accordance with Clause 5.4.

(iii)
A notice summoning a General Shareholders' Meeting must be delivered to the Shareholders at least 30 days before the date of such meeting (unless a longer term is compulsory under the Spanish Companies Act).

(iv)
In the case of a "Universal Shareholders' Meeting" (i.e. a meeting where all the shareholders are present or represented by proxy and unanimously resolve to hold a General Shareholders Meeting), none of the formalities and requirements set out in this Clause 5.2 shall apply.

5.3
Venue of the General Shareholders' Meetings: The General Shareholders' Meeting shall take place at the Company's registered office or elsewhere as the Chairman may reasonably determine within the territory of Spain.

5.4	The following rules apply to the quorum of the General Shareholders' Meetings:

(i)	No business shall be discussed at any General Shareholders' Meeting unless a sufficient quorum is present.

(ii)
Each Shareholder acknowledges and agrees that the Shareholders' Meetings shall be deemed to be validly constituted if at least 66% of the share capital of the Company is present or duly represented (unless a higher quorum is compulsory under the Spanish Companies Acts).

(iii)	A Shareholder may be represented in a Shareholders' Meeting by its legal representative, including any director, officer or by written proxy.

(iv)
If within one hour of the time appointed for holding a Shareholders' Meeting, a quorum as specified above is not present, the meeting shall be adjourned for 14 days and reconvened at the same time of day and place. If at such rescheduled meeting a quorum is not present within 30 minutes after the lune appointed for the meeting, the Shareholders present shall constitute a valid quorum without the requirement set forth in Clause 5.4(ii) above.

5.5	Adoption of Resolutions: Ordinary Vote Requirements. Each Share shall entitle the right to cast one (1) vote at the General Shareholders' Meeting.
Unless this Agreement, the Bylaws and/ or the Spanish Companies Acts require a greater majority, resolutions not addressing any of the Shareholders Reserved Matters (as defined in Clause 5.6) shall be passed by affirmative vote of Shareholders- representing a 'simple majority of the share capital of the Company, that is, over 50% of the share capital.

5.6
Adoption of Resolutions: Shareholders Reserved Matters. Notwithstanding the above, the following matters shall only be adopted with the favorable vote of Shareholders representing 85% per cent of the share capital of the Company and shall be deemed as reserved matters (the "Shareholders Reserved Matters"):

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(i)
Increase or reduction of the share capital of the Company, merger, dissolution, liquidation or the global assignment of assets and liabilities (unless a mandatory rule requires these transactions); substantially modify the corporate purpose of the Company: issuance of bonds or debt convertible into shares; the abolition of the preferential assumption or subscription rights and the exclusion of shareholders;

(ii)	Change in the registered office location;

(iii)	Creation or modification of special classes of shares or quotes with or without preferential rights;

(iv)	Amendment of the structure of the Board of the Company and the remuneration of the Directors, except when made in accordance with this Agreement;

(v)
Establishment or change of the dividend policy of the Company and declaration of dividend other than in accordance with. Clause 9 hereof and any other distribution, payment or disbursement of any kind or nature to the Shareholders (as shareholders) which is not applied in similar terms (pari passu) to all of them;

(vi)	Appointment of the Auditors of the Company; and

(vii)	Authorization of a Disinvestment other than in accordance with the transfer of shares provisions in this Agreement; and

(vii)	Granting any power of attorney or authorization or similar authority to any person or entity to carry out any action which is a Shareholders Reserved Matters.

(viii)	Material changes in bylaws;

(ix)	Material modification of the corporate purpose of the Company.

6	CONFLICT OF INTEREST

6.1
In the event that a resolution must be adopted on an agreement that has been or is to be signed between the Company and (i) any Shareholder or a Director, (ii) a related person (as per the definition of "related person" in article 231 of the Spanish Companies Law) or a company from the relevant Shareholder or Director's group (as per the definition of "group" in article 42 of the Commercial Code), the Shareholder or Director (as the case may be) in question shall not have voting rights on any resolution that is taken by the General Shareholders Meeting or the Board of Directors on such matter.

7	MANAGEMENTOFTHECOMPANY.

7.1	On the Effective Date, the Board of Directors will approve to grant general powers for the management of the day to day business affairs of the Company to the Key Employees.

8	INFORMATION RIGHTS.

8.1
Each Shareholder shall have full access to the books and records of the Company. The Company shall permit in reasonable terms access to the Companies' premises and to internal and external personnel (i.e. consulting firms, auditors, etc.) representing such Shareholder upon their prior request with time enough .in advance (which must include a list of the information required to be reviewed) to allow the Company to prepare any required report or their respective financial statements, all in accordance with customary practices in the industry.

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9	DIVIDEND POLICY

9.1
To the extent permitted by the Spanish Companies Acts, and unless otherwise agreed by the Shareholders as a Shareholders Reserved Matter pursuant to Clause 5.6, the Parties agree that until Financial Year 2020 no dividend shall be distributed by the Shareholders in the Company, and for the Financial Year 2020 onwards the Parties agree that the Company will distribute and declare an annual dividend equivalent to at least 50% of the net profits of the Company, provided that (i) the Company shall not declare, pay or make any dividend or other distribution in. excess of 80% of the Company's Free Cash-Flow in any Financial Year, and (ii) there is sufficient cash available in the Company' to proceed with such distribution. To the extent permitted by law, the Shareholders expressly undertake not to invoke the application of Article 348 bis of the Spanish Companies Act in order to comply with this provision.

10	ACCOUNTING AND FINANCIAL REPORTING

10.1
The fiscal year of the Company shall be January 1st to December 31st each year ("Financial Year") and all the books and record of the Company shall be closed at the end of each interim calendar quarter of March 31st, June 30th and September 30th and at the year-end at December 31st every year.

10.2
The Parties hereby undertake to appoint an Auditor that will be in charge of auditing the annual financial statements and footnotes of the Company each Financial Year. The General Shareholders Meeting shall appoint the Auditor of the Company even if, according to the Spanish Companies Acts, the appointment of auditors is not mandatory.

10.3
The Parties shall ensure that quarterly Interim Financial Statements and the Audited Annual Financial Statements will be prepared by the Company and. provided to the Board of Directors and Investors within 30 days after each interim quarter and 45 days after each year-end, The Audit Committee of the VLP' s Board of Directors will approve the quarterly interim Financial Statements and the Audited Financial Statements, within the timeframes above.

10.4
The Parties shall ensure that the accounting records of the Company shall be prepared in accordance with Spanish generally acceptable Accounting Principles. The books and records and Financial Statements of the Company shall be kept in Euros.

10.5
The Company will assist Investors by providing financial information and documentation necessary to comply with US financial reporting disclosures, including but not limited to Variable Interest Entity ("VIE") in a timely manner.

10.6
All records and supporting documents, including but not limited to accounting books and records, invoices, cash books, inventory records, bank accounts and receipts shall be kept at the head office of the Company for the term required by the Applicable Law.

11	REPRESENTATIONS AND WARRANTIES

11.1	As of the Effective Date each of Dyadic, Inveready and BDI Holding represent and warrant to the other Parties that

(a)	It is a duly organized corporation existing in good standing under the Applicable Law of the jurisdiction indicated in the preamble hereof;

(b)	It has the corporate power, legal capacity and authority to enter into and perform the obligations contemplated herein, and to execute any other agreement, document, instrument

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or certificate contemplated by this Agreement or to be executed in connection with the completion of the transactions contemplated by this Agreement. This Agreement and any other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the completion of the transactions contemplated by this Agreement, when executed, will constitute legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms;

(c)	The execution and performance of this Agreement do not contravene or conflict with any provisions of their Applicable Law or of its bylaws or of any instruments or contracts binding it;

(d)	The execution and performance of this Agreement have been validly authorized by all necessary corporate action and that this Agreement is valid, binding and enforceable against such Party;

(e)
It is not aware of any matter or fact likely to prohibit or restrain its ability to enter into or perform obligations under this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement or complete the transactions contemplated hereunder and thereunder; and

(f)	It is not subject to bankruptcy, insolvency or similar proceedings.

11.2	Each of the Shareholders acknowledges that the other Shareholders in entering into this Agreement have relied on the warranties mentioned in this Section, and vice versa.

12	OBLIGATIONS OF EACH PARTY.

12.1	Each Party shall undertake:

(a)	To perform and observe any terms, conditions and provisions as provided in this Agreement;

(b)
To take all necessary steps to give full effect to the provisions of this Agreement, including, without limitation, by way of executing all such documents and doing all such acts and things as may reasonably be required to give effect to the provisions of this Agreement:

(c)
To cause any person representing that Party at a General Shareholders Meeting and each Director nominated by such Party to act in accordance with and give effect to the provisions of this Agreement; and

(d)
To ensure that the Company will act and comply with the terms and conditions of this Agreement throughout the term of this Agreement, as well as any resolution adopted by the Board of Directors and/ or the General Shareholders Meeting.

13	PRE-EMPTIVE RIGHTS FOR CAPITAL INCREASE.

13.1
Each Shareholder shall have the right to subscribe for all or any part of its pro rata share of newly issued shares that the Company may, from time to time, propose to issue in accordance with the Bylaws and the Spanish Companies Acts.

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14	LOCK-IN PERIOD AND FUTURE TRANSFERS OF SHARES

14.1	General Terms
The Parties may only transfer their Shares in compliance with the terms of Clauses 14, 15 and 16 herein.

14.2	Lock-in
Except as otherwise provided in this Agreement, BDI Holding shall not be entitled to make any Transfer of any of its Shares in whole or in part until a year after (i) the Investors hold less than 10% of the total Shares of the Company, (ii) the Investors have transferred all their shares in the Company or (iii) 5 years, whichever happens first (the "Lock-In Period").

14.3	After the Lock-In Period:

(a)
none of the Shareholders shall make any Transfer of any of its Shares in whole or in part to any person who is not a party to this Agreement without first obtaining from the transferee the execution of a Deed of Adherence substantially in the form attached hereto as Schedule III and as long as such Shareholder has duly complied with the provisions for the transfer of Shares included in the Bylaws;

(b)	None of the Shareholders shall be entitled to transfer or offer to transfer such Shareholder's Shares to any Person to which any of the following standards is applicable:

(i)
Such Person is, directly and indirectly, a Competitor of the Company, including a Person who is a partner, shareholder member, employee, agent, trustee or consultant to a Competitor; provided however that if such Person owns solely for investment less than 5% of any class of securities of any Competitor traded on any [national] securities exchange, then such Person shall not be barred under this Clause as an indirect Competitor;

(ii)
Such Person or any of its Affiliates is declared by the relevant courts to be engaged in criminal activities or is declared to be Controlled by Person(s) engaged in criminal activities, and vice versa; or

(iii)	Such Person or any of its Affiliates is considered in the relevant business community to be disreputable, unethical, or dishonest.

11.4	The Deed of Adherence shall be in favour of the Company and the Parties to this Agreement and shall be delivered to the Company at its registered office.

14.5
As an exception to the provisions included in Clauses 14.2 and 14.3 above, any Shareholder shall be entitled to freely transfer its Shares, in whole or in part, at any time without applying any pre-emptive right of the other Shareholders, as long as the Transfer is a Transfer to an Affiliate, director or employee of a Shareholder and:

(a)
the relevant Affiliate shall execute a Deed of Adherence to this Agreement, substantially in the form attached hereto as Schedule III, simultaneous with such Transfer before a Spanish public notary, which costs shall be borne by the said relevant Affiliate;

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(b)
such Affiliate: (w) is not insolvent or unable to pay its debts within the meaning of the Spanish Insolvency Act (Ley 22/2003, de 9 de Julio, Concursal) (or under the insolvency laws of any applicable jurisdiction or has stopped paying debts as the fall due); (x) no order has been made, petition presented or resolution passed for its insolvency declaration; (y) no insolvency administrator (or similar agent or receiver under the insolvency laws of any applicable jurisdiction) has been appointed by an official receiver in respect of the said Affiliate or all or any of its assets and no steps have been taken to initiate any such appointment and no individual voluntary arrangement has been proposed; nor (z) has become subject to any analogous proceedings (including any liquidation process), appointments or arrangements under the laws of any applicable jurisdiction;

14.6	Any Transfer by the Parties in contravention of this Agreement shall be null and void ab initio and shall not bind or be recognized by the Company.
15    DRAG-ALONG RIGHTS.

15.1	The Parties expressly agree as follows:

(a)
If after 24 months from the Effective Date, a third Person offers to purchase 100% of the Shares, then Inveready shall have the right ("Inveready Drag Along Right") to force all the other Shareholders to sell and they shall be obliged to sell to such third Person the Shares owned by them, subject to the fulfillment of the following requirement (if applicable).

If the Inveready Drag Along Right is exercised by Inveready before 36 months from the Effective Date, the Inveready Drag Along Right shall only be binding upon the other Shareholders if the price to be paid by the third Person for all the Shares of the Company is equal or higher than 8,000,000 Euros (under a cash free/debt free basis).
For offers by a third Person on or after 36 months from the Effective Date, the Inveready Drag Along Right will have no price restriction.

(b)
If a third Person offers to purchase 100% of the Shares, then any of the Shareholders shall have the right ("Shareholders' Drag-Along Right") to force all the oilier Shareholders to sell and they shall be obliged to sell to such third Person the Shares owned by them, as long as the price to be paid by the third Person for all the Shares of the Company is equal or higher than 20,000,000 Euros (under a cash free/.debt free basis); or

(c)
If Shareholders representing at least 50,1 % of the share capital of the Company adopts the decision to proceed with a Disinvestment by way of offering through an investment bank (the "Investment Bank") all the Shares of the Company, then the Shareholders that vote favourably for such Disinvestment shall have the right (the "Drag-Along Right") to carry out such Disinvestment and to force the other Shareholders to sell to any third Person identify by the Investment Bank all the Shares owned by any of them. To these effects, all Shareholders will be obligated to sell their shares and no right of first refusal shall be in place.

15.2	The Parties expressly agree that the exercise of the Inveready' s Drag Along Right, the Shareholders' Drag Along Right or the Drag Along Right, shall be carried out as follows:

(a)	The Party or Parties exercising any of the foregoing rights (the "Exercising Party") shall notify all the other Shareholders in writing of its/ their election to sell its Shares (the "Sale

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Notice") and shall include in t:he Sale Notice a statement of its intention to exercise such right The Sale Notice shall set forth the identity of the third Person and all other material terms and conditions of the Sale (particularly those related to the price, the terms of payment of the price, the representations and warranties and the related indemnity obligations), and the sale shall occur on the same terms and conditions applicable to the sale of the Exercising Party's Shares to the third Person;

(b)
Upon exercise by the Exercising Party of its right, all the other Shareholders shall be obliged to sell all their Shares in the Company to the third Person included in the Sale Notice, simultaneously to the transfer to the third Person of the Shares held by the Exercising Party, at the same price, pro rata and on the same other terms and conditions as may have been agreed to by the Exercising Party and the third Person for the Sale, including the terms of payment of the price, the representations and warranties and the related indemnity obligations (if any) in favor of the third Person, which shall be provided and assumed by the Shareholders pro rata to the Shares sold by each of them over the total number of Shares sold by them and with no joint and several liability;

15.3
In case of exercise of the Inveready's Drag Along Right, the Shareholders' Drag Along Right or the Drag Along Right, the Transfer of all the Shares shall not be subject to the application of the pre-emptive right ("derecho de adquisicion preferente") included in the Company's Bylaws in favour of the other Shareholders, except for in the case of exercise by Inveready of the Inveready's Drag Along Right if the price to be paid by the third Person for all the Shares of the Company is lower than 8,000,000 Euros (under a cash free/ debt .free basis), in which case the pre-emptive right included in the Company's Bylaws shall apply so the others Shareholders having the right to purchase the Inveready's Shares under the terms and conditions included therein.

15.4
Liquidation Preference: In the case of a liquidation event (merger, acquisition, divestment, spin out, sale of the Company, Initial Public Offering, or dissolving of the Company, reduction of the share capital with return of contributions), or distribution of dividends, the distribution will be as follows:

(1)
In the first place, Investors and BDI Holding (for the amount invested) will be entitled to receive the amounts in cash provided to the Company to subscribe their shares. As well as the Preferential Dividends (in accordance with clause 15.5) accrued and not paid up to the date of the mentioned distribution.

(2)	The remaining will be distributed among all Shareholders pro-rata in proportion to their shares in the Company.

15.5
Preferential Dividends: The Investors and BDI Holding (for the amount invested in the Company) will have the right to preferentially receive a yearly dividend of 8% on the capital invested by them in the Company.

15.6.	The Parties expressly agree that the actions mentioned in provisions 15.4. and 15.5 above shall be carried out ensuring the optimization of any legal, tax and accounting impact for the Parties.

16	TAG-ALONG RIGHT.

16.1
Without prejudice to the pre-emption right over any Transfer of Shares as established in the Bylaws and in case that neither any Shareholder nor the Company exercise such right, if any of the Shareholders decides to Transfer any of its Shares then such Shareholder shall obtain from a good faith third Person (the "Offerer") a written offer (the "Offer") to purchase any such Shares from such Shareholder (the "Offered Shares"), which Offer shall include the purchase of Shares held by

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each of the other Shareholders pro rata to their respective shareholding interests over the total share capital of the Company. In this sense, such Shareholder shall send an offer notice (the "Offer Notice") to the other Shareholders, which shall set forth the identity of the Offeror and all other material terms and conditions of the Offer (particularly those related to the price, the terms of payment of the price/ the representations and warranties and the related indemnity obligations).

16.2
The Investors shall have fifteen (15) Business Days from the date of the delivery of the Offer Notice by the transferring Shareholder to send a written notice to such Shareholder exercising its Tag Along Right and indicating its election to include its Shares in the sale proposed by the transferring Shareholder on the same terms and conditions (the "Sale Request").

16.3
Within 90 days from the receipt of the Sale Request, the transferring Shareholder shall be able to sell its Shares to the Offerer at a purchase price/ and subject to terms and conditions, no more favorable to the Offerer than those that were set forth in the Offer Notice, in which case the Shareholders that may have exercised its Tag Along Right shall have the obligation to join such sale and sell to the Offeror such exercising Shareholder's Shares pro rata to the percentage that the Shares that the transferring Shareholder transfers represent over the total Shares held by such Shareholder, at the same purchase price per Share and, subject to the same terms and conditions as those actually applicable to the sale of Shares by transferring Shareholder to the Offeror, including the terms of payment of the price, the representations and warranties and the related indemnity obligations (if any) in favor of the third Person, which shall be provided and assumed by the Shareholders pro rata to the Shares sold by each of them over the total number of Shares sold by the Shareholders and with no joint and several liability.

As an exception to the foregoing, in case that the Offered Shares represent more than 50.1% of the total share capital of the Company, the Parties expressly agree that the Investors that may have exercised their Tag Along Right shall have the preferential right to sell the totality of their shares in the Company to the third Person, so the remaining Shares to be transferred by the other exercising Shareholders shall be transferred by each of the exercising Shareholders on a pro rata basis over the total Shares held by each of such Shareholders in the Company.

16.4
If none of the Investors elect to exercise their Tag-Along Right, the transferring Shareholder 1nay, within 90 days from the delivery of the Offer Notice, sell such Offered Shares to the Offeror at a purchase price, and on terms and conditions, no more favorable to the transferring Shareholder than those that were set forth in the Offer Notice. Upon the consummation of the sale to the Offeror, the transferring Shareholder shall promptly notify the remaining Shareholders as to the circumstances thereof, including the date of the sale, the identity of the purchaser, the Shares sold arid the price and other key terms and conditions of such sale.

16.5
If the Transfer by the transferring Shareholder is not consummated within 90 days after the date on which the transferring Shareholder receives the Sale Request pursuant to the previous paragraphs of this Clause, or absent such Sale Request within 90 days after the date of expiration of the term for delivery of the Sale Request, then the transferring Shareholder shall not be permitted to sell or Transfer the Offered Shares without again complying with the requirements of this Clause.

16.6
The Board of Directors may, at its absolute discretion, refuse to register any share transfer, without-giving any-reason thereof, if the-process of such transfer is not carried out in accordance with the provisions of this Agreement or the Bylaws. In the case that the Board of Directors refuses to register any share transfer, it shall give written notice notifying the transferor and the transferee of such refusal within 24 hours from the date of the Company's receipt of request for the registration of such share transfer.

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17	NATURE OF THIS AGREEMENT AND BYLAWS.

17.1
On the Effective Date, a General Shareholders' Meeting of the Company shall be held and all the Parties shall unanimously approve, amongst other resolutions, the amendments to the Company's Bylaws required to reflect the provisions of this Agreement. After the Effective Date, the Bylaws of the Company shall be interpreted at all times in accordance with the provisions of this Agreement.

17.2
Notwithstanding the above, it is acknowledged that certain articles of the Bylaws as amended to adapt to the provisions of the Agreement may not be admissible for registration with the Commercial Registry. As stated in Clause 2.2, the Parties agree that the provisions of this Agreement shall prevail between the Parties, and between the Shareholders and the Company (to the extent legally permitted), as a shareholders' agreement, including, particularly, where a relevant article of the Bylaws differs from the terms of this Agreement. If this Agreement is subsequently amended in whole or in part many manner that shall affect the Bylaws, the Parties shall promptly proceed to adopt any resolutions that may be necessary to amend the Bylaws and have them filed with the Commercial Registry so that they reflect the provisions of this Agreement at all times, to the extent legally possible.

18	TERM
This Agreement shall become effective upon the Effective Date and continue to be in full force and effect unless terminated in accordance with the provisions of Clause 19.

19	TERMINATION

19.1	This Agreement shall be automatically terminated in any of the following events and the Parties shall not be liable for such termination for whatsoever reason:

(a)	when a Shareholder ceases to hold any Shares through the Transfer of Shares in accordance with the terms of this Agreement, this Agreement shall terminate in respect of such Shareholder;

(b)	when all of the Parties agree in writing to terminate this Agreement;

(c)	upon the dissolution and winding-up of the Company under the Spanish Companies Acts.

19.2
In the event of the breach of the Agreement by any of the Parties ("Party in Breach"), one or several of the other Parties shall provide written notice of such breach to the Party in Breach. If the Party in Breach does not remedy the breach within a period of thirty (30) days after the date of the notice, the other Party or Parties may terminate the Agreement with the termination effect pursuant to the terms set forth in Clause 19.3 hereunder.

19.3	Effect of termination.

(a)	Termination of this Agreement shall be without prejudice to any right or obligation of either Party accrued before termination of the Agreement.

(b)
Clauses 1 (Definitions), 19.3 (Effect of termination), 20 (Non Competition and Non-Solicitation), 21 (Confidentiality), 22 (Indemnity), 23 (Notices), 25 (General) and 26 (Governing Law and Jurisdiction) shall remain in full force after the termination of this Agreement.

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20    CONFIDENTIALITY

20.1
Definition. "Confidential Information" means any information disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party''), whether oral, written, visual, electromagnetic, electronic or in any other form, and whether contained in memoranda, summaries, notes, analyses, compilations, studies or other documents, and whether the same have been prepared by the Disclosing Party or the Receiving Party: (i) which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and is summarized in writing and similarly marked and delivered to the Receiving Party within thirty (30) Days after initial disclosure; and (ii) which includes but is not necessarily limited to (A) technical data or information, including proprietary host organisms and their strains, plasmids/vectors, DNA sequences, gene expression, fungal high throughput screening, enzymes arid their applications, research and manufacturing protocols and practices, formulae, charts, analyses, reports, patent applications, trade secrets, ideas, methods, processes, know-how, computer programs, products, equipment, raw materials, designs, data sheets, schematics, configurations, specifications, techniques, drawings, and the like, whether or not relating to experimental data, projects, products, processes, research practices and the like, (B) past, present and future business, financial and commercial data or information, prices and pricing methods, marketing and customer information, financial forecasts and projections, and other data or information relating to strategies, plans, budgets, sales and the like; and (C) any other data or information delivered by the Disclosing Party to the Receiving Party or which the Receiving Party has acquired from the Disclosing Party by way of the former's inspection or observation during visits to the research laboratory, manufacturing plan or other (type of facility of the latter Party. The Parties expressly acknowledge and agree that all information of a proprietary and/ or confidential nature furnished by the Disclosing Party to the Receiving Party in furtherance of the Disclosing Party's obligations under this Agreement shall be deemed Confidential Information.

20.2
Confidential Information Exclusions. Confidential Information will exclude information the Receiving Party can demonstrate is: (i) now or hereafter, through no unauthorized act or failure to act on Receiving Party's part, in the public domain; (ii) known to the Receiving Party from a source other than the Disclosing Party (including former employees of the Disclosing Party) without an obligation of confidentiality at the time Receiving Party receives the same from the Disclosing Party, as evidenced by contemporaneous written records; (iii) furnished to others by the Disclosing Party without restriction on disclosure; or (iv) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information, as evidenced by contemporaneous written records. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall (a) assert the confidential nature of the Confidential Information to the agency; (b) immediately notify the Disclosing Party in writing of the agency's order or request to disclose; and (c) cooperate fully with the Disclosing Party in protecting against any such disclosure and/ or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

20.3
Confidentially Obligation. For a period commencing on this date and ending on the tenth (10th) anniversary after the termination of the Agreement, the Receiving Party shall treat as confidential all of the Disclosing' Party's Confidential Information and shall not use such Confidential Information for any purpose whatsoever other than. for the purposes set forth herein, except as expressly otherwise permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use the

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same degree of care and means that it utilizes to protect its own Information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties. The Confidential Information may be disclosed only to employees or contractors of the Receiving Party with a "need to know" who arc instructed and agree not to disclose the Confidential Information and not to use the Confidential Information for any purpose, except as set forth herein; provided, however, in the case of BDI Group, the term "employees or contractors of a Receiving Party" shall include employees of each of those of BDI Group and any contract research organizations with whom BDI Group has written agreements pursuant to which such contract research organization is performing or will perform work under a project and is bound by an obligation of confidence to BDI Group that makes such contract research organization liable for any breach by Its employees of those confidentiality obligations to BDI Group. The Receiving Party shall have appropriate written agreements with any such employees or contract research organizations sufficient to comply with the provisions of this Agreement. A Receiving Party may not alter, decompile, disassemble, reverse engineer, or otherwise modify any Confidential Information received hereunder and the mingling of the Confidential Information with information of the Receiving Party shall not affect the confidential nature or ownership of the same as stated hereunder.

20.4
No Confidential Information of Other Persons. Each Party represents and warrants to the other that it has not used and shall not use in the course of its performance hereunder, and shall not disclose to the other, any confidential information of any other Person, unless it is expressly authorized in writing by such Person to do so.

21	INDEMNITY

21.1
Each Party (the "Defaulting Party") agrees to indemnify and hold harmless the other Parties from and against (and pay the full amount of) any and all direct losses, liabilities, actions, damages or injuries, claims, demands, judgments, costs, expenses, suits or proceedings including appeals, which are incurred by the other Party (the "Non-Defaulting Party"), arising out of:

(a)    any breach of a representation or warranty made in this Agreement by the Defaulting Party;
(b)    any breach of other obligations in this Agreement by the Defaulting Party; and

(c)	any fraud, willful misconduct or breach of Spanish Law by the Defaulting Party in the context of this Agreement.

21.2	The indemnity set forth under this Clause shall not limit any other right, which the Non-Defaulting Party may have under this Agreement or under Spanish Law.

22	NOTICES

22.1
Unless otherwise expressly set out in the Agreement, all notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given (i) upon personal delivery, or (ii) three Business Days after being sent by recognized express courier service that maintains records of receipt. In all cases and without prejudice of the notice requirements set out before, as a further requirement any notices shall be also sent via email at the email addresses provided in this Clause.

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It is hereby understood that notice shall be deemed as received when sent to the addresses indicated below for each of the Parties:

•	DYADIC INTERNATIONAL (USA), INC.
Attn.: Mark A. Emalfarb, CEO
Address: 140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
Tel.: 561-743-8333
E-Mail: memalfarb@dyadic.com
With copy to: Laura Nemeth, Squire Patton Boggs
Email: laura.nemeth@squirepb.com

•	INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.
Attn.: Roger Pique Pijuan
Address:
Tel:
E-Mail:

•	Biotechnology Developments for Industry, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address: avenida Francisco Vallés 8, 47151, Boecillo - Valladolid (España).
Tel.:
E-Mail:

•	VLP The Vaccines Company, S.L.
Attn.: Mr. Emilio Gutiérrez Gómez
Address: Calle Velázquez, 4-5°, 37005, Salamanca
Tel.:
E-Mail:

22.2
In order for any change to the above addresses or persons for the notice purposes to be binding upon the Parties, the relevant party must notify it accordingly with at least ten (10) days in advance following the terms included under this Clause 23.

23	ASSIGNMENT

23.1
Subject to Clause 24.2, neither Party may assign this Agreement, in whole or in part, without the other Parties' written consent except for the case where the transfer of Shares shall take place pursuant to the provisions of Clause 14.

23.2
Any Shareholder shall be entitled to assign its rights under this Agreement to any of its Affiliates, as long as such assignment is derived from a Transfer of Shares which complies with the terms and conditions of this Agreement.

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24	GENERAL

24.1	Transferability; Derogation and Binding Effect
Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, and the Shareholders, and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on Transfer set forth in this Agreement in Clause 14.
Each Shareholder hereby binds its heirs, executors, administrators, legal representatives, successors and assigns to perform and fulfil the terms of this Agreement as fully and completely as if they were personally present to do so. To the extent permitted by this Agreement, whether or not any express assignment has been made, the provisions of this Agreement are also for the benefit of, and enforceable by, any transferee of securities of the Company by a Shareholder; provided (a) that, as a condition to any such Transfer, such Shareholder's transferee shall have agreed, in a signed writing, to be bound by the terms and conditions of this Agreement, as if such transferee were an original signatory hereto, and (b) that any transferor hereunder shall not be released from any liabilities by the Company or any other Shareholder.

24.2	Waiver
No waiver by each Party of its right to enforce any provision of this Agreement shall constitute a waiver of such Party's right to enforce such provisions thereafter or to enforce any other provisions of this Agreement.

24.3	Entire Agreement
This Agreement and all of the attachments hereto contain the entire and final agreement of the Parties with respect to the subject matters of this Agreement and superseded any and all prior agreements, written or oral, with respect to the subject matter of this Agreement.

24.4	Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability, and does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

24.5	Amendment
No provisions of this Agreement shall be altered, amended or modified in any way except by an instrument in writing executed by the Parties and passed into Public Deed before a Spanish Notary.

24.6	Costs
Each Patty must bear its own costs arising out of the negotiation, preparation and execution of this Agreement. The Notary costs for passing this Agreement into Public Deed shall be borne by the Company.

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25    GOVERNING LAW AND JURISDICTION

25.1	The Agreement shall be governed by, and interpreted under, the laws of Spain, without application of rules on conflicts of laws.

25.2
The Parties hereby agree to submit all disputes, controversies or claims that may arise between them that directly or indirectly relate to this Agreement, including issues concerning the existence, validity, effectiveness, interpretation, compliance or termination hereof, to be resolved by arbitration at law of the Arbitration Court of the Madrid Chambers of Commerce in accordance with the rules regulating such body, which rules are deemed to be incorporated by reference into this Clause.

25.3
The arbitration proceedings shall be carried out before the Court of Arbitration of the Madrid Chambers of Commerce and subject to the regulations of said Court, whenever not referred to herein. The seat or legal place of the arbitration shall be Madrid.

25.4	The arbitration shall be resolved by 1 sole arbitrator selected in accordance with the rules of the Court of Arbitration of the Madrid Chambers of Commerce.

25.5	The Parties hereby undertake to voluntarily comply with the arbitral award issued, as soon as it becomes final.

25.6	The term for an award to be issued shall be 6 months as of the date of acceptance by the Arbitrator.

25.7
The arbitration language shall be Spanish, provided, however, that to the extent that any supporting or accompanying documents of the relevant claim or answer to the claim are originally drafted in English, there shall be no obligation to translate such documents into Spanish.

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IN WITNESS WHEREOF, the Parties have executed the Agreement in one counterpart to be raised into public, in the place and on the date first above written.

/s/ Antonio Cañadas Bouwen
Mr. Antonio Cañadas Bouwen on behalf of DYADIC INTERNATIONAL (USA), INC

/s/ Pablo Gutiérrez Gómez
Mr. Pablo Gutierrez Gómez on behalf of Biotechonology Developments for Industry, S.L.

/s/ Roger Piqué Pijuan
Mr. Roger Piqué Pijuan on behalf of INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.

/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez on behalf of VLP The Vaccines Company, S.L.

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SCHEDULE I
BYLAWS OF THE COMPANY

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Información Mercantil interactiva de los Registros Mercantiles de España
REGISTRO MERCANTIL DE SALAMANCA
Expedida el día: 21/02/2017 a las 12:43 horas.
ESTATUTOS
DATOS GENERALES

Denominación:	VLP THE VACCINES COMPANY SL

lnicio de Operaciones:	16/03/2012

Domicilio Social:	C/VELAZQUEZ 4 5° A SALAMANCA37005-SALAMANCA

Duración:	lndefinida

C.I.F.:	B37515111

Datos Registraies:	Hoja SA-14239 Tomo 426 Folio 219

Objeto Social:	INVESTIGACIÓN, DESARROLLO E INNOVACIÓN., ACTIVIDADES CIENTIFICAS Y TÉCNICAS.

Estructura del órgano:	Administrador únfco

Unipersonalidad:	La sociedad de esta hoja es unipersonal, siendo su socio único BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY SL, con N.I.F: B4729934

Último depósito contable:	2015

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ASIENTOS DE PRESENTACION VIGENTES
No existen asientos de presentación vigentes

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SITUACIONES ESPECIALES
No existen situaciones especiales

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ESTATUTOS
ESTATUTOS: TITULO I. DISPOSICIONES GENERALES. Artículo 1°.- Régimen. La presente sociedad VLP THE VACCINES COMPANY, S.L., se regirá por los presentes Estatutos, por el Real Decreto Legislativo 1/2010, de 2 de julio y por las demás disposiciones legales que le sean aplicables. Artículo 2°- Objeto. La compañía tiene por objeto de su actividad: Desarrollo de vacunas innovadoras, basadas en plataforma VLP. Actividades de l+D en Biotecnología. Servicios técnicos. Servicios tecnológicos. Servicios de asesoramiento tecnológico. Desarrollo de fármacos. Las actividades enumeradas podrán también ser desarrolladas por la sociedad, total o parcialmente, de modo indirecto, mediante la participación en otras sociedades. Si las disposiciones legales exigiesen para alguna de las actividades de la sociedad alguna autorización administrativa, dichas actividades deberán realizarse por medio de persona que ostente dicha titularidad profesional y, en su caso, no podrán iniciarse antes de que se hayan cumplido los requisitos administrativos exigidos. Quedan excluidas todas aquellas actividades para cuyo ejercicio la ley exija requisitos especiales que no queden cumplidos por esta sociedad. Artículo 3°.- Duración. Su duración será indefinida, y dará comienzo a sus operaciones el día 16 de Marzo de 2.012. Si la ley exigere para el inicio de alguna de las operaciones enumeradas en el artículo anterior la obtención de licencia administrativa, la inscripción en un registro público, o cualquier otro requisito, no podrá la sociedad iniciar la citada actividad específica hasta que el requisito exigido quede cumplido conforme a la ley. Artículo 4°.- Domicllio. Su domicllio social queda fijado en Salamanca, calle Velázquez, número 4, 5°A. Podrá el órgano de administración de la sociedad establecer, suprimir o trasladar cuantas sucursales, agencias o delegaciones tenga por conveniente. TITULO II. DEL CAPITAL Y PARTICIPACIONES SOCIALES. Artículo 5°.- Capital social y participaciones sociales. El capital socia queda fijado en la cifra de CIENTO CUARENTA Y SEIS MIL EUROS, totalmente desemboisados y está dividido en 1,460.000 participaciones sociales, de diez céntimos de valor nominal, cada una, numeradas correlativamente del 1 al 1,460.00, ambos inclusive, que no podrán estar representada por media de títulos, ni de anotaciones en cuenta, ni denominarse acciones. Artículo 6°.- Libro Registro. La sociedad llevará un libro de registro de socios, en el que se harán constar la titularidad originaria y las sucesivas transmisiones, voluntarias a forzosas, de las participaciones sociales, así como la constitución de derechos reales y otros gravámenes sobre las mismas; en cada anotación se indicará la identidad y domicilio del titular de la participación o del derecho o gravamen constituido sabre aquellas. Cualquier socio podrá examinar este libro cuya llevanza y custodia corresponde al órgano de administración. Los socios y las titulares de gravámenes o derechos reales sobre las participaciones saciales tienen derecho a obtener certificación de las participaciones o titularidades registradas a su nombre. Los datos personales de las socios podrán modificarse a su instancia, no surtiendo entre tanto efectos frente a la sociedad. Artículo 7°.-Transmisión de participaciones. I) Transmisión intervivos: 1) Si será libre la transmisión de participaciones entre socios, en favor del cónyuge, ascendientes o descendientes del socio o de sociedades pertenecientes al mismo grupo (art. 42, 1 C. Comercio) de la transmitente. 2) En los demás casos el socio que se proponga transmitir participaciones deberá comunicarlo por escrito al órgano de administración de la sociedad, quien lo notificará del mismo mode a los socios en el plazo de siete días. Los socios podrán optar a la compra en el plazo de las siete días siguientes a la recepción de la comunicación; si optaren varios, las participaciones se distribuirán entre ellos a prorrata de las que ya tengan. Si ningún socio ejercita el derecho de tanteo, podrá la sociedad a través de su órgano de administración presentar en el plazo de los 10 días siguientes uno o varios terceros para adquirir las participaciones ofertadas. En su defecto, en el plaza de 20 días siguientes podrá la Junta General acordar que sea la propia sociedad la que adquiera las participaciones conforme a lo establecido en el artículo 140 del Real Decreto Legislativo 1/2010. -Si transcurridos los plazos citados el socio transmitente no recibe por conducto notarial aceptación de su oferta quedará libre para transmitir sus partícipaciones en la forma notificada y en el plazo de los dos meses siguientes a la conclusión del último plazo indicado. II) Transmisíon forzosa. En caso de remate o adjudicación de participaciones sociales, como consecuencia de cualquier procedimiento de apremio, los socios y en su defecto la socidad podrán subgrogarse en lugar del rematante o del acreedor adjudicatario, mientras el remate o la Adjudicación no sea firme, en la forma prevista en el art. 10 9 del Real Decreto Legislativo 1/2010; si la subrogada es la sociedad, debará amortizar las participaciones adquiridas en la forma y plazos previstos en el art. 140 del Real Decreto Legislativo 1/2010.III) Transmisión mortis causa. En caso de transmisión mortis causa de participaciones sociales, si el heredero o legatario que las detentare no fuere el cónyuge, ascendientes o los decendientes del fallecido podrán los demás socios adquirirlas en el plazo de 15 días desde la comunicacón a la sociedad de la adquisición hereditaria, o, en defecto de los socios, de la propia sociedad, previo acuerdo de la Junta General, en el plazo de los 20 días siguientes, pagando a los titulares el valor convenido o en su defecto el valor razonable al del fallecimiento, es decir el fijado por el auditor, en la forma prevista en el art. 110 del Real Descreto Legislativo 1/2010. IV) Normas generales. 1) Si se emitieren participacíones con prestaciones assesorias, se aplicarán las reglas especiales dictadas para esta clase de participacíones. Las reglas transcritas se aplicarán, de igual

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modo aunque con las necesaria adatación y en los plazos fijados en el art. 305 del Real Decreto Legislativo 1/2010, a las transmisiones de derechos de preferencia en caso de creación de nuevas participaciones La transmisión de participaciones se formalizará conforme a la ley, su adquisición por cualquier título deberá ser comunicada prescrito a la sociedad para su Inscripción en el Libro Registro de socios. Sin cumplir este requisito no podrá el socio pretender el ejercicio de los derechos que le correspondan en las sociedad. Las transmisiones de participaciones sociales que no se ajusten a estas reglas no producirán efecto alguno frente a la sociedad. La sociedad no podrá adquirir sus propias participaciones salvo en los casos previstos en el art. 40 de la ley. Artículo 8°. Cotitularidad. En caso de cotitularidad de paricipaciones o de derechos s obre ellas, los cotitulares habrán de comunicar a la socidedad la persona designada por todos ellos para el ejercicio de los derechos, pero del cumplimiento de las obligaciones frente a la sociedad responderán solidariamente todos los cotitulares. Artículo 9°.-Usufructo y prenda. En caso de usufracto y prenda de participaciones sociales, el derecho de voto corresponderá al titular de las participaciones, TITULO III. DE LOS ORGANOS SOCIALES. Sección Primera. De la Junta General. Artículo 10°.-Órganos. La sociedad será regida por la Junta General de socios, y adminstrada y representada por el órgano de administractión designado por ésta. Artículo 11°.- Mayoría. La voluntad de los socios expresada por mayoría regirá la vida de la sociedad. Todos los socios, incluso los disidentes y los ausentes, quedan sometidos a los acuerdos de la Junta General, sin perjuicio del derecho de separación del socio cuadno legalmente proceda. Se entenderá que hay mayoría cuando vote a favor del acuerdo un número de socios que represente más de la mitad del capital social, salvo para los casos en los que la ley establece imperativamente un quórum inferior. No obstante para aumentar o redcuir el capital social, prorrogar, transformar, o suprimir el derecho de preferencia en los aumentos de capital, excluir socios, suprimir la prohibición de comptencia de los administradores, modificar en caulquier forma los Estatutos Sociales para la que no se exija mayoría cualificada, y en los demás casos en que así lo exija a la ley, será necesario que voten a favor del acuerdo un número de socios que representen al menos las dos terceras partes del capital social, sin peerjuicio de lo indicado a continuactión. Asimlsmo, los acuerdos relatívos a la modificación de la composición de los órganos de gobierno, fusión, escisión o cesión global de activos o pasivos, así como la disolución de la sociedad (salvo que dicho acuerdo sea adoptado por requisto legal), serán adoptados con, al menos, el voto favorable del 86% del capital social. Para decidir el ejercicio de la acción de responsabilidad de los administradores y adoptar el acuerdo de disolución en los casos previstos en las letras a) a g) del artículo 363.1 y en el previsto en el artículo 363.2 del Real Decreto Legislativo 1/2010, bastará una mayoría de votes válidos que representen al menos un tercio del capital social. Artículo 12°.- Convocatoria. La mayoría habrá de formarse necesariamente en Junta General convocada al efecto por el órgano de administración (o de liquidación en su case). La convocatoria de la Junta se hará por carta certificada, telegrama o telefax individual a todos las socios al domicilio par estos designado al efecto o en su defecto al que conste en el libro de registro de socios. Entre la remisión del último anuncio y la fecha prevista para la celebración de la Junta deberá existir un plazo de al menos quince días, salvo en los de fusión o escisión en que la relación jabera ser coma mínimo de un mes y en aquellos otros en que la ley exija un plazo distinto. La convocatoria expresará el nombre de la sociedad, la fecha, hora y Jugar de reunión, la persona que realiza la comunicación, así como el orden del día, expresándose con la debida claridad los asuntos sobre los que hayan de deliberar y las demás menciones que exija la ley según los temas a tratar; si omitiere el lugar de reunión se entenderá que se convoca para celebrarse en el domicilio social. A los socios que residan en el extranjero la convocatoria les será enviada al domicilio en España que obligatoriamente deberán haber hecho constar en el Libro-Registro. El órgano de admlnistración está obligado a convocar la Junta General para su celebración dentro de los seis primeros meses de cada ejercicio a fin de censurar la gestión social, aprobar en su caso las cuentas del ejercicio anterior y resolver sobre la aplicación del resultado; sí no lo hiciere. cualquier socio podrá solicitar su convocatoria al Juez de Primera lnstancia del Domicilio social. Sin embargo, la Junta quedará válidamente constituida tratar cualquier asunto, sin necesidad de para previa convocatoria, siempre que esté presente o presentado la totalidad del capital social y las concurrentes acepten por unanimidad la celebración de la reunión y el orden del día de la misma. La Junta Universal podrá reunirse en cualquier lugar del territorio nacional o del extranjero. Artículo 14°.- Derecho de asistencia. Todos las socios tienen derecho a asistir a la Junta General. El socio podrá hacerse representar por medio de otro socio, su cónyuge, ascendientes, descendientes o persona que ostente poder general en documento público para administrar todo el patrimonio del representado en territorio general. Si la representación no consta en documento público, deberá ser especial para cada Junta y en todo caso constará par escrito. Artículo 15° .- Actuarán coma Presidente y Secretario de la Junta General los del Consejo de Administración y en su defecto las designados, al comienzo de la sesión, por los socios concurrentes. Las deliberaciones las dirigirá el Presidente; cada punto del orden del día será objeto de votación por separado. Los acuerdos sociales deberán constar en acta que incluirá necesariamente la lista de asistentes y deberá ser aprobada por la propia Junta al final de la reunión, o, en su defecto, y dentro del plazo de quince días, per el Presidente de la Junta General y dos socios lnterventores, uno en representación de la mayoría y otro de la minoría. Sección Segunda. Del

35

órgano de Administración. Artículo 16°.- La sociedad será administrada y representada, según decida la Junta General, por un Administrador único, dos o más administradores solidarios o mancomunados hasta un máximo de cinco, o por un Consejo de Administración integrado par un número de miembros no inferior a tres ni superior a doce, todos los cuales podrán no ser socios, pudiendo serlo tanto las personas fisicas como las personas jurídicas. Se consigna expresamente la prohibición de que ocupen y ejerzan cargos en la sociedad personas incompatibles conforme a las disposiciones estatales y autonómicas vigentes. Artículo 17°.- Si el órgano de administración fuese un Consejo, el número exacto de sus miembros será fijado por la Junta General. El Consejo de Administración se reunirá, a instancia del Presidente o del que haga sus veces, cuando lo requiera el interés s social o lo solicite cualquiera de sus miembros; la convocatoria se hará por escrito individual (carta, telegrama o telefax) a todos los consejeros; se entenderá válidarnente constituido cuando concurran a la reunión la mitad más uno de sus componentes, pudiendo cualquier consejero conferir su representación a otro consejero; las deliberaciones se efectuarán por puntos separados y serán moderadas por el Presidente; para adoptar acuerdos, que tarnbién se votarán por separado, será preciso el voto favorable de la mayoría absoluta de los concurrentes a la sesión, salvo para la delegación permanente de facultades en una Comísión Ejecutiva o en u no o varios Consejeros Delegados y par a la designación de los administradores que hayan de ocupar tales cargos, en qua será preciso el voto favorable de las dos terceras partes de los miembros del Consejo. Si podrá no los elegir ha designado la Junta, el Consejo a su propio Presidente y Vicepresidente, a su Secretario y Vicesecretario que podrán no ser consejeros, y a uno o varios Consejeros Delegados de entre los miembros del Consejo, con los requisites legales. Las discusiones y acuerdos del Consejo se harán constar en acta que será firmada por el Presidente y el Secretario o por quienes los hubleren sustituido. Las certificaciones de las acuerdos sarán expedidas por las personas designadas en el art. 109 y siguientes del RRM. Su fonnalización en documento público podrá ser realizada par las personas señaladas en el artículo 108 del citado Reglamento y edemás por cualquier componente del Consejo, con cargo vigente e inscrito, sin necesidad de delegación expresa. Artículo 17°.- bis. Las reuniones del Consejo de Administración, si lo hubiere, se convocarán con 24 horas de antelación, pero si el convocante estimare que los asuntos a tratar son de mayor urgencia, bastará una antelación de seis horas. Artículo 18°.- Duración. Los Administradores ejercerán su cargo por tiempo indefinido, pero podrán ser separados de su cargo en cualquier momento aunque la separación no figure en el orden del día. Artículo 19°.- Representación. Al órgano de administración designado por la Junta corresponde al de forma Individual si es Administrador Único o (Administrador Solidario; b) de forman mancomunada si hay varios Administradores Mancomunados, debiendo actuar conjuntamente todos ellos; y el de forma colegiada si hay Consejo de Administración, el poder de representación de la Sociedad, en juicio y fuera de él, con el ámbito necesario establecido en el art. 234 del Real Decreto Legislativo 1/2010; queda incluso facultado en la forma más amplia para dirigir, administrar, disponer de los blenes y representar a la Sociedad, pudiendo celebrar toda suerte de actos y contratos de adrnintstración, ordinaila extraordinaria, y de disposición o de riguroso dominio sobre toda clase de bienes muebles, lnmuebles, valores, dinero, efectos de cornerclo o establecimientos mercantiles. Esta representación organlca se extenders. consecuentemente, al ámbito mercantil, comercial y bancario y alcanzará incluso a las actos para los que suele exigirse mención explicita, siendo bastante para gravar, hipotecar, transigir, endeudarse, decidir la participación en otras sociedades, recurrir en casación o amparo, prestar confesión en juicio, absolver posiciones e garantizar negocios ajenos, percibir cantidades del Tesoro Público o de cualquier otra dependencia pública, sin más limitaciones que las establecidas en la ley. Podrá el órgano de administración, aunque le fuere delegado, otorgar y revocar poderes generales o especiales con las facultades que detalle, incluida la de sustituir o subapoderar total o parcialmente conforme a la ley. En ningún caso podrán ser objeto de Delegación las facultades que la ley no autoriza a delegar. Si los Estatutos o los acuerdos de la Junta estableciesen limitaciones al ejercicio del poder de representación, las limitaciones establecidas tendrán un alcance meramente lnterno. Artículo 20°.- Retribución. El cargo de Administrador es gratuito. No obstante si alguno de los administradores prestase a la sociedad servicios por cargos para los que hubiere sido nombrado o por trabajos profesionales o de cualquier otra índole que en misma realice, la remuneración que por este concepto reciba lo será en función del trabajo que desarrolle con arreglo a la legislación mercantil o laboral ordinaria. Artículo 21°.-Prohibición de cornpetencia, Los administradores no podrán dedicarse par cuenta propia o ajena al mismo, análogo o complementario genera de actividad que constituya el objeto social, salvo autorización expresa de la Junta General. Artículo 22°.- Libro de actas. La Sociedad llevará un libro o libras de actas en los qua constaran, al menos, todos los acuerdos tomados per las órganos colegiados de sociedad, con expresión de los datos relativos a la convocatoria y a la constitución si órgano, un resumen de los asuntos debatidos, las intervenciones·de las que se haya solicitado constancia; los·aeuerdos adoptados y los resultados de· las votaciones. Cualquier socio y las personas que hubleren asistido a la Junta General en representación de las socios no asistentes, podrán obtener en cualquier memento certificación de

36

los acuerdos y de las actas de las juntas generales. Artículo 23°.- Ejercicio económico. El ejercicio económico de la sociedad finalizará el 31 de Diciembre de cada año. Artículo 24°.- Cuentas anuales. En el plazo máxirno de tres meses contados a partir del cierre de cada ejercicio social, el órgano de administración deberá formular el balance con la cuenta de pérdidas y ganancias, la memoria y la propuesta de aplicación del resultado. A partir de la convocatoria de la Junta a celebrar antes del BO de Junio de cada año y a cuya aprobación deben ser sometidos, cualquier socio podrá obtener gratuitamente de la sociedad estos documentos y el informe de las auditores en su caso; en la convocatoria de la Junta se reccrdará este derecho. También podrán los socios que representen al menos el 5% del capital social examinar la Contabilidad en el domicilio social en unión de experto contable. Artículo 25°.- Aplicación de resultados. La Junta resolverá sobre la aplicación del resultado, con estricta observancia de las disposiciones legales sobre reservas, previsiones o amortizaciones. Los beneficios liquidos se distribuirán entre los socios en proporción a su participación en el capital social. TITULO IV. DISOLUCION Y LIQUIDACION. Artículo 26°. Disolución. La Sociedad se disolverá por cualquiera de las causas enumeradas en la ley, y una vez acordada, se abre el periodo de liquidación, que realizará el órgano de administración si la Junta general no designa otros liquidadores. Artículo 27°.- lnventario y Balance inicial. Los liquidadores formularán un inventario y un balance de la sociedad con referencia al día en que se hubiere acordado la disolución, en el plazo de tres meses a contar desde la apertura del período de liquidación. Artículo 28°.- Balance final. Concluidas las operaciones liquidatorias, las liquidadores omitirán a la aprobación·de la Junta General balance final, un informe sobre dichas operaciones y un proyecto de reparto entre los socios de activo resultante. La cuota liquidatoria será proporciona la participación de cada socio en el capital social, no podrá ser satisfecha sin el previo page a las acreedores del importe de sus créditos o si consignarlo en una entidad de crédito del territorio municipal del domicilio social. Artículo 29°.- A la escritura pública de extinción de la sociedad se incorporará el balance final de liquidación y la relación de los socios en la que conste su identidad, y el valor de la cuota de liquidación que les hubiere correspondido a cada uno.

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SCHEDULE II
Shareholders of the Company

Dyadic International (USA), Inc.	3,30%	74,123	[1,778,955 - 1,853,077]

INVEREADY INNVIERTE BIOTECH II, S.C.R., S.A.	17,50%	393,077	[1,853078 - 2,246,154]

Biotechnology Developments for Industry, S. L.	79,20%	1,778,954	[1 -1,778,954]

TOTAL	100%	2,246,154	[1 - 2,246,154]

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SCHEDULE III
ADHERENCE AGREEMENT
THIS AGREEMENT is made on [●].
BETWEEN:

(1)	[●], a corporation organized and existing under the laws of [●], having its principal place of business at [●] (the New Shareholder);

(2)	[●], a corporation organized and existing under the laws of [●], having its principal place of business at[●]; (the Original Shareholder) and

(3)	[●], a corporation organised and existing under the laws of [●], having its principle place of business at [●] ([●])

(4)	[●], a corporation organised and existing under the laws of [●], having its principle place of business at [●]([●])

(5)	[●], a corporation organised and existing under the laws of [●], having its principle place of business at [●], ([●])
[●], [●] and [●] shall be jointly referred as the (the Continuing Shareholders).
WHEREAS:

(A)
The Original Shareholder and the Continuing Shareholders are parties to the Shareholders Agreement in relation to VLP The Vaccines Company, S.L. dated _________________ 2017 (the "Shareholders Agreement").

(B)
The Original Shareholder proposes to sell and transfer and the New Shareholder proposes to purchase [●] shares of [●] par value each in the share capital of VLP The Vaccines Company, S.L. (the "Company") from the Original Shareholder.

(C)	This Agreement is made in compliance with Clause ____ of the Shareholders Agreement.
IT IS AGREED as follows:

•	The New Shareholder confirms that it has been supplied with a copy of the Shareholders Agreement.

•
The New Shareholder undertakes to the Continuing Shareholders to be bound by the Shareholders Agreement and any other agreement where the original Shareholder is a party thereto in all respects as if the New Shareholder were a party to the Shareholders Agreement and any other agreement and named in it as a Shareholder or party and to observe and perform all the provisions and obligations of the Shareholders Agreement and any other agreement applicable to or binding on a Shareholder under the Shareholders Agreement or any other agreement insofar as it falls to be observed or performed on or after the date of this Agreement.

•
The Continuing Shareholders undertakes to the New Shareholder to observe and perform all provisions and obligations of the Shareholders Agreement applicable to or binding on a Shareholder under the Shareholders Agreement and acknowledge that the New Shareholder shall be entitled to the rights and benefits of the Shareholders Agreement as if the New Shareholder were named in the Shareholders Agreement in place of the Original Shareholder with effect from the date of this Agreement.

39

•
This Agreement is made for the benefit of: (a) the parties to the Shareholders Agreement, and (b) every other person who after the date of the Shareholders Agreement (and whether before or after the execution of this Agreement) assumes any rights or obligations under the Shareholders Agreement or adheres to it.

•	The address, facsimile number and contact person of the New Shareholder for the purposes of clause 23 of the Shareholders Agreement is as follows:
[Name]
[Address]
Fax:           [●]
marked for the attention of :  [●]
This Agreement is governed by and shall be construed in accordance with Spanish law.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by (their duly authorized representatives, as of the day and year first above mentioned.

By:
Name:
Title:
Date:

40

EXHIBIT B
Service Framework Agreement

Efiled as Exhibit 10.15 to Dyadic International, Inc’s Form 10

41

EXHIBIT C

Research Services Agreement

Efiled as Exhibit 10.14 to Dyadic International, Inc’s Form 10

42

EXHIBIT D1
Minutes of the General Shareholders Meeting of the Company

1

ACTA DE LA JUNTA GENERAL EXTRAORDINARIA Y UNIVERSAL DA LA SOCIEDAD BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.

En Madrid, a las 9:00 a.m., el día 30 de junio de 2017, reunidos en la calle Velazquez 12, Planta Baja, 28001, Madrid, presentes o debidamente representados, todos los socios de la sociedad BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L., con C.I.F. número B47729934 (la "Sociedad"), que representan la totalidad de su capital social, acuerdan por unanimidad la celebración de la Junta General Extraordinaria y Universal de socios de la Sociedad, al amparo de lo previsto en el artículo 178 de la Ley de Sociedades de Capital.

Antes de la aprobación de los acuerdos incluidos en el orden del día, se procede a la elaboración de la lista de asistentes, resultando estar presentes:

•	La sociedad Creux Análisis Estratéglcos, S.L., representada en este acto por D. Emilio Gutiérrez Gómez, titular de 11.721.379 participaciones representativas del 23,45% del capital social.

/s/ Emilio Gutiérrez Gómez
D. Emilio Gutiérrez Gómez

•	D. Emilio Gutiérrez Gómez, titular de 5.024.443 participaciones represenrativas del 10,05% del capital social.

/s/ Emilio Gutiérrez Gómez
D. Emilio Gutiérrez Gómez

D. Emilio Gutiérrez Gómez asiste a su vez en calidad de Consejero del Consejo de Administración de la Socicdad.

•
D. Carlos Blázquez Escudero, representado en este acto por D. Pablo Gutiérrez Gómez, titular de 4.212.731 participaciones representativas del 8,43% del capital social. D. Pablo Gutiérrez Gómez representa a D. Carlos Blázquez Escudero en virtud de poder especial (proxy) otorgado a su favor.

/s/ Pablo Gutiérrez Gómez
D. Pablo Gutiérrez Gómez

•	D. Ricardo Arjona Antolin, titular de 4.910.077 participaciones representativas del 9,82% del capital social.

/s/ Ricardo Arjona Antolín
D. Ricardo Arjona Antolin

D. Ricardo Arjona Antolfn asistc a su vez en calidad de Consejero del Conscjo de Administración de la Sociedad.

•	Dña. Ana Gómez Rodríguez, titular de 4.495.819 participaciones rcpresentativas del 8,995% del capital social.

/s/ Ana Gómez Rodríguez
Dña. Ana Gómez Rodríguez

2

Dña. Ana Gómez Rodríguez asiste a su vez en calidad de Secretario y Consejero del Consejo de Adrninistracion de la Sociedad.

•
D. Luis Hilario Guerra Trueba, representado en este acto por D. Emi1io Gutiérrez Gómez, titular de 2.781.290 participaciones representativas del 5,565% del capital social. D. Emilio Gutiérrez Gómez representa a D. Luis Hilario Trueba en virtud de poder especial (proxy) otorgado en su favor.

/s/ Emilio Gutiérrez Gómez
D. Emilio Gutiérrez Gómez

•
La sociedad Floema Biotec, S.L., representada en este acto por D. Antonio de Leyva Tejada, titular de 10.654.955 participaciones representativas del 21,32% del capital social. D. Anlonio de Leyva Tejada representa a la sociedad Floema Biolec, S.I.. en virtud del poder especial (proxy) otorgado a su favor.

/s/ Antonio De Leyva Tejadaon
D. Antonio de Leyva Tejada

•	D. Jorge Hernández Esteban, titular de 3.757.607 participaciones representativas del 7,52 % del capital social.

/s/ Jorge Hernández Esteban
D. Jorge Hernandez Esteban

•
D. Yahia El-Amrani Bentahar, representado en este acto par D. Emilio Gutiérrez Gómez, titular de 2.426.699 participaciones representativas del 4,85% del capital social. D. Emilio Gutiérrez Gómez representa a D. Yahia El Arnrani Bentahar en virtud de poder especial (proxy) olorgado en su favor.

/s/ Emilio Gutiérrez Gómez
D. Emilio Gutiérrez Gómez

•	D. Pablo Gutiérrez Gómez, asiste en su calidad de Presidente y Consejero del Consejo de Administración de la Sociedad.

/s/ Pablo Gutiérrez Gómez
D. Pablo Gutiérrez Gómez

Asimismo, asisten las siguientes entidades, debidamente representadas, a los efectos del Acuerdo Segundo a aprobar en la presente Junta:

•	La sociedad Dyadic International (USA), Inc., representada en este acto por D. Antonio Cafiadas Bouwen, en su condición de apoderado especial de la misma,

/s/ Antonio Cañadas Bouwen
D. Antonio Cańadas Bouwen

3

•	La sociedad Inveready Innvierte Biotech II, S.C.R., S.A., representada en este acto por D. Roger Piqué Pijuan, en su condición de apoderado general de la misma.

/s/ Roger Piqué Pijuan
D. Roger Piqué Pijuan

Estando presentes, por tanto, todos los socios que representan la totalidad del capital social, se decide, por unanimidad, la celebración de la Junta General Extraordinaria y Universal, para tratar y deliberar, previa aceptación tambien por unanimidad, el siguiente

ORDEN DEL DÍA

PRIMERO- ACLARACIÓN DE LA ASIGNACIÓN DE LAS PARTICIPACIONES A LOS SOCIOS DE LA SOCIEDAD EN LAS AMPLIACIONES DE CAPITAL ELEVADAS A PÚBLICO EN VIRTUD DE LA ESCRITURA PUBLICA OTORGADA ANTE EL NOTARIO DE VALLADOUD D. JAVIER GÓMEZ MARTÍNEZ, EL DIA 31 DE ENERO DE 2017, BAJO EL NUMERO 399 DE SU PROTOCOLO.

SEGUNDO- AUMENTO DEL CAPITAL SOCIAL DE LA SOCIEDAD Y CORRESPONDIENTE MODIFICACIÓN ESTATUTARIA.

TERCERO- DELEGACIÓN DE FACULTADES.

CUARTO- REDACCIÓN, LECTURA Y APROBACIÓN DEL ACTA DE LA JUNTA.

Por acuerdo unánime de los socios de la Sociedad, se designa como Presidente de la Junta a D. Pablo Gutiérrez Gómez, y como Secretario de la misma a Dńa, Ana Gómez Rodríguez.

La Junta dispensa al consejero auscnte, D. José Pellicer Espańa, de su deber de asistencia a la reunión de la Junta General de Socios establecido en el articulo 180 de la Ley de Sociedades de Capital.

El Presidente declara Ia Junta válidamente constituida para deliberar y adoptar acuerdos, por concurrir a ella, personalmente o debidamente representados, todos los socios de la Socicdad que rcpresentan el 100% del capital social, tras lo cual se pasa, sin más dilación, a la deliberación de los puntos integrantes del Orden del Dia, adoptándosc los siguientes acuerdos por unanimidad:

ACUERDOS

PRIMERO.- ACLARACIÓN DE LA ASIGNACIÓN DE LAS PARTICIPACIONES A LOS SOCIOS DE LA SOCIEDAD EN LAS AMPLIACIONES DE CAPITAL ELEVADAS A PÚBLICO EN VIRTUD DE LA ESCRITURA PUBLICA OTORGADA ANTE EI. NOTARIO DEV ALLADOLID, D. JAVIER GÓMEZ MARTÍNEZ, EL DÍA 31 DE ENERO DE 2017, BAJO EL NÚMERO 399 DE SU PROTOCOLO.

La Junta acuerda por unanimidad aclarar y dejar constancia de la asignación de las participaciones sociales creadas en virtudd de las ampliaciones de capital social de la Sociedad formalizadas en Escritura Pública otorgada ante el Notario de Valladolid D. Javier Gómez Martínez, el día 31 de encro de 2017, bajo el núrmcro 399 de su protocolo (Ia "Escritura"), hacienda constar que la asignación de las participaciones sociales creadas en las referidas ampliaciones de capital fue la indicada a continuación:

•	A la sociedad Creux Análisis Estratégtcos, S.L., se le asignaron 1.943.515 participaciones sociales, numeradas del 41.985.001 al 43.033.003 y del 46.485.001 al 47.380.512, todas inclusive.

4

•	A D. Ricardo Arjona Antolín, se le asignaron 853.380 participaciones sociales, numeradas del 43.033.004 al 43.467.804 y del 47.380.513 al 47.799.091, todas inclusive.

•	A D. Carlos Blázquez Escudero, se le asignaron 741.771 participaciones sociales, numeradas del 43.467.805 al 43.839.825 y del 47.799.092 al 48.168.841, todas inclusive.

•	A Dńa. Ana Gómez Rodríguez, se le asignaron 787.079 participaciones sociales, nwneradas del 43.839.826 al 44.237.332 y del 48.168.842 al 48.558.413, todas inclusive.

•	A D. Emilio Gutiérrez Gómez, se le asignaron 871.684 participaciones sociales, numeradas del 44.237.333 al 44.682.429 y del 48.558.414 al 48.985.000, todas inclusive.

•	A D. Luis Hilario Guerra Trueba, se le asignaron 2.203.896 participaciones sociales, numeradas del 44.682.430 al 45.886.325 y del 48.985.001 al 49.985.000, todas inclusive.

•	A D. Jorge Hernandez Esteban, se le asignaron 363.757 participaciones sodales, numeradas del 45.886.326 al 46.250.082, ambas inclusive.

•	A D. Yahia ElAmrani Bentahar, se le asignaron 234.918 participaciones sociales, numeradas del 46.250.083 al 46.485.000, ambas inclusive.

Adicionalmente, la Junta acuerda por unanimidad dejar constancia de que en la Escritura, por un error tipográfico, se dejó constancia de que el desembolso realizado por el socio D. Luis Hilario Guerra Trueba en la prirnera ampliación de capital ascendió a 12.042,00 Euros, cuando en realidad ascendio a 12.038,96 Euros conforme se indica en el certificado bancario adjunto a la citada Escritura.

Las anteriores aclaraciones en ningún caso modifican las cifras conespondientes a las ampliaciones de capital suscritas en virtud de la Escritura, ni el número de participaciones suscritas por cada uno de los socios en las citadas ampliaciones.

SEGUNDO- AUMENTO DEL CAPITAL SOCIAL DE LA SOOEDAD Y CORRESPONDIENTE MODIFICACIÓN ESTATUTARIA.

La Junta acuerda por unanimidad aumentar el capital social en la cifra de CIENTO SESENTA Y CUATRO MIL CUATROCIENTOS DOS EUROS CON CUARENTA Y NUEVE CÉNTIMOS (164.402,49 €), es decir, hasta la nueva cifra de SEISCIENTOS SESENTA Y CUATRO MIL DOSCIENTOS CINCUENTA Y DOS EUROS CON CUARENTA Y NUEVE CÉNTIMOS (664.252,49 €), mediante la creación de DIECISÉIS
MILLONES CUATROCIBNTAS CUARENTA MIL DOSCIENTAS CUARENTA Y NUEVE (16.440.249) nuevas participaciones de UN CÉNTIMO (0,01 €) de valor nominal cada una de ellas, numeradas del 49.985.001 al 66.425.249, ambas inclusive. Las nuevas participaciones se crean con una prima de asuncion total de UN MILLÓN DOSCIENTOS SESENTA Y NUEVE MIL QUINIENTOS NOVENTA Y SIETE EUROS CON CINCUENTA Y UN CÉNTIMOS (1.269.597,51 €), es decir, de aproximadamente 0,077 € por parti.cipación.

Las nuevas participaciones tendrán los mismos derechos politicos y económicos que las restantes participaciones de la Sociedad actualmente en circulación.

Adicionalmente, en este mismo acto, todos los socios de la Sociedad, es decir Creux Análisis Estrategicos, S.L., D. Emilio Gutiérrez Gómez, D. Carlos Blázquez Escudero, D. Ricardo Arjona Antolin, Dńa. Ana Gómez Rodríguez, D. Luis Hilario Guerra Trueba, Floema Biotec, S.L., D. Jorge Hernandez Esteban y D. Yahia El-Amrani Bcntahar, presentes en la Junta o a través de sus representantes, renuncian totalmente a su derecho de asunción preferente sabre las nuevas participaciones creadas con motivo del presenle aumento de capital de la Sociedad. Asirrusmo, la Junta acucrda por unanimidad que las entidades Dyadic International (USA), Inc. e Invercady Innvierte Biotech II, S.C.R., S.A., presentes en la Junta y debidamente representadas a través de sus representantes legales, suscriban las nuevas participaciones sociales creadas, quienes lo aceptan expresamente y

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asumen las nuevas participaciones, en la forma y en los términos y condicioncs establecidos en el presence acuerdo a probado por unanimidad por la Junta.

A los efectos del articulo 198.4.1° del Reglamento del Registro Mercantil, se hace constar que la asunción de las nuevas participaciones, mediante su desembolso integro por su valor nominal total asi coma la prima correspondiente, deberá llevarse a cabo mediante aportación dineraria como sigue:

(a)
La sociedad Dyadic International (USA), Inc., con número de idenlificación (EIN) 65-0645993, de nacionalidad estadounidense, con dorrricilio social en calle 140 Iritracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-USA, representada en este acto por D. Antonio Cańadas Bouwen en su calidad de apoderado especial de la misma, presente en la Junta, asume 10.707.750 nuevas participaciones sociales, numeros 49.985.001 al 60.692.750, ambos inclusive, cuyo desembolso total realizara mediante aportación dineraria, a traves del ingreso de su valor nominal total, es decir, CIENTO SIETE MIL SETENTA Y SIETE EUROS CON CINCUENTA CÉNTIMOS (107.077,50 €), así como la prima total correspondiente, es decir, OCHOCIENTOS VEINTISEIS MIL NOVECIENTOS VEINTIDÓS EUROS CON CINCUENTA CÉNTIMOS (826.922,50€) (haciendo un total de 934.000 €), en la cuenta n° ES43-0049-0133-1120-1069-4591 que la Sociedad mantiene abierta en el Banco Santander, S.A.

Una vez realizado el desembolso, se hará constar la titularidad de las nuevas participaciones socialcs a favor de Dyadic International (USA), Inc.en el Libra Registro de Socios de la Sociedad.

(b)
La sociedad Inveready lnnvierte Biotech II, S.C.R., S.A., con N.I.F. número A-65888232, de nacionalidad española, con domicilio social en calle Cavallers, 50,08034 Barcelona, representada en este acto por D. Roger Piqué Pijuan en su calidad de apoderado de la misma, presente en la Junta, asume 5.732.499 nuevas participaciones socialcs, números 60.692.751 al 66.425.249, ambos inclusive, cuyo desembolso total realizará mediante aportación dincraria, a través del ingreso de su valor nominal total, es decir, CINCUENTA Y SIETE MIL TRESCIENTOS VEINTICUATRO EUROS CON NOVENTA Y NUEVE CÉNTIMOS (57.324,99 €), así como la prima total correspondiente, es decir, CUATROCIENTOS CUARENTA Y DOS MIL SEISCIENTOS SETENTA Y CINCO EUROS CON UN CÉNTIMO (442.675,01 €) (haciendo un total de 500.000 €), en la cuenta n° ES48-0128-0209-1801..0001-2303 que la Sociedad mantiene abierta en Bankinter, S.A.

Una vez realizado el desembolso, se hará constar la titularidad de las nuevas participaciones sociales a favor de Inveready Innvierte Biotech II, S.C.R., S.A., en el Libro Registro de Socios de la Sociedad.

La Junta acuerda por unanimidad la asunción de las anteriores participaciones por las entidades Dyadic International (USA), Inc. e Inveready Innvierte Biotech II, S.C.R.,. S.A. y en la forma anteriormente mendonada. Asimismo, la Junta acuerda por unanimidad que el aurnento de capital acordado deberá ser desembolsado en metalico por las entidades Dyadic International (USA), Inc. e Inveready Innvierte Biotech II, S.C.R., S.A., mediante ingreso del 100% del valor nominal de las nuevas participaciones que cada uno de ellos ha suscrito y de su correspondiente prime, es decir, por el importe total de UN MILLÓN CUATROCIFNI'OS TREINTA Y CUATRO MIL EUROS (1.434.000 €), en las cuentas bancarias antes resenadas, y antes del final del día de hoy (i.e. 30 de junio de 2017), lo que deberá acreditarse con los correspondientes certificados bancarios.

No obstante lo anterior, la Junta acuerda por unanimidad que si por cualquier motive no se desembolsase por las dos entidades arriba referidas el valor nominal y la prima de asunción correspondiente a la totalidad de las nuevas participaciones sociales creadas, la ampliación de capital del presente acuerdo quedara sin efecto, lo cual es expresamente aceptado por las entidades Dyadic International (USA), Inc. e Inveready Innvierte Biotech
II, S.C.R., S.A.

Como consecuencia de lo anterior, y condicionado al efectivo desembolso del valor nominal total de las participaciones y de su correspondiente prima objeto del presente aumento de capital, Ia Junta acuerda por unanimidad modificar el Artículo 5° de los Estatutos Sociales de la Sociedad, el cual quedará con la siguiente nueva redacción:

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"ARTÍCULO 5.- El capital social es de SEISCIENTOS SESENTA Y CUATRO MIL DOSCIENTOS CINCUENTA Y DOS EUROS CON CUARENTA Y NUEVE CÉNTIMOS (664.252,49 €) y está dividido en 66.425.249 PARTICIPACIONES SOCIALES, números UNO (1) al SESENTA Y SEIS MILLONES CUATROCIENTOS VEINTICINCO MIL, DOSCIENTAS CUARENTA Y NUEVE (66.425.249), ambos inclusive, de UN CÉNTIMO (0,01 €) de valor nominal cada una de ellas, indivisibles y acumulables, que no tendrán el carácter de valores, ni estartán representadas por medio de tiiulos o de anotaciones en cuenta, ni se denominarám acciones."

TERCERO.- DELEGACIÓN DE FACULTADES.

La Junta decide facultar a los Consejeros de la Sociedad para que, cualquicra de ellos, pueda, en su caso, clevar a público las decisioncs adopladas, facultándoles especialmente en todo lo necesario y convenienle para su ejecución, desarrollo y curnplimiento, para firmar cuantos documentos pubhcos o privados, incluidos los de indole fiscal, sean precisos o convenientes parn su mejor ejccución hasta llegar a su inscripción en el Registro Mercantil, pudiendo otorgar incluso escriluras de ratificación, subsanación y/o aclaración a la vista de las sugerencias verbales y/o la calificacion escrita del Rcgistrador Mercantil.

CUARTO.- REDACCIÓN, LECTURA Y APROBACIÓN DEL ACTA DE LA JUNTA.

No hacienda uso de la palabra en el turno de ruegos y preguntas ninguno de las asistentes y no formalizándose ulteriores cucstiones, el Secrctario procedió a la redacción y lectura de la prcscnte Acta quc. fue aprobada uriarumernente par los asistentes y firrnada a continuaci6n por el Presidente y el Secrelario de la Junta.

EL PRESIDENTE DE LA JUNTA	EL SECRETARIO DE LA JUNTA

/s/ Pablo Gutiérrez Gómez	/s/ Ana Gómez Rodríguez
D. Pablo Guitérrez Gómez	Dńa Ana Gómez Rodríquez

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MINUTES OF THE GENERAL SHAREHOLDER'S MEETING OF THE COMPANY BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L.

In Madrid, at 9:00 a.m., on 30 June 2017, at Velazquez 12, Planta Baja, 28001, Madrid, being present or duly represented all the shareholders of the company BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L. (the "Company''), with C.I.F. number B47729934, as recorded in the list of attendees set out in the minutes, representing 100% of the Company's share capital, they have agreed on an unanimous vote to hold an Extraordinary and Universal General Shareholders Meeting in accordance with Section 178 of the Spanish Companies Act.

Before discussing the points included in the Agenda, the list of attendees of the meeting, which is as follows, is drawn up:

•	The company Creux Análisis Estratégicos, S.L., duly represented by Mr. Emilio Gutiérrez Gómez, holder of 11,721,379 shares, which represents 23.45% of the share capital.

/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez

•	Mr. Emilio Gutiérrez Gómez, holder of 5,024,443 shares, which represents 10.05% of the share capital.

/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez

Mr. Emilio Gutierrez Gómez also attends to this meeting as Director of the Board of Directors of the Company.

•
Mr. Carlos Blázquez Escudero, duly represented by Mr. Pablo Gutierrez Gómez, holder of 4,212,731 shares, which represents 8.43% of the share capital. Mr. Pablo Gutierrez Gómez acts in the name and on behalf of Mr. Carlos Blázquez Escudero by virtue of a special power of attorney (proxy) granted in his favor.

/s/ Carlos Blázquez Escudero
Mr. Carlos Blázquez Escudero

•	Mr. Ricardo Arjona Antolín, holder of 41910,077 shares, which represents 9.82% of the share capital.

/s/ Ricardo Arjona Antolín
Mr. Ricardo Arjona Antolín

Mr. Ricardo Arjona Antolin also attends to this meeting as Director of the Board of Directors of lhe Company.

•	Ms. Ana Gómez Rodríguez, holder of 4,495,819 shares, which represents 8.995% of the share capital.

/s/ Ana Gómez Rodríguez
Ms. Ana Gómez Rodríguez

Ms. Ana Gómez Rodríguez also attends to this meeting as Secretary and Director of the Board of Directors of the Company.

•
Mr. Luis Hilario Guerra Trueba, duly represented by Mr. Emilio Gutierrez Gómez, holder of 2,781,290 shares, which represents 5.565% of the share capital. Mr. Emilio Gutiérrez Gómez acts in the name and on behalf of Mr. Luis Hilario Guerra Trueba on virtue of a special power of attorney (proxy) granted on his favor.

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/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez

•
The company Floema Biotec, S.L., duly represented by Mr. Antonio de Leyva Tejada, holder of 10,654,955 shares, which represents 21.32% of the share capital. Mr. Antonio de Leyva Tejada acts in the name and on behalf of the entity Floema Biotec, S.L. by virtue of a special power of attorney (proxy) granted on his favor.

/s/ Antonio De Leyva Tejadaon
Mr. Antonio de Leyva Tejada

•	Mr. Jorge Hernandez Esteban, holder of 3,757,607 shares, which represents 7.52% of the share capital.

/s/ Jorge Hernández Esteban
Mr. Jorge Hernandez Esteban

•
Mr. Yahia El-Amrani Bentahar, duly represented by Mr. Emilio Gutiérrez Gómez, holder of 2,426,699 shares, which represents 4.85% of the share capital. Mr. Emilio Gutiérrez Gómez acts in the name and on behalf of Mr. Yahia El-Amrani Benlahar on virtue of a special power of attorney (proxy) granted on his favor

/s/ Emilio Gutiérrez Gómez
Mr. Emilio Gutiérrez Gómez

•	Mr. Pablo Gutiérrez Gómez, attends in his condition of Chairman and Director of the Board of Directors of the Company.

/s/ Pablo Gutiérrez Gómez
Mr. Pablo Gutiérrez Gómez

Furthermore, the following entities attend to this meeting, duly represented, for the purpose of the Second Resolution to be approved at the meeting.

•	The company Dyadic International (USA), Inc., duly represented by Mr. Antonio Cańadas Bouwen, in his condition of special attorney.

/s/ Antonio Cañadas Bouwen
Mr. Antonio Cañadas Bouwen

•	The company Inveready Innvierte Biotech II, S.C.R., S.A., duly represented by Mr. Roger Piqué Pijuan, in his condition of general attorney.

/s/ Roger Piqué Pijuan
Mr. Roger Piqué Pijuan

Thus, being present all the shareholders of the Company, representing 100% of the Company's share capital, the attendees approve unanimously to hold the Extraordinary and Universal General Shareholders Meeting to discuss and deliberate the following Agenda:

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AGENDA

FIRST- CLARIFICATION OF THE ALLOCATION TO THE SHAREHOLDERS OF THE SHARES CREATED BY THE INCREASES OF CAPITAL FORMALIZAED BY VIRTUE OF THE PUBLIC DEED GRANTED BEFORE THE PUBLIC NOTARY OF VALLADOLID, MR. JAVIER GÓMEZ MARTÍNEZ, ON 31 JANUARY 2017, UNDER NUMBER 399 OF HIS PUBLIC RECORDS.

SECOND- SHARE CAPITAL INCREASE OF THE COMPANY AND AMENDMENT OF THE COMPANY'S BY-LAWS.

THIRD- DELEGATION OF FACULTIES.

FOURTH- DRAFTING, READING AND APPROVAL OF THE MINUTES OF THE GENERAL SHAREHOLDERS MEETING.

The shareholders unanimously appointed Mr. Pablo Gutierrez Gómez and Ms. Ana Gómez Rodríguez as Chairman and Secretary to the General Meeting, respectively.

The General Shareholder's Meeting exempts the non-present member of the Board of Directors, Mr. José Pellicer España, from his duty to attend the General Meeting in accordance with Article 180 of the Spanish Comparucs Act.

The session is declared open by the Chairman, who declares the meeting with sufficient quorum to adopt valid resolutions, being present or duly represented all the shareholders of the Company representing 100% of the Company's share capital, and proceed to discuss the resolutions proposed in the Agenda, which were then unanimously approved by the attending shareholders as follows:

RESOLUTIONS

FIRST.- CLARIFICATION OF THE ALLOCATION TO THE SHAREHOLDERS OF THE SHARES CREATED BY THE INCREASES OF CAPITAL FORMALIZAED BY VIRTUE OF THE PUBLIC DEED GRANTED BEFORE THE PUBLIC NOTARY OF VALLADOLID, MR. JAVIER GÓMEZ MARTÌNEZ, ON 31 JANUARY 2017, UNDER NUMBER 399 OF HIS PUBLIC RECORDS.

The General Shareholders Meeting unanimously approves to clarify and put on record that the allocation of the new shares created by virtue of the Company's share capital increases formalized by virtue of the Public Deed granted before the Public Notary of Valladolid, Mr. Javier Gómez Martìnez, on 31 January 2017, under number 399 of his records (the "Public Deed") was the following:

•	The company Creux Análisis Estratégtcos, S.L. subscribed 1,943,515 shares, .numbered from 41,985,001 to 43,033,003 and from 46,485,001 to 47,380,512, all of them inclusive.

•	Mr. Ricardo Arjona Antolin subscribed 853,380 shares, numbered from 43,033,004 to 43,467,804 and from 47,380,513 to 47,799,091, all of them inclusive.

•	Mr. Carlos Blázquez Escudero subscribed 741,771 shares, numbered from 43,467,805 to 43,839,825 and from 47,799,092 to 48,168,841, all of them inclusive.

•	Ms. Ana Gómez Rodríguez subscribed 787,079 shares, numbered from 43,839,826 to 44,237,332 and from 48,168,842 to 48,558,413, all of them inclusive.

•	Mr. Emilio Gutiérrez Gómez subscribed 871,684 shares, numbered from 44,237,333 to 44,682,429 and from 48,558,414 to 48,985,000, all of them inclusive.

•	Mr. Luis Hilario Guerra Trueba subscribed 2,203,896 shares, numbered from 44,682,430 to 45,886,325 and from 48,985,001 to 49,985,000, all of them inclusive.

•	Mr. Jorge Hernández Esteban subscribed 363,757 shares, numbered from 45,886,326 to 46,250,082, both inclusive.

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•	Mr. Yahia El-Amrani Bentahar subscribed 234.918 shares, numbered from 46,250,083 to 46,485,000, both inclusive.

Additionally, the General Shareholders Meeting unanimously approves to state that in the Public Deed, because of a typographical error, it was stated that the disbursement executed by the shareholder Mr. Luis Hilario Guerra Trueba in the first share capital increase amounted to a total amount of € 12,042.00 instead of the correct amount of € 12,038.96 as it is indicated in the banking certificate attached to the referred Public Deed.

The foregoing clarifications, in any case neither amend the figures related to the subscribed share capital increases by virtue of the Public Deed, nor the number of the shares subscribed by each of the shareholders in such. share capital increases.

SECOND.- SHARE CAPITAL INCREASE OF THE COMPANY AND AMENDMENT OF THE COMPANY'S BY-LAWS.

The General Shareholders Meeting unanimously approves to increase the share capital of the Company in the amount of € 164,402.49, that is, to the amount of € 664,252.49 by creating 16,440,249 new shares, each with a par value of € 0,01, numbered consecutively from 49,985,001 to 66,425,249, both inclusive. The new shares are created with a total share premium amounting to € 1,269,597.51 that is, € 0,077 per share.

The new shares will have the same economic and political rights that the existing shares of the Company.

Additionally, in this act, all the shareholders of the Company, that is, Creux Análisis Estratégiccs, S.L., Mr. Emilio Gutiérrez Gómez, Mr. Carlos Blázquez Escudero, Mr. Ricardo Arjona Antolín, Ms. Ana Gómez Rodríguez, Mr. Luis Hilario Guerra Trueba, Floema Biotec, S.L., Mr. Jorge Hernández Esteban and Mr. Yahia Bl-Amrani Bentahar, all of them present at this Meeting or duly represented by their legal representatives, totally resign to their pre-emptive right over the new shares created by virtue of the capital increase of the Company. Furthermore, the General Meeting unanimously approves that the entities Dyadic International (USA), Inc. and lnveready Innvierte Biotcch II, S.C.R., S.A., present at this Meeting and duly represented by their legal representatives, subscribe the new shares created, and they expressly accept and subscribe the new shares in the manner and under the terms and conditions established in this resolution unanimously approved by the General Shareholders Meeting.

Pursuant to the Article 198.4.1° of the Commercial Registry Regulations, it is established that the subscription of the new shares through their total disbursement of their par value and the corresponding share premium shall be carried out by cash contribution as follows:

a)
The entity Dyadic Intenational (USA), Inc., with company identification number (EIN) 65-0645993, of American nationality, with its registered office at calle 140 Intrecoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-USA, duly represented by Mr. Antonio Cañadas Bouwen in his capacity of special attorney, present at this Meeting, subscribes 10,707,750 new shares, numbered from 49,985,001 to 60,692,750, both inclusive, and the disbursement of such shares shall be made through cash contribution of their total par value, that is, Euros 107,077.50, and of the corresponding total share premium, that is,€ 826,922.50 (amounting to a total sum of € 934,000), into the bank account number ES43-0049-0133-1120-1069-4591 of the Company at Banco Santander, S.A.

Once the disbursement has been made, the ownership of the newly created shares will be registered in the Shareholders Registry Book of the Company in favour of Dyadic International (USA), Inc.

b)
The entity Inveready Irmvierte Biotech II, S.C.R., S.A., with N.I.F. number A-65888232, of Spanish nationality, with its registered office at calle Cavallers, SO, 08034 Barcelona, duly represented by Mr. Roger Piqué Pijuan, in his capacity as general attorney, present at this Meeting, subscribes 5,732,449 new shares, numbered 60,692,751 to 66,425,249 both inclusive, and the disbursement of such shares shall be made through cash contribution of their total par value, that is, Euros 57,324.99 and of the corresponding total share premium, that is, € 442,675.01 (amounting to the total sum of€ 500,000), into the bank account number ES48-0128-0209-1801-0001-2303 of the Company at Bankinter, S.A

Once the disbursement has been made, the ownership of the newly created shares will be registered in the Shareholders Registry Book of the Company in favour of lnveready Inrrvierte Biotech II, S.C.R., S.A.

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The General Shareholders Meeting unanimously approves the subscription of the abovementioned shares by the entities Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R., S.A. in the manner mentioned before. Furthermore, the General Shareholders Meeting unanimously approves that the capital increase agreed shall be paid up in cash by the entities Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R, S.A., through the transfer of the 100% of the par value of the new shares subscribed by each of them and their corresponding share premium, that is, the total amount of € 1,434,000, into the before mentioned bank accounts and before the end of this date (i.e. 30 June 2017), which shall be accredited with the corresponding banking certificates.

Notwithstanding the foregoing, the General Shareholders Meeting unanimously approves that, if for any reason the par value of the total of the newly created shares and the corresponding share premium is not disbursed by the two abovementioned entities, the approved share capital increase shall not have effects, condition which is expressly accepted by the entities Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R., S.A.

By virtue of the foregoing and subject to the total disbursement of the par value and share premium of the newly created shares, the General Shareholders Meeting unanimously approves to amend Article 5 of the Bylaws, which shall be read as follows:

"ARTICLE 5.- The share capital is EUR 664,252.49, and it is divided into 66,425,24:9 SHARES, numbered from 1 to 66,425,2491 both inclusive, of EUR 0,01, par value each, indivisible and cumulative, not to be deemed securities nor represented in certificates or book entries and not to be called shares".

THIRD.- DELEGATION OF FACULTIES.

The General Shareholders Meeting unanimously approves to expressly empower the Directors of the Company, so that any of them, indistinctly, may formalise the decisions hereby adopted, especially empowering them to do everything which is necessary and convenient for their execution and performance, to sign whatever public or private documents, including tax documents, as may be necessary or convenient, and to undertake whatever actions as are suitable for their performance, until they are registered with the Commercial Registry. They are also empowered to execute public deeds of ratification, substitution and/ or clarification in the light of the verbal suggestions and/ or written opinions of the Commercial Registry.

FOURTH.- DRAFTING, READING AND APPROVAL OF THE MINUTES OF THE GENERAL SHAREHOLDERS MEETING.

And there being no further matters to be dealt, the session is adjourned so that the minutes can be drawn up and they were then read by the Secretary, being unanimously approved by all the attendees, and signed by the Secretary with the approval of the Chairman.

THE CHAIRMAN OF THE MEETING	THE SECRETARY OF THE MEETING

/s/ Pablo Gutiérrez Gómez	/s/ Ana Gómez Rodríguez
Mr. Pablo Gutiérrez Gómez	Ms. Ana Gómez Rodríguez

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EXHIBIT D2
Minutes of the Sole Shareholder of VLP

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ACTA DE CONSIGNACIÓN DE LAS DECISIONES DEL SOCIO ÚNICO DE LA SOCIEDAD VLP THE VACCINES COMPANY, S.L.U.

En Madrid, a las 9:30 a.m., el dia 30 de junio de 2017, en la calle Velázquez 12, Planta Baja, 28001, Madrid, el socio único de la sociedad VLP THE VACCINES COMPANY, S.L.U. (la "Sociedad"), la entidad BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L. (el "Socio Único"), que representa la totalidad del capital social, por medio de su rcpresentante legal D. Pablo Gutiérrez Gómcz, en calidad de consejero delegado del Socio Único.

Asimismo, asisten las siguienles entidades, debidamente representadas, a las efectos de la primera decisión a adoptar en la presente Junta:

•	La sociedad Dyadic International (USA), Inc., representada en este acto por D. Antonio Cañadas Bouwen, en su condición de apoderado especial de la misma.

/s/ Antonio Cañadas Bouwen
D. Antonio Cañadas Bouwen

•	La sociedad Inveready Innvicrte Biotcch II, S.C.R., S.A., representada en este acto por D. Roger Piqué Pijuan, en su condición de apoderado general de la misma.

/s/ Roger Piqué Pijuan
D. Roger Piqué Pijuan

En virtud de lo anterior, el Socio Único decide adoptar, al amparo del artículo 15 de la Ley de Sociedades de Capital, las siguientes
DECISIONES

PRIMERA.- AUMENTO DEL CAPITAL SOCIAL DE LA SOCIEDAD Y CORRESPONDIENTE MODIFICACIÓN ESTATUTARIA.

El Socio Único decide aumentar el capital social de la Sociedad en la cifra de SETENTA Y OCHO MIL SEISCIENTOS QUINCE EUROS CON CUARENTA CÉNTIMOS (78.615,40 €), es decir, hasta la nueva cifra de DOSCIENTOS VEINTICUATRO MIL SEISCIENTOS QUINCE EUROS CON CUARENTA CÉNTIMOS (224.615,40 Euros), mediante la creación de SETECIENTAS OCHENTA Y SEIS MIL CIENTO CINCUENTA Y CUATRO (786.154) nuevas participaciones de DIEZ CÉNTIMOS (0,10 €) de valor nominal cada una de ellas, numeradas del 1.460.001 al 2.246.154, ambos inclusive. Las nuevas participaciones se crean con una prima de asunción total de SEISCIENTOS VEINTIÚN MIL TRESCIENTOS OCHENTA Y CUATRO CON SESENTA CÉNTIMOS (621.384,60 €), es decir, aproximadamente 0,79 € por participación.

Las nuevas participaciones tendrán los mismos derechos políticos y económicos que las restantes parlicipaciones de la Sociedad actualmente en circulación.

Asimismo, en este mismo acto, el Socio Único de la Sociedad, Biotechnology Developments for Industry, S.L., de nacionalidad española, con domicilio social en avenida Francisco Vallés 8, 47151, Boecillo (Valladolid), con C.I.F. número B-47729934, constituida por tiempo indefinido mediante escritura de constitución otorgada ante el Notario de Madrid D. Jorge Prades López, el dia 22 de septiembre 2014, bajo el número 789 de orden de su protocolo e inscrita en el Registro Mercantil de Valladolid al Torno 1477, Folio 91, Hoja VA-27242 y representada en este acto por D. Pablo Gutiérrez Gómez en su calidad de consejero delegado de la rnisma, presente en la Junta, manifiesta su deseo de ejercitar parcialrnente su derecho de asunción preferente sobre las nuevas participaciones creadas en el aumento de capital de

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la Sociedad, mediante la asunción de TRESCIENTAS DIECIOCHO MIL NOVECIENTAS CINCUENTA Y CUATRO (318.954) nuevas participaciones sociales, ruimeros 1.460.001 a 1.778.954, ambos inclusive, cuyo desembolso total se realizará mediante aportación dineraria, a través de ingreso de su valor nominal total, es decir TREINTA Y UN MIL OCHOCIENTOS NOVENTA Y CINCO EUROS CON CUARENTA CÉNTIMOS (31.895,40 €), así como la prima de asunción total correspondiente, es decir, DOSCIENTOS CINCUENTA Y DOS MIL CIENTO CUATRO EUROS CON SESENTA CÉNTIMOS (252.104,60 €) (haciendo un total de 284.000 €), en la cuenta n° F.506-0128-0209-1605-0000-1193 que la Sociedad mantiene abierta en Bankinter, S.A. Adicionalmente, el Socio Único, renuncia a su derecho de asunción preferente sobre las restantes nuevas participaciones sociales que le pudieran corresponder, creadas con motivo del aumento de capital de la Sociedad. Asimismo, el Socio Único decide que las entidades Dyadic International (USA), Inc. e Inveready Innvierte Biotech II, S.C.R., S.A., presentes en la Junta y debidamente representadas a través de sus representantes legales, suscriban las restantes nuevas participaciones sociales creadas, quienes lo aceptan expresamente y asumen las nuevas participaciones, en la forma y en los términos y condiciones establecidos en el presente acuerdo decidido por el Socio Único.

Una vez realizado el desembolso, se hará constar la titularidad de las nuevas participaciones sociales a favor de BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L. en el Libra Registro de Socios de la Sociedad.

A los efectos del articulo 198.4.1 ° del Reglamento del Registro Mercantil, se hace constar que la asunción de las restantes nuevas participaciones, mediante su desembolso íntegro por su valor nominal total así coma la prima correspondiente, se lleva a cabo mediante aportación dineraria coma sigue:

a)
La sociedad Dyadic International (USA), Inc., con número de identificación (EIN)65-0645993, de nacionalidad estadounidense, con domicilio social en calle 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-USA, representada en este acto par D. Antonio Cañadas Bouwen en su calidad de apoderado especial de la misma, presente en la Junta, asume SETENTA Y CUATRO MIL CIENTO VEINTITRÉS (74.123) nuevas participacioncs sociales, nurncros 1.778.955 a l1.853.077, ambos inclusive, cuyo desembolso total realizará mediante aportación dineraria, a través del ingreso de su valor nominal total, es decir, SIETE MIL CUATROCIENTOS DOCE EUROS CON TREINTA CÉNTIMOS (7.412,30 €),asi coma la prima total corresporidiertte, es declr, CINCUENTA Y OCHO MIL QUlNIENTOS OCHENTA Y SIETE EUROS CON SETENTA CÉNTIMOS (58.587,70 €) (hacienda un total de 66.000 €), en la cuenta n°          que la Sociedad mantiene abierta en el Banco Santander, S.A.

Una vez realizado el deserobolso, se hara coristar la titularidad de las nuevas participaciones socialos a favor de Dyadic International (USA), Inc. en cl Libra Registro de Socios de la Sociedad.

b)
La sociedad Inveready Innvierte Biotech II, S.C.R., S.A., con N.I.F. rrumero A-65888232, de nadonalidad espariola, con domicilio social en ca1le Cavaliers, 50,08034 Barcelona, representada en este acto par D. Roger Pique Pijuan en su calidad de apodcrado general de la misma, presente en la Junta, asume TRESCIENTAS NOVENTA Y TRES MIL SETENTA Y SIETE (393.077) nuevas participacioncs sodales, rurmeros 1.853.078 al 2.246.154, ambos inclusive, cuyo desembolso total realizara mediante aportación dineraria, a traves del ingreso de su valor nominal total, es decir, TREINTA Y NUEVE MIL TRESCIENTOS SIETE EUROS CON SETENTA CÉNTIMOS (39.307,70 €), asf coma la prima total correspondiente, es decir, TRFSCIENTOS DIEZ MIL SEISCIENTOS NOVENTA Y DOS EUROS CON TREINT A CÉNTIMOS (310.692,30 €) (hacienda un total de 350.000 €), en la cuenta n°          que la Sociedad mantiene abierta en Bankinter, S.A.

Una vez realizado el desembolso, se hará constar la titularidad de las nuevas participaciones sociales a favor de Inveready Innvierte Biotech II, S.C.R., S.A., en el Libro Registro de Socios de la Sociedad.

El Socio Único decide que se lleve a cabo la asunción de las anteriores participaciones y sus respectivas primas por las entidades Biotechnology Developments for Industry S.L., Dyadic lntemational (USA), Inc. e In.veready Innvierte Biotech TI, S.C.R., S.A en la forma an.terionnente mencionada. Asimisrno, el Socio Único decide que el aumento de capital acordado debera ser desembolsado en metalico por las entidades Biotechnology Developments for Industry S.L., Dyadic International (USA), Inc. e Inveready Innvierte Biotcch U, S.C.R., S.A, mediante ingreso del 100% del valor nominal de las nuevas participaciones que cada uno de ellos ha suscrito y de sus respectivas

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primas, es decir, par el importe total de SETECIENTOS MIL EUROS (700.000 €), en las cuentas bancarias antes resefiadas y antes del final del dia de hoy (i.e. 30 de junio de 2017), lo que se acreditara con las correspondientes certificados bancarios.

No obstante lo anterior, el Socio Unico decide que si por cualquier motivo no se desembolsase par las tres entidades arriba referidas el valor nominal y la prima de asunción correspondiente a la totalidad de las nuevas participaciones sociales creadas, la ampliación de capital del presente acuerdo quedara sin efecto, lo cual es expresamente aceptado por las entidades Biotechnology Develompents for Industry, S.L., Dyadic International (USA), Inc. e Inveready Innvierte Biotech II, S.C.R., S.A.

Como consecuencia de lo anterior, y condicionado al efectivo desembolso del valor nominal total de las participaciones y de sus respectivas primas, objeto del presente aumento de capital, el Socio Único decide modificar el articulo 5° de los estatutos sociales de Ia Sociedad, el cual quedará con la siguiente nueva redación:

"Articulo 5°.- Capital social y participaciones sociales. El capital social. queda fijado en la cifra de DOSCIENTOS VEINTICUATRO MIL SEISCIENTOS QUINCE EUROS CON CUARENTA CENTIMOS (224.615,40 Euros), totalmente desembolsados y esta dividido en DOS MILLONES DOSCIENTAS CUARENTA Y SEIS MIL CIENTO CINCUENTA Y CUATR (2.246.154) participaciones sociales, de DIEZ CENTIMOS (0,10 Euros) de valor nominal, cada una, numeradas correlativamente del 1 al 2.246.154, ambos inclusive, que no podran esiar represeniadas por media de titulos, ni de anotaciones en cuenia, ni denominarse acciones",

SEGUNDA.- DELEGACIÓN DE FACULTADES.

El Socio Unico decide facultar a cualquiera de los miembros del órgano de administracicn de la Sociedad para que, cualquiera de ellos, pueda, en su caso, elevar a publico las decisiones adoptadas, facultandoles especialmente en todo lo necesarlo y conveniente para su ejecución, desarrollo y cumplimiento, para firmar cuantos documentos publicos o privados, incluidos los de indole fiscal, sean precises o convenientes para su mejor ejecución hasta llegar a su inscripcion en el Registro Mercantil, pudiendo otorgar incluso escrituras de ratificación, subsanación y/o aclaración a la vista de las sugerendas verbales y/o la calificación escrita del Registrador Mercantil.

Lo que se consigna en el presente acta, de conformidad con lo previsto en el arnticulo 15 LSC y el articulo 97.2 del Reglamento del Registro Mercantil, siendo dicha acta leida y firmada en prueba de conformidad por el representante del Socio Unico, en el lugar y la fecha citados en el encabezamiento.

El Socio Unico

/s/ Pablo Gutiérrez Gómez
Biotechnology Developments for Industry, S.L., a través de su representante D. Pablo Gutiérrez Gómez

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MINUTES OF THE DECISIONS OF THE SOLE SHAREHOLDER OF THE COMPANY VLP THE VACCINES COMPANY, S.L.U.

In Madrid, at 9:30 a.m., on 30 June 2017, al calle Velázquez 12, Planta Baja, 28001, the sole shareholder of the company VLP THE VACCINES COMPANY, S.L.U. (the "Company"), the company BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L. (the "Sole Shareholder"), representing the entire share capital, duly represented by its representative Mr. Pablo Gutierrez G6mez in his capacity as Managing Director of the Sole Shareholder.

Furthermore, the following entities attend, duly represented, for the purpose of the first decision to be approved at the Meeting.

•	The entity Dyadic International (USA), Inc., duly represented by Mr. Antonio Cañadas Bouwen, in his condition of Managrng Director.

/s/ Antonio Cañadas Bouwen
D. Antonio Cañadas Bouwen

•	The entity Inveready Innvierte Biotech II, S.C.R., S.A., duly represented by Mr. Roger Piqué Pijuan, in his condition of general attorney.

/s/ Roger Piqué Pijuan
D. Roger Piqué Pijuan

Pursuant to the abovementioned, the Sole Shareholder adopts, according to article 15 of the Spanish Companies Act, the following

DECISIONS

FIRST.- SHARE CAPITAL INCREASE OF THE COMPANY AND AMENDMENT OF THE COMPANY'S BY-LAWS.

The Sole Shareholder decides to increase the share capital of the Company in the amount of EUR 78,615.40 that is, to the amount of EUR 224,615.40 by issuing 786,154 new shares, each with a par value of EUR 0.10, numbered consecutively from 1,460,001 to 2,246,154, both inclusive. The new shares are created with. a total share premium amounting to EUR 621,384.60, that is, EUR 0.79 per share.

The new shares will have the same economic and political rights that the existing shares of the Company.

Furthermore, in this act, the Sole Shareholder of the Company, the company Biotechnology Developments for Industry, S.L., of Spanish nationality, with C.I.F. number B-47729934, and with registered office at avenida Francisco Valles 8, 47151, Boecillo (Valladolid), incorporated for an indefinite term by the Public Deed granted before the Notary from Madrid Mr. Jorge Prades López, on 22 September 2014, under number 789 of his records, and duly registered at the Commercial Registry of Valladolid, on Volume 1477, Sheet 91, Page VA-27242 and duly represented in this act by Mr. Pablo Gutiérrez Górnez in his capacity as Managing Director, present at this Meeting, represents his will to partially exercise his pre-emptive subscription right over the new shares issued by the capital increase, by the subscription of 318,954 new shares, numbered from 1,460,001 to 1,778,954, both inclusive, and the disbursement of such shares shall be made through cash contribution of their total par value, that is, EUR 31,895.40, and of the corresponding total share premium, that is, EUR 252,104.60 (amounting to the total sum of EUR 284,000), into the bank account number ES06-0128-0209-1605-0000-1193of the Company at Bankinter, S.A.

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Additionally, the Sole Shareholder resigns to his pre-emptive right over the remaining new shares created by virtue of the capital increase of the Company. Furthermore, the Sole Shareholder decides that the entities Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R.L S.A., present at this Meeting and duly represented by their legal representatives, subscribe the remaining new shares created, and they expressly accept and subscribe the new shares in the manner and under the terms and conditions established in this resolution.

Once the disbursement has been made, the ownership of the newly created shares will be registered in the Shareholders Registry Book of the Company in favour of Biotechnology Developments for Industry, S.L.

Pursuant to the Article 198.4.1° of the Commercial Registry Regulations, it establishes that the subscription of the remaining new shares, by the total disbursement of its par value as well as its relevant share premium, it is performed by the following cash contribution as follows:

a)
The entity Dyadic International (USA), Inc., with company identification number (EIN) 65-0645993, of American nationality, with its registered office at calle 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477-USA, duly represented by Mr. Antonio Cañadas in his capacity as Special Attorney, present at this Meeting, subscribes 74,123 new shares, numbered from 1,778,955 to 1,853,077, both inclusive, and the disbursement of such shares shall be made through cash contribution of their total par value, that is, EUR 7,412.30, and of the corresponding total share premium, that is, EUR 58,587.70 (amounting to a total sum of EUR 66,000), into the bank account number          of the Company at Banco Santander, S.A.

Once the disbursement has been made, the ownership of the newly created shares will be registered in the Shareholders Registry Book of the Company in favour of Dyadic International (USA), Inc.

b)
The entity Inveready Innvicrte Biotech II, S.C.R., S.A., with N.I.F. number A-65888232, of Spanish nationality, with its registered office at calle Cavallers, 50,08034 Barcelona, duly represented by Mr. Roger Piqué Pijuan, in his capacity as general attorney, present at this Meeting, subscribes, 393,077 new shares, numbered from 1,853,078 to 2,246,154, both inclusive, and the disbursement of such shares shall be made through cash contribution of their total par value, that is, EUR 39,307.70, and of the corresponding total share premium, that is, EUR 310,692.30 (amounting to the total sum of EUR 350,000), into the bank account number          of the Company at Bankinter, S.A.

Once the disbursement has been made, the ownership of the newly created shares will be registered in the Shareholders Registry Book of the Company in favour of Inveready Innvierte Biotcch IT, S.C.R., S.A.

The Sole Shareholder decides the subscription of the abovementioned shares and of the corresponding share premium by the entities Biotechnology Developments for Industry, S.L., Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R., S.A. in the mariner mentioned before. Furthermore, U1e Sole Shareholder decides that the capital increase agreed shall be paid up in cash by the entities Biotechnology Developments for Industry, S.L., Dyadic International (USA), Inc. and Inveready Innvierte Biotech II, S.C.R., S.A., through the transfer of the 100% of the par value of the new shares subscribed by each of them and their corresponding share premium, that is, the total amount of € 700,000, into the above mentioned bank accounts and before the end of this date (i.e. 30 June 2017), which will be accredited with the corresponding ban.king certificates.

Notwithstanding the foregoing, the Sole Shareholder decides that, if for any reason the par value of the total of the newly created shares and the corresponding share premium were not disbursed by the three abovementioned entities, the approved share capital increase would not have effects, condition which is expressly accepted by the entities Biotechnology Developments for Industry, S.L., Dyadic International (USA), Jnc, and Inveready Innvierte Biotech II, S.C.R., S.A.

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By virtue of the foregoing and subject to the total disbursement of the par value and the corresponding share premium of the newly created shares, the Sole Shareholder decides to approve to amend Article 5" of the Bylaws, which shall be read as follows:

"Article 5.- Share Capital and shares. The share capital is EUR 224,615.40, fully paid up and it is divided into 2,246,154 shares, of EUR 0.10 par value each, numbered consecutively from 1 to 2,246,154, both inclusive, not to be deemed securities nor represented in certificates or book entries and not to be called shares."

SECOND.- DELEGATION OF FACULTIES.

The Sole Shareholder decides to expressly empower any of the members of the governing body of the Company, so that any of them, indistinctly, may formalise the decisions hereby adopted, especially empowering them to do everything which is necessary and convenient for their execution and performance, to sign whatever public or private documents, including tax documents, as may be necessary or convenient, and to undertake whatever actions as are suitable for their performance, until they are registered with the Commercial Registry. They are also empowered to execute public deeds of ratification, substitution and/ or clarification in the light of the verbal suggestions and/ or written opinions of the Commercial Registry.

The precedent is herein recorded pursuant to article 15 of the Spanish Companies Act and to article 97.2 of the Commercial Registry Regulations. These minutes, after being read, are signed in prove of acceptance by the legal representative of the Sole Shareholder, in the place and on the date set forth above.

The Sole Shareholder

/s/ Pablo Gutiérrez Gómez
BIOTECHNOLOGY DEVELOPMENTS FOR INDUSTRY, S.L. hereby represented by Mr. Pablo Gutiérrez Gómez

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ARANCEL NOTARIAL. DERECHOS DEVENGAOOS. Arancel aplicable, numeros: 2, 4 Conceplo(s): CUMPLIMIENTO DE CONDICIONES Y ACUERDO DE INVERSION Base(s): VALOR(ES) DECLARADO(S)TOTAL: € (lmpuestos excluidos)

ES COPIA DE SU ORIGINAL que, bajo el número de orden al princi pio indicado, obra en el protocolo general de instrumentos públicos de DON IGNACIO MARTÍNEZ-GIL VICH, donde queda anotada. Y para LOS COMPARECIENTES, según intervienen, la expido, yo, JOSÉ LUIS MARTÍNEZ-GIL VICH, como sustituto por imposibilidad accidental de mi compañero de residencia, en doscientos veintidos folios de papel de uso exclusivo para documentos notariales, números: el del presente y los doscientos veintiun anteriores en orden ascendente correlativo de la misma serie. En Madrid, a tres de julio de dos mil diecisiete; DOY FE.

FE PÚBLICA
NOTARIAL

CONSEJO GENERAL DEL NOTARIADO ESPAÑOL

NOTARIADO
EUROPA
NIHIL PRIUS FIDE

0228705840

Notario de Madrid

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